As filed with the Securities and Exchange Commission on November 8, 2002, Commission File No. 333-90100

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURIT-E-DOC, INC.
(Name of Small Business Issuer In Its Charter)

Florida	7389	22-3779541
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

515 North Flagler Drive, #P-400, West Palm Beach Florida 33401 (561) 833-2303
(Address and Telephone Number of Principal Executive Offices)

Robert H. Barron, Chief Executive Officer
Securit-E-Doc, Inc.
515 North Flagler Drive, #P-400, West Palm Beach Florida 33401 (561) 833-2303
(Name, Address and Telephone Number of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share [1]	Proposed aggregate offering [1]	Amount of registration fee [1]
Common Stock, $.0001 par value	2,481,613[2]	$9.00	$22,334,517	$2,054.77
[1] Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 as amended (the "Act").
[2] Includes 1,500,000 Shares being offered and sold by the Registrant and 981,613 Shares to be sold by certain Selling Shareholders. The Registrant will not receive any proceeds from shares sold by selling shareholders.
The Registrant Hereby Amends This Registration Statement on Such Date or Dates as May be Necessary to Delay its Effective Date Until the Registrant Shall File a Further Amendment which Specifically States that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such Date as the Securities and Exchange Commission, Acting Pursuant to Said Section 8(a), may Determine.

Subject to Completion
Preliminary Prospectus dated November 8, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SECURIT-E-DOC, INC.

2,481,613 Shares of Common Stock

This is Securit-e-Doc, Inc.’s initial public offering. We are offering a maximum of 1,500,000 Shares and a minimum of 500,000 Shares on a self-underwritten basis, at an offering price of $9.00 per Share. Neither the NASDAQ National Market nor any national securities exchange has listed our Shares of common stock nor are our Shares subject to quotation. The Company is not a reporting company under the Securities Exchange Act of 1934.

The Offering:
This is a primary offering by the Company on a 1,5000,000 Share maximum and 500,000 Share minimum basis. Concurrently with the primary offering, Selling Shareholders are offering to sell 981,586 Shares. The secondary offering will not commence until the minimum offering is successfully completed and the Shares are listed or become subject to quotation. The completion of the primary offering and the concurrent offering by Selling Shareholders are not dependent upon one another. All subscription proceeds for the primary offering will be held in the special account pending the completion of the minimum offering and no funds shall be released to the Company until such a time as the minimum proceeds are raised. See "Plan of Distribution." The offering shall terminate on the earlier of (i) the date when the sale of the maximum 1,500,000 shares is completed or (ii) six months from the date the registration statement is declared effective. The Company in its sole discretion may terminate the offering at any time prior to or after completion of the minimum offering. If the minimum offering of 500,000 Shares is not completed during the offering period, all proceeds will be refunded to subscribers without deduction or interest. After the effective date of the registration statement and prior to the completion of at least the minimum offering, the Company does not intend to have its Shares subject to quotation or be listed on any national securities exchange. Selling Shareholders will not be able to sell any Shares in the secondary offering unless and until the minimum offering is completed during the offering period. Thereafter, Selling Shareholders will be able to sell their Shares in the market based upon the prevailing market price for the Shares from time to time. The concurrent secondary offering by Selling Shareholders at the same time as the primary offering could adversely affect the Company's ability to successfully complete the minimum offering or the sale of any additional Shares.

Proposed Symbol: SDOC	Anticipated Closing:_____, 2003.

THERE ARE SIGNIFICANT RISK FACTORS ASSOCIATED WITH THIS OFFERING BY THE COMPANY AND ANY INVESTMENT IN THE SHARES. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

	Per Share	Total Minimum	Total Maximum
Public offering price:	$9.00	$4,500,000	$13,500,000
Selling Commissions	$0.90	$450,000	$1,350,000
Proceeds before expenses to Company	$8.10	$4,050,000	$12,150,000
Proceeds to Selling Shareholders	$9.00	N/A	N/A

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

PART I

INFORMATION REQUIRED IN PROSPECTUS

ITEM 3. PROSPECTUS SUMMARY AND RISK FACTORS

This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes, before making any investment decision. This document may be used only where it is legal to sell the securities offered by this prospectus.

Our Company

Securit-e-Doc, Inc. was organized under the laws of Delaware in 2000 and was reincorporated under the laws of Florida on October 26, 2000. Securit-e-Doc, Inc. is also referred to as "we", "us", "our" or the "Company", as the case may be. Our goal is to become a leading provider of secure encryption software to transport and/or store any kind of electronic documents/files. To achieve this goal, we intend to utilize the technology we have developed. We have developed and have a patent pending for our Secure Information Transport Technology ("SITT®"), which is encryption delivery software. This end-user encryption process has been incorporated into our software application enabling the secure transmission of electronic files or other electronic information over the Internet or other open networks. We believe that our encryption software product can be applied in all areas where digital information needs to be securely stored, transported, and delivered using  the Internet or open networks.

Our S-DOC™ server system does not require that users have software installed on the their computers. Our system allows any authorized user access to files and/or documents from any web browser. Our encryption software provides users with global access on a secured basis to transmit and store data.

We have invested in the development of our software product and expansion of our business in order to become a leading provider of secure encryption software and pursue our market opportunity. To date, we have only generated insignificant revenues from the sale of our software product. We have a history of operating losses and an accumulated deficit of $6,410,304 during the development stage through June 30, 2002. As a result, we received a going concern qualification from our independent accountants. See "Summary Financial Information" and "Risk Factors" - We Have Never Had Revenues; We Expect Our Net Losses to Continue.

Market Opportunity

We believe that we have created a cost-effective software solution that enables our S-DOC™ application to be easily integrated by our clients into their web-based networks. S-DOC™ needs only a network-connected server with Securit-e-Doc software installed, to securely transport and store digital files or messages accessible from any web browser. While the majority of businesses today still rely on paper-based delivery of their information, we believe that the market for secure information delivery and accessibility is positioned for significant growth within the next five years. Health Information Portability and Accountability Act ("HIPAA") and other government regulations are increasingly requiring on-line security solutions in industries such as healthcare, government and financial services, which further drives the development of security solutions. The overall market for information security solutions is expected to increase significantly.

Our encryption software is based on an Internet client interface, a recipient e-mail notification system and our SITT® technology, which we believe is superior to other data protection and encryption technologies. Our belief is based upon the fact that it is a server-based technology and needs only a standard client browser program, such as the Microsoft Internet Explorer or Netscape, to allow the secure encryption, transport and/or storage of any type of electronic file.

Our S-DOC™ software solution does not require its clients to have any specialized software and allows any authorized user access to files and/or documents from any web browser on any computer connected to the Internet or other open networks. Our solution provides users with secure global access and highly protected point-to-point communications solutions, as well as a secure data store. We believe that a key feature that differentiates our security software from other competitors is the implementation of our SITT® encryption/compression delivery system. This system eliminates the need to implement a complex solution, such as a Public Key Infrastructure or PKI to protect data and also eliminates the need for information security dependent on third parties. See the discussion below under "Description of Business".

We intend to form strategic alliances to ensure broad application and platform support for our encryption software product and services. We believe that our S-DOC™ software solution combined with our intended strategic alliances provide a complete solution to address the rapidly growing Internet security software and services market.

Business Strategy

Our business objective is to become a leading provider of secure encryption software for businesses and government agencies in the US. To pursue our objective, we are focusing on the following initiatives:

Build our business by:
- obtaining sufficient financing to grow our business;
- developing a strong brand and reputation for our encryption software; and
- attracting and retaining clients that are leaders in their respective fields.

Generate and subsequently diversify our revenue by:
- establishing our products as the leading solution for secure file delivery and storage;
- increase the size and effectiveness of our sales and distribution methods;
- expand our target customer base; and
- creating a revenue sharing programs for ASP’s.

Leverage our strategic relationships by:
- developing new strategic partnerships and alliances;
- developing additional products and technologies;
- pursuing licensing agreements with other software manufacturers; and
- entering into joint ventures for particular markets that may develop for our products.

As of the date of this prospectus, we have not generated revenues nor have we successfully implemented our strategies and there can be no assurance that any of the strategies will be successfully effectuated in the near future or at all. Reference is made to "Certain Relationships and Related Transactions below.

The successful implementation of the foregoing strategies are subject to a number of risks. There are Industry Risks, Company Risks and Investment Risks. Industry Risks include, among others, "Highly Competitive and Rapidly Changing Industry", "Market for our Product may not Develop", "Dependence on Proprietary Rights"; Company Risks include "Limited Operating History", "We Have Not Generated Revenues; We Expect Our Net Losses to Continue",  "Current Assets Exceed Current Liabilities", "Only Limited Client Base" and "Dependence Upon Offering Proceeds"; Investment Risks include "Our Primary Offering is Self-Underwritten-No Underwriter Due Diligence", "Self-Underwritten Offerings More Difficult than Underwritten Offerings", and "No Public Market for Shares; Risks of Self-Underwritten Primary and Concurrent Secondary Offering".

Potential investors should carefully read the disclosure under "Risk Factors" below.

The Offering

Our primary offering is self-underwritten on a 1,500,000 Share maximum and 500,000 Share minimum basis at an offering price of $9.00 per Share. We have not engaged an underwriter or broker-dealer to offer or sell our Shares in our primary offering. In the event that we engage an underwriter or broker-dealer in connection with this offering, we will amend this registration statement with updated disclosure regarding the terms and conditions of any underwriting agreement or arrangement with any broker-dealer. We will utilize Robert H. Barron, our Chairman, CEO and President and Walter Brannock, our Executive Vice President of Operations and a director, as well as two employees who will report directly to Messrs. Barron and Brannock, to undertake our efforts to market and sell the Shares in the primary offering to the public. Neither Messrs. Barron and Brannock nor the two employees will be compensated in connection with their participation by the payment of commissions or other remuneration based directly or indirectly on transactions in our Shares. We have determined that subscriptions for the minimum of 500,000 Shares must be received prior to the initial closing and our receipt and any use of the net proceeds from such minimum offering. Even if purchasers subscribe to buy the minimum 500,000 Shares, we may not be able to sell any other additional Shares pursuant to this primary offering because of the concurrent secondary offering by Selling Shareholders of a total of 981,586 Shares. We do not intend to apply for listing of our Shares on any exchange nor have any quotations for our Shares unless and until we close on the minimum offering during the offering period. If we do not raise sufficient proceeds from our primary offering, we may not be able to proceed with our proposed  plan of operations. See "Use of Proceeds", "Management's Discussion and Analysis" and "Plan of Distribution" below.

Common stock outstanding prior to offering	36,231,345 Shares (1)(2)
Common stock offered by the Company:	1,500,000 Share Maximum/500,000 Share Minimum
Common stock offered by Selling Shareholders:	981,586 Shares
Shares outstanding after the offering:	37,731,345 Shares based on Maximum/36,731,345 Shares Minimum
Use of proceeds:	Marketing, Software Development, Computer Software and Hardware, Repayment of Debt, General and Administrative, and Working Capital. We will not receive any proceeds from the sale of the Shares being offered by Selling Shareholders. See "Use of Proceeds" below.
Risk factors:	See "Risk Factors" and other information included in this prospectus for a discussion before deciding to invest in our Shares.
Proposed symbol	"SDOC"
Dividend policy	We intend to retain all future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future.
(1) The number of Shares that will be outstanding after the offering, assuming the sale of the maximum, does not include 2,399,725 Shares issuable upon exercise of options/warrants. The options provide for an exercise price per share equal to a discount from the market price of our common stock at the day of exercise. To date, there is no public market for the Company's Shares and there can be no assurance that we will be able to successfully complete the minimum offering or that a public market for our Shares will develop or be sustained. The exact exercise price for our outstanding options/warrants therefore cannot be determined at the date of this prospectus. As of the date of this prospectus, the outstanding options and warrants may be exercised at a discount of from 10% to 75% from the offering price. After a trading market commences, the options and warrants will be exercisable based upon the applicable discount from the market price from time to time. At the date of this prospectus, the Company does not have an underwriter and the number of Shares to be outstanding does not assume that this offering shall involve any underwriters' over-allotment option. If the Company engages an underwriter in connection with this offering, and the offering provides for an over-allotment option, which is exercised in whole or in part, we will issue and sell additional Shares. In addition, any underwriting agreement may also provide for the issuance of underwriter warrants.
2. Reference is made "Description of Securities" below.
The Company's website is : www.securit-e-doc.com

Summary Financial Information

	Period ended June 30, 2002 (Unaudited)	Year ended December 31, 2001	For the Period from Inception March 9, 2000 to December 31, 2000
Statement of Operations Data:
Revenues	$-	$-	$-
Loss from operations	(1,352,838)	(2,971,400)	(4,156,669)
Net loss attributable to common stockholders	(1,358,815)	(3,020,752)	(4,204,772)
Basic and diluted net loss per share	(0.04)	(0.10)	(0.14)
Shares used in computing basic and diluted net loss per share	36,621,178	30,226,427	29,351,514
Pro forma basic and diluted net loss per share/maximum offering	(0.04)	(0.10)
Pro forma basic and diluted net loss per share/minimum offering	(0.04)	(0.10)
Shares used in computing pro forma basic and diluted net loss per share maximum offering	38,121,178	30,226,427
Shares used in computing pro forma basic and diluted net loss per share minimum offering	37,121,178	30,226,427

	Actual at June 30, 2002	Pro Forma As Adjusted for $9.00 per Share and Maximum Offering (unaudited)	Pro Forma As Adjusted for $9.00 per Share and Minimum Offering (unaudited)
Balance Sheet Data:
Cash and cash equivalents	$40,994	$13,540,994	$4,540,994
Working capital	(1,006,178)	12,490,144	3,490,144
Total assets	909,229	14,639,440	5,639,440
Total stockholders’ equity (deficit)	10,407	13,588,590	4,588,590

For an explanation of the determination of the number of Shares used in computing per share data refer to Note B of the Notes to Financial Statements. The "as adjusted" amounts above give effect to the sale of the 1,500,000 Shares or 500,000 Shares Minimum offered hereby at an assumed public offering price of $9.00 per Share (less commissions and estimated offering expenses). Further information can also be found in "Use of Proceeds" below.

RISK FACTORS

This offering pursuant to the prospectus involves a high degree of risk and investors who can afford to lose their entire investment should make any investment in the Shares offered hereby. Each investor should carefully consider the risks and uncertainties discussed below and information in this prospectus before deciding to confirm their investment in the Company's securities. The following does not purport to be exclusive or to summarize all risks that may be associated with purchasing or owning the Company's securities. Each investor is advised and expected to conduct its own investigation into the Company and to arrive at an independent evaluation of an investment in the Shares. This prospectus is provided for assistance only and should be read in its entirety. This prospectus is not intended to be, and must not be taken as, a recommendation to purchase any Shares or as the basis for an investment.

INDUSTRY RISK

Highly Competitive and Rapidly Changing Markets.

The market for secure online encryption software is new, rapidly evolving and highly competitive. This market is characterized by various products and solutions already in the market and with which we will have to compete. This market includes products offered by major competitors such as Tumbleweed Communications Corp., Blue Tie, Inc., Certified Mail.com, Inc. and Wellance Ltd. If we are successful in entering into this market with our new software products, of which there can be no assurance, we anticipate competition in the future from other companies as the industry for encryption software products matures. Competition may be expected to significantly increase as companies with which we must compete improve their software products and as new participants enter the market. Virtually all of our current and potential competitors have longer operating histories, established client bases and significantly greater financial, marketing and other resources. Additionally, these competitors have research and development capabilities that may allow them to develop products that compete with our products. Our product must compete with traditional mail and courier delivery services and general-purpose e-mail applications and services. Our direct competition comes from secure online communication service providers such as DigiSafe Pte, Ltd., Valicert, Inc., Critical Path, Inc., CSI S.rl. and ZixIt Corporation. In addition, other companies which  do not presently compete with our product may become competitors in the future. Our inability to compete successfully against current and future competitors could materially and adversely affect our business, prospects, financial condition and results of operations.

Markets for Our Product Are New and May Not Develop.

The market for our software is new and evolving. If such market fails to develop and grow, or if our products do not gain broad market acceptance, our business, financial condition and operating results will be materially and adversely affected. In particular, our success will depend upon the acceptance of our secure online file delivery and storage product, of which there can be no assurance. The adoption and use of our encryption software product will require changes in the manner in which our potential clients have traditionally exchanged information. In addition, our plan includes reliance upon third party resellers to market our product. It is difficult to assess, or to predict with any assurance, the present and future size of the potential market for our encryption product. We cannot predict whether we will achieve market acceptance. Our ability to achieve our goals also depends upon market acceptance of future enhancements of our products as developed. Any enhancement that is not favorably received by the market may adversely affect any ability to generate present and future revenues. To date we have generated only insignificant revenues from the sale of our encryption software product.

Future Governmental Regulations May Adversely Affect Our Business.

We are not currently subject to direct regulation by any domestic or foreign governmental agency. Our business to a large extent is dependent on the Internet and in the event that laws and regulations are adopted with respect to the Internet covering issues such as user privacy, Internet transaction taxation, pricing, content, copyrights, distribution and characteristics and quality of products and services, we could be adversely affected. Growth in online commerce may result in additional consumer protection laws adversely affect companies conducting business online. The Federal Communications Commission ("FCC") could determine that the Internet is subject to regulation and may determine that ISP’s are subject to certain access charges or fees for carrying Internet traffic over the public switched telephone network. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our secure online delivery and storage product and increase our cost of doing business, or otherwise have a material adverse effect on our business, financial condition and results of operations.

Permits or licenses may be required from federal, state, local or foreign governmental authorities to operate or to sell some products for use on the Internet. We may not be able to obtain these permits or licenses on a timely basis, if at all. We may be required to comply with future U.S. and/or international laws and regulations relating to conducting commerce or data transport on the Internet.  It may not be possible to comply with any new laws and regulations, if adopted, in order for us to conduct our planned operations.

Future Import and Export Controls May Adversely Effect our Business.

We may seek to market our encryption software outside of the United States. The U.S. and various foreign governments generally restrict exports of software products utilizing encryption technology. All cryptographic products require export licenses from certain U.S. government agencies. At present, we are not selling or exporting our secure online file delivery and storage product. In the event that we seek to export our product to foreign countries, we may be required to apply for the necessary license exceptions or other approvals with the Bureau of Export Administration of the U.S. Department of Commerce and we may not be able to obtain necessary export approvals. The inability to obtain required approvals could limit our ability to make international sales. Additionally, countries outside of the U.S. could impose regulatory restrictions impairing our ability to import our products into those countries.

Internet Fees Could Increase Costs.

Certain local telephone carriers have asserted that increased use of the Internet has burdened the existing telecommunications infrastructure and areas with high Internet use have resulted in interruption of telephone service. Certain local carriers have petitioned the FCC to impose access fees on ISP’s and online service providers. If access fees are imposed, the costs of communicating on the Internet could increase substantially, potentially slowing the use of the Internet, which could materially adversely affect potential demand for our product or increase our costs of doing business.

Potential Legal Liability for Internet Content.

We do not and cannot screen any of the files transmitted by users of our encryption software. As a provider of Internet-based communication software, we may face potential legal liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials transmitted online. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could be costly and could require us to implement measures to reduce exposure to this liability. We currently do not have insurance coverage for any claims or liabilities resulting from online content. In the event that such claims are asserted, we may be materially adversely affected, especially if we are required to expend limited financial resources.

Furthermore, certain foreign governments have enforced laws and regulations related to content distributed over the Internet that may be stricter than those currently in place in the U.S. Other countries regulate or prohibit transmission of telephonic data in their territories. Failure to comply with foreign regulations to which we may become subject could result in fines or criminal penalties or the termination of service in one or more jurisdictions. Any increased legal or regulatory attention as a result of litigation or threatened litigation could adversely impact the growth of Internet use.

Dependence on Proprietary Rights.

We rely and will rely on a combination of laws applicable to copyright, trademark and trade secrets and contractual restrictions to establish and protect our proprietary technology. Utility patents have been filed with the U.S. Patent and Trademark Office with respect to the SITT® technology and the Securit-e-Doc® System; however, currently we do not have any issued patents. Therefore, our proprietary software technology is not patent protected at this time. Our only protection, if any, would be under common law trade secret and copyright laws. In addition, trademarks have been registered with the United States Patent and Trademark Office for the Securit-e-Doc® and SITT® marks. The trademark, S-DOC™, has been filed with the U.S. Patent and Trademark Office. There can be no assurance that any steps taken by us will be adequate to prevent misappropriation of our technology or other proprietary rights, or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In addition, there can be no assurance that licenses for any intellectual property that might be required in connection with the development of our products would be available on acceptable terms if at all. Although we do not believe that the use of technology in our business infringes on the rights of any third parties, and to date, no third party has asserted any infringement or other such claims against us, there can be no assurance that third parties will not assert such claims against us in the future or that any such claims, if made, will not be successful. We are aware that patents have been recently granted to others based on fundamental technologies in the software encryption area, and patents may be issued which relate to fundamental technologies incorporated in our products. Because patent applications in the United States filed before November 29, 2000 are not publicly disclosed until the relevant patent is issued, or if filed after November 29, 2000, are not publicly disclosed until 18 months after such filing, applications may have been filed which, if issued as patents, could relate to our products. We could incur substantial costs and diversion of resources in defending or pursuing any claims relating to proprietary rights, which would materially and adversely affect our business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to sell our products in the United States. Such a judgment could materially and adversely affect our business, financial condition and results of operations.

COMPANY RISK

Limited Operating History.

We were incorporated under the laws of Delaware on March 9, 2000, and were reincorporated in the State of Florida on October 26, 2000. Other than our development of our proprietary encryption software product, we have only been involved in pre-marketing activities related to the development of our software and pursuit of our business plan. Accordingly, we have only a limited operating history for you to evaluate our business. You must consider the risks, expenses and uncertainties that an early development stage company like ours faces in the rapidly evolving web based software and Internet industries. In order to address these risks successfully, we must:

- attract a large group of users of Securit-e-Doc®
- develop effective strategic relationships;
- respond effectively to competitive pressures;
- develop and upgrade our technology; and
- attract, retain and motivate qualified personnel.

There can be no assurance that the Company will be able to successfully address such risks, and the failure to do so could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

We Have Not Generated Revenues; We Expect Our Net Losses to Continue.

We have generated no revenues to date and, as of June 30, 2002, have incurred an accumulated deficit of $6,410,304 since inception on March 9, 2000. We intend to allocate significant financial and management resources on our continued product development, sales and marketing, development of strategic relationships, operations and repayment of debt. As a result, we expect to incur additional losses and continued negative cash flow from operations for the foreseeable future. Our success will depend in large part upon our ability to generate sufficient revenues to achieve profitability, positive cash flow from operations and to develop and expand our client base. If we do not succeed, we may not achieve profitability or positive cash flow from operations. If we do not generate sufficient revenues then our business prospects, financial condition and results of operations will be materially and adversely affected. To date, we have relied upon funds generated from the sale of our Shares and loans from related parties to fund our business operations. See "Recent Sales of Unregistered Securities" and "Certain Relationships and Related Transactions" below. The opinion of the certified public accountant accompanying the audited financial statements attached hereto is a "qualified" opinion, which indicates that the Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern.

Current Assets Exceed Current Liabilities.

As set forth in Note T to the Notes to Financial Statements for our year ended December 31, 2001, the financial statements are presented on the basis that the Company is a going concern. The concept of "going concern" contemplates the ability for realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The financial statements for such period show that the current liabilities exceed current assets by approximately $1.9 million at December 31, 2001 and that the Company has incurred net operating losses since inception. It has not established revenues sufficient to cover operating costs and to allow it to continue as a going concern. If the Company is unable to generate revenues to cover operating costs, its ability to continue as a going concern is in question and the Company and potential investors could be materially adversely affected.

Limited Number of Clients Will Initially Account for a High Percentage of Our Anticipated Revenue.

We currently have a limited number of clients, and have not generated revenues from these clients. There can be no assurance that we will obtain any additional clients in the near future or otherwise. To the extent that we obtain additional clients, we believe that at least initially a limited number of clients will account for a high percentage of any revenues that we generate, of which there can be no assurance. Further, any future loss of one or more of our clients and/or the failure to attract new clients on a timely basis, or a reduction in usage and any future revenue associated with existing or proposed clients may materially and adversely affect our business, financial condition and results of operations.

Dependence Upon Offering Proceeds.

We are dependent upon the successful completion of at least the minimum offering and/or receipt of other sources of financing in order for us to pursue our business plan. Our business plan requires allocation of  substantial managerial, operational and financial resources, which resources are presently limited. To accommodate this growth, we must implement new or upgraded operating and financial systems, procedures and controls throughout our business. Our failure to successfully complete at least the minimum offering could materially and adversely affect our business, financial condition and results of operations. Moreover, our systems, procedures and controls may not be adequate to support our future operations and our management may not be able to achieve the rapid execution necessary to fully exploit any market opportunity that exist for our products and services.

Dependence on Hiring Qualified  Personnel.

We currently have 31 full-time employees including our management. We are highly dependent upon our ability to attract and retain qualified management, marketing and technical personnel. In order to develop our operations, we estimate that we will need to hire during the next twelve months additional employees, principally for management, financial, marketing and technical services, which will require substantial financial resources. There is intense competition for qualified personnel in our industry. We will need to recruit, train and retain employees, particularly employees with technical, financial and sales and marketing backgrounds, client services, human resources and communications. We may not be able to attract and thereafter retain the staff we need., and there is no assurance that we will be able to hire required qualified individuals, the failure of which could materially and adversely affect our business, financial condition and results of operations. The loss of services of any individuals who are employed by us during our development stage to provide services to the Company could have a material adverse effect on our business, prospects, financial condition and results of operations. Other than with Mr. Barron, we currently have no written employment agreements with our other officers or employees. See the discussion under "Directors, Executive Officers, Promoters and Control Persons" below. In an effort to attract new employees and officers and to retain and motivate our existing employees and officers, some persons were issued restricted Shares that are not registered under the Act in exchange for services. The Company may, in the future, offer such individuals stock options, warrants or other securities of the Company with exercise or purchase prices lower than the offering price of our Shares provided in this prospectus. This may result in a compensation expense reportable in our Statements of Operations.

Need to Develop Brand Recognition.

We are highly dependent on our ability to establish and thereafter maintain our brand. Any event or circumstance that negatively impacts our brand could have a direct and material adverse effect on our business, results of operations and financial condition. As competitive pressures in the software and Internet industries increase, we believe that brand strength will become increasingly important. The reputation of the Securit-e-Doc® and SITT® brands will depend on our ability to provide high-quality products and service for our clients and end-users. No assurance can be given that we will be successful in establishing and maintaining our brand and if clients are not satisfied with our quality, their negative experiences might result in publicity that could damage our reputation at a time that we are seeking to establish a high-quality brand recognition. To date, the Company has not undertaken any significant activity to develop its brand and the Company does not currently have the financial resources to do so. If we expend our limited resources in our effort to build the Securit-e-Doc® brand and do not generate sufficient revenues, if we fail to obtain additional financing to effectively promote our brand, or if we otherwise fail to promote our brand successfully, our competitive position would suffer resulting in a materially adverse effect on our business, operating results and financial condition.

Dependence on Strategic Third-Party Relationships.

One of our goals is to establish relationships with value-added resellers (VAR) or solution providers, health/medical institutions, financial institutions, law firms, accounting firms, and application service providers. We will be dependent to a significant extent on our ability to establish and maintain such third-party relationships. To date, we have only entered into a limited number of agreements with VARs and our efforts to obtain additional VARs and other third-party agreements may not be successful. These agreements are not exclusive and our competitors may seek to use the same parties which could adversely impact our relationships. If the parties with which we have these relationships do not adequately perform and generate sales on our behalf,  our business, prospects, financial condition and results of operations could be materially and adversely affected.

Internet Service Providers May Compete or Fail to Promote Our Product.

We anticipate that any Internet service provider clients for our products for the communication of third-party documents and data would be a significant source of any revenue we may achieve. If these clients do not effectively promote the use of Securit-e-Doc® and SITT® to their end-users, the adoption of our products and our revenue generating ability could be limited. If our contracts with our approved Internet service provider clients are non-exclusive, these clients could elect to offer competing secure online file delivery and storage products and services to their clients through our existing or future competitors, which could adversely affect our business, operating results and financial condition.

Adequate Support Services Required to Secure and Retain Clients.

If we do not adequately assess and service client requirements, we may not be able to secure and retain clients. Our encryption software must be integrated with our clients’ existing hardware and software products. Due to our limited financial and other resources, there can be no assurance that we will be able to provide the support necessary to effectively service their needs, which could adversely impact our business, financial condition and results of operations would be materially and adversely affected.

Dependence Upon Internet Growth for Sales.

If the Internet does not continue to grow, we will have fewer potential clients for our encryption software product. The development of adequate Internet infrastructure, including reliable networks and related technology with high speed, data capacity and other features is necessary for our growth.  Because the online exchange of information is new and evolving, the Internet may not prove to be a viable platform for secure online file delivery and storage products in the long term. The Internet has experienced, and is expected to continue to experience, significant growth in the numbers of users and volume of traffic. As the Internet continues to experience increased numbers of users and frequency of usage, or if Internet users require increasingly more bandwidth and speed, the present Internet infrastructure may not be able to support the demands placed on it. As a result, the performance or reliability of the Internet and related applications such as our secure online file delivery and storage products may be adversely affected. This could decrease the level of Internet usage and also the level of utilization of our products.

Potential Liabilities Resulting From Software Failure.

Many business and individuals who use the Internet demand privacy and confidentiality with respect to the storing, processing and transmission of information, particularly if they pay for security products such as our secure online file delivery and storage products. A security breach of Securit-e-Doc® or associated hardware that supports Securit-e-Doc® that might jeopardize the confidentiality of information, would damage our reputation and expose us to potential litigation and liability, which would materially and adversely affect our business, financial condition and results of operations.

Performance and Internet Problems Could Severely Damage Our Business.

The ability of our clients to use Securit-e-Doc® software depends on stable product performance, and the efficient and uninterrupted operation of the computer and communications hardware as well as the software and Internet network systems that they maintain. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and the Internet could face similar outages and delays in the future. Although our ability to manage the effects of system failures which occur in computer hardware, software and network systems is limited, the occurrences of these failures could materially and adversely affect our reputation, business, financial condition and operations.

Product Errors Could Damage Client Base and Reduce Market Acceptance.

Securit-e-Doc® proprietary software is complex and potential defects and errors could only be detected when in use by clients. If any future clients require enhanced or customized encryption software their specific needs, our product modifications may increase the likelihood of undetected defects or errors. Further, if we provide clients with encryption software implementation, consulting and other technical services, which may be expected to involve sophisticated software, computing and networking systems, we could fail to meet client expectations, which could result in loss of clients, clients may fail to implement our encryption software more broadly within their organization and we may experience reduced market acceptance of our encryption software.   The reputation of Securit-e-Doc® for providing good security is vital to the acceptance by clients of our products and any problems caused by product defects or security breaches could result in loss of or delay in revenue, loss of market share, failure to achieve market acceptance, diversion of research and development resources, harm to our reputation, or increased insurance, service and warranty costs. If and when any problems or defects occur, we would need to expend significant capital resources, which may not then be available at terms and conditions satisfactory to us if at all.

INVESTMENT RISK

Our Primary Offering is Self-Underwritten; No Underwriter Due Diligence.

We are registering for sale in our primary offering a total of 1,5000,000 Shares maximum and 500,000 Shares minimum, at an offering price of $9.00, on a self- underwritten basis. All proceeds will be deposited into a special account, and shall not be released to the Company unless we receive subscriptions for a minimum of $4,500,000, assuming an offering price of $9.00 per Share. We will not seek to have our Shares be listed or subject to quotation unless we receive subscriptions for the minimum offering during the offering period. We have no agreement with any underwriter or broker-dealer and therefore there has been no underwriter or broker-dealer due diligence performed with respect to the Shares offered hereby. An underwriter's due diligence involves confirming the accuracy of disclosures made in the prospectus and helping the issuer arrive at a fair offering price for the securities being offered. Persons who invest in this offering should be aware of a conflict of interest on our part as a result of the fact that there is no independent underwriter or broker-dealer which will perform due diligence, confirm the accuracy of our disclosures in this prospectus or help us arrive at a fair offering price for our Shares. See "Plan of Distribution" below.

Self-Underwritten Offerings More Difficult than Underwritten Offerings.

Our primary offering is on an self-underwritten basis. We have not engaged any underwriter or broker-dealer to offer or sell our securities for us in connection with our primary offering. If we determine to use the services of an underwriter or broker-dealers to sell our Shares, we will file an amendment to this registration statement with updated disclosure. If we use an underwriter or broker-dealer, we expect to pay such underwriter or broker-dealer selling commissions of up to 10% or the gross proceeds of their sale, and the NASD Corporate Regulation Department must review and approve any compensation arrangement. We will utilize Robert H.Barron, our Chairman, CEO and President and Walter Brannock, our Executive Vice President of Operations and a director, as well as two employees who will report directly to Messrs. Barron and Brannock, to undertake our efforts to market and sell the Shares in the primary offering to the public. Neither Messrs. Barron and Brannock nor the two employees will be compensated in connection with their participation by the payment of commissions or other remuneration based directly or indirectly on transactions in our Shares. We have set a minimum of 500,000 Shares that must be sold prior to the initial closing and our receipt of the net proceeds from such minimum offering. Even if purchasers buy the minimum 500,000 Shares, we may not be able to sell any other additional Shares pursuant to this primary offering because of the concurrent secondary offering by Selling Shareholders, among other reasons. If we do not raise a sufficient amount of funds through this primary offering, we may not be able to proceed with our proposed our plan of operations. See "Use of Proceeds" below.

No Public Market for Shares; Risks of Self-Underwritten Primary and Concurrent Secondary Offering.

There is no public market for our Shares and no assurance can be given that a market will develop or be sustained or that any shareholder will be able to liquidate an investment in our Shares without considerable delay, if at all. We do not intend to have our Shares become listed on any exchange or become subject to quotation until the minimum offering is completed. If a market for our Shares should develop, the prices for the Shares may be highly volatile. Our primary offering and the concurrent secondary offering by Selling Shareholders into the market, which secondary can commence after the minimum offering is completed and the Shares become listed or subject to quotation, may cause the market price of our Shares to decline and may also adversely effect our ability to sell additional Shares. Potential investors should carefully consider all of the risk factors discussed in this "Risk Factors" section, each of which could have a significant impact on the Company and market price of our Shares. If and when our Shares become listed or subject to quotation, the price of our Shares will be subject to fluctuation and possible decline because of the lack of an underwriter and therefore potential lack of market support, as well as the concurrent secondary offering, among other market reasons. There can be no assurance that any broker-dealer will act as a market maker of our Shares. Due to the anticipated volatility of our Shares, broker-dealers may not be willing to effect transactions in our Shares. Even if an investor finds a broker-dealer willing to effect transactions in our Shares, the costs of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the then prevailing market price, which could be lower than the offering price or purchase price paid by an investor.

Investors’ Equity Interest Will Be Substantially Diluted by Additional Issuances of Shares.

Each investor who purchases Shares pursuant to this prospectus will likely experience substantial future dilution of their equity interest in the Company, because we reasonably expect to issue additional Shares (and possibly other classes of our securities, including a series A convertible preferred stock) in connection with any future financing, as well as from the exercise of options and warrants  exercisable at a discount from the market price from time to time, which have been or may be granted by us to our officers and directors, among other dilutive events. Because there are no preemptive rights or anti-dilution privileges associated with the Shares being offered hereby, you will not have any rights to purchase our Shares in connection with any future issuances of Shares by us or otherwise. As a result, in the absence of such rights and privileges, your percentage interest in the equity of the Company will decrease as other Shares are issued. Furthermore, we may issue additional Shares in the future (including Shares issued for services) for consideration at a price per share less than the offering price per share paid in this offering. See "Description of Securities" below.

Broad Discretion of Management over Use of  Proceeds.

The net proceeds from our primary offering, under "Use of Proceeds" below, are allocated for certain specific purposes, including marketing, software development, computer hardware and software, repayment of debt, general and administrative and working capital. The table under "Use of Proceeds" discloses allocation of net proceeds  from the sale of the minimum offering (500,000 Shares), 50% of the maximum offering (750,000 Shares), 75% of the maximum offering (1,125,000 Shares) and the maximum offering (1,500,000 Shares) is completed. Net proceeds are computed after deduction of offering expenses and selling commissions  that may be associated with this primary offering. While we believe that the net offering proceeds from the minimum offering will be sufficient to meet our financing requirements for the next twelve (12) months, the proceeds from the minimum offering may not be sufficient for us to fulfill our business plan. Also, if we only complete the minimum offering, we will be required to allocate less funds for certain specific purposes, and our sales and marketing efforts may be expected to be reduced. Investors will be entrusting your funds to our management, upon whose judgment you must depend. Future events may require a reallocation of the net proceeds of the primary offering, which will be based upon the business judgment of management. The failure of management to apply such funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations. See the discussion under "Use of Proceeds" on page ___ below.

The Company Has Not and Does Not Anticipate Paying Dividends.

No dividends have been paid on our Shares since inception and we do not anticipate paying any dividends on our Shares for the foreseeable future, if at all. We intend to retain any earnings we receive to finance the expansion of our business, to repay outstanding and future indebtedness and to use for general corporate purposes. Further under the Florida Statutes, there is a limitation on the payment of dividends as follows:

607.06401 Distributions to shareholders.
(1) A board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and the limitations in subsection (3).
(2) If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's Shares), it is the date the board of directors authorizes the distribution.
(3) No distribution may be made if, after giving it effect:
(a) The corporation would not be able to pay its debts as they become due in the usual course of business; or
(b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
(4) The board of directors may base a determination that a distribution is not prohibited under subsection (3) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.
(5) If the articles of incorporation of a corporation engaged in the business of exploiting natural resources or other wasting assets so provide, distributions may be paid in cash out of depletion or similar reserves; and each such distribution shall be identified as a distribution based upon such reserves, and the amount per share paid on the basis of such reserves shall be disclosed to the shareholders concurrent with their receipt of the distribution.
(6) Except as provided in subsection (8), the effect of a distribution under subsection (3) is measured:
(a) In the case of distribution by purchase, redemption, or other acquisition of the corporation's Shares, as of the earlier of:
1. The date money or other property is transferred or debt incurred by the corporation, or
2. The date the shareholder ceases to be a shareholder with respect to the acquired Shares;
(b) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;
(c) In all other cases, as of:
1. The date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or
2. The date the payment is made if it occurs more than 120 days after the date of authorization.
(7) A corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.
(8) Indebtedness of a corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection (3) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

Additional Shares Eligible for Sale under Rule 144.

There are presently 36,231,345 Shares issued and outstanding (excluding 2,399,725 Shares underlying options and warrants that have not been exercised to date) that are deemed "restricted shares" under the Act. Restricted Shares may be sold only in compliance with the registration requirements of the Act unless an exemption shall be available. Pursuant to Rule 144 under the Act, restricted Shares may be sold if: (i) the Company is a reporting company under the Exchange Act, as the result of an effective registration statement on Form 8, 10 or 10-SB; and (ii) the Company is current under its Exchange Act reporting obligations, which includes the filing of an annual report, and quarterly reports under the Exchange Act, of which no assurance can be given. In general, a "person" as defined under Rule 144 who has satisfied a one-year holding period, which holding period commences on the date the restricted Shares are fully paid, may, under certain circumstances, including satisfaction of the notice provisions of Rule 144, sell within any three-month period a number of restricted Shares which does not exceed the greater of one percent (1%) of the Company’s then issued and outstanding Shares or the average weekly trading volume in the Company’s Shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Shares by a person who is not an affiliate of the Company and who has satisfied a two-year holding period without regard to any volume limitations, the notice provisions, or being current under the Exchange Act, pursuant to provisions of Rule 144(k). As of the date of this prospectus, a total of 2,456,417 Shares have been held by non-affiliates for in excess of the two-year holding period and 1,360,748 Shares have been held by non-affiliates for in excess of the one-year period provided in Rule 144.

Limitations on Trading Penny Stock

In the event that a public market develops for our Shares, such Shares may be classified as penny stock depending upon their market price and the manner in which they are traded. While we do not anticipate that our offering price of the Shares will be less than $5.00 (see the discussion under the subcaption "Listing or Quotation" under Description of Securities below), the SEC has adopted Rule 15g-9 under the Exchange Act, which establishes the definition of a "penny stock" as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, whose securities are admitted for quotation but do not trade on the NASDAQ Small Cap Market or an a national securities exchange. For any transaction involving a penny stock, unless exempt, the Rules require the delivery of a document to investors and purchasers stating the risks associated with such securities, special suitability inquiry, regular reporting and other requirements under the Exchange Act. Current quotations of the price of penny stocks are often not available and Investors are often unable to readily liquidate and trade such securities defined as penny stocks. Thus, an Investor may risk the loss of his/her entire investment in the penny stock and consequently Investors should consider the risks associated with any purchase of penny stocks.

Offering Price of the Shares Was Arbitrarily Determined.

The offering price of $9.00 per Share was arbitrarily determined by our management, was not the result of any arms-length negotiation between the Company and any investment banking firm, underwriter or broker-dealer. The offering price does not bear any relationship to the present assets, book value, results of operations, net worth, or other evaluation criteria applicable to the Company and should not be considered an indication of our actual value or the future price of our Shares. Shares of our common stock were sold prior to this offering at a price significantly less than the offering price per Share in this offering and may in the future be offered and sold or issued for services at a price per Share less than offering price per Share herein. Further, if the Shares become listed or subject to quotation, the Shares being offered in the primary offering beyond the minimum offering, and Shares being sold by Selling Shareholders, will be sold at the prevailing market price from time to time, which may be below the offering price established by the Company.

Our Control Shareholder/CEO May Have Interests That Differ from Other Shareholders.

Mr. Barron, who is our Chairman, CEO and President, currently owns 20,062,500 Shares, or 55.37% of our issued and outstanding Shares. See the discussion under "Security Ownership of Certain Beneficial Owners and Management" below. In the event that all of the 1,500,000 Shares subject to this maximum primary offering are sold, Mr. Barron will own 53.17% of our issued and outstanding Shares. Accordingly, Mr. Barron will be able to control all matters requiring approval by our shareholders, including the election of all directors and the approval of significant corporate transactions, including a change of control of our Company. In addition, Mr. Barron is an executive officer and director of our newly organized a subsidiary, Securit-e-Health, Inc., a Florida corporation, that was formed for the purpose of marketing our encryption software to the healthcare industry. The interests of Mr. Barron may differ from the interests of our other shareholders. See the disclosure under "Certain Relationships and Related Transactions" below.

Potential Anti-Takeover Effect of Authorized "Blank Check" Preferred Stock

Our articles of incorporation, as amended, allow our board of directors to issue 25,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that the board of directors designates one or more series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition   by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our Shares. This could have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains "forward looking statements." The words "plans," "will," "believes," "proposed," "estimates," "anticipates," "expects" and similar expressions are intended to identify such forward-looking statements. These statements concern expectations, beliefs, future plans and strategies, anticipated events or trends and similar matters related to the Company concerning matters that are not historical facts. Specifically, this prospectus contains forward-looking statements regarding, among other things:

- the Company's proposed strategy and plan of operations;
- future regulatory matters affecting the Company;
- the Company's potential products;
- the Company's potential clients;
- future developments in the Company’s industry;
- plans of the Company to implement its strategy; and
- estimates of the amounts needed by the Company to implement its strategy and plan of operations.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and causing assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited, the risk factors described below.

Information in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Additional Information

We have undertaken in connection with this registration statement to file annual, quarterly and period reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our SEC file number is 333-90100. Pursuant to Rule 411(c) of Regulation C, we incorporate by reference exhibits previously filed as part of this registration statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Robert H. Barron
Chief Executive Officer, President and Chairman
515 North Flagler Drive, P#400
West Palm Beach, Florida 33401
Telephone (561) 833-2303

ITEM 4. USE OF PROCEEDS.

The table below contains the Company's planned use of proceeds in the event that the maximum offering of 1,500,000 Shares is completed; 75% of the maximum offering  or 1,125,000 Shares is completed; 50% of the maximum offering or 750,000 Shares is completed; or the minimum offering or 500,000 Shares is completed. The table is based upon the assumed public offering Price of $9.00 per Share. The Company shall not receive any proceeds from the sale of any Shares by Selling Shareholders.

We estimate that the gross proceeds to the Company from our sale of the maximum offering or 1,500,000 Shares, at the public offering price of $9.00 per Share, will be $13,500,000, before deducting offering expenses, including legal, accounting, printing and related expenses of approximately $50,000, and before deducting any commission expense if broker-dealers sell all of the Shares. The minimum gross proceeds to the Company from the sale of the minimum primary offering of 500,000 Shares will be $4,500,000 at an offering price of $9.00 per Share; from the sale of 750,000 Shares or 50% of the primary offering will be $6,750,000 at an offering price of $9.00 per Share; and from the sale of 1,125,000 Shares or 75% or the primary offering will be $10,125,000 at an offering price of $9.00 per share.

Pursuant to the terms of this offering, in the event that we do not complete the sale of 500,000, which is the minimum offering during the offering period, the offering will not close and all proceeds will be returned to investors without any deductions. The Company will not be able to use any proceeds from the offering unless and until the minimum offering is completed. If the minimum offering is completed during the offering period, the Company will continue to offer Shares until the maximum offering is completed, the offering period ends, or the Company terminates the offering.

The table below lists intended uses of proceeds without indicating any order of priority. In the case that the offering exceeds the minimum but does not reach the maximum, the Company will have the sole discretion to reallocate and to apply the available net proceeds to various indicated uses set forth in the table below. The timing of the use of proceeds will be in the Company's sole discretion.

No part of the net offering proceeds will or may be payable to promoters, management, principal shareholders or their affiliates in the event that the Company only completes the minimum offering.

Use of Proceeds Based Upon Offering Price of $9.00 per Share.

	Minimum (33%) 500,000 Shares		50% of Maximum 750,000 Shares		75% of Maximum 1,125,000 Shares		Maximum 1,500,000 Shares
Offering Proceeds	$4,500,000	100.00%	$6,750,000	100.00%	$10,250,000	100.00%	$13,500,000	100.00%
Offering Expense(1)	$140,000	3.11%	$140,000	2.07%	$140,000	1.37%	$140,000	1.03%
Commission Expense - Broker-Dealers (2)	$450,000	10.00%	$675,000	10.00%	$1,025,000	10.00%	$1,350,000	10.00%
Net Proceeds from the Offering	$3,910,000	86.89%	$5,935,000	87.93%	$9,085,000	88.63%	$12,010,000	88.96%

Use of Net Proceeds
Marketing	$540,000	13.81%	$810,000	12.00%	$1,537,500	15.00%	$2,565,000	19.00%
Software Development	$1,080,000	27.62%	$1,620,000	24.00%	$2,460,000	24.00%	$3,240,000	24.00%
Computer Hardware & Software	$1,050,000	26.85%	$2,045,250	30.30%	$2,562,500	25.00%	$2,902,500	21.50%
Payment of Current Liabilities	$600,000	15.34%	$600,000	10.11%	$600,000	6.60%	$600,000	4.99%
General and Administrative	$432,837	11.07%	$842,176	14.19%	$1,606,228	17.68%	$2,221,850	18.50%
Working Capital	$207,800	5.31%	$634,500	9.40%	$1,201,300	11.72%	$1,621,350	12.01%
Total Use of Net Proceeds	$3,910,000	100.00%	$5,935,000	100.00%	$9,085,000	88.63%	$12,010,000	88.96%
(1) The Offering Expenses include legal, accounting, printing and related expenses of the offering estimated at $50,000 and the direct costs of the Company for two designated employees, who will report to Robert H. Barron and Walter Brannock. The costs for the two designated employees of $90,000 is fixed, is not based upon commissions, will not vary during the six months offering period, and will not be dependent, either directly or indirectly, on transactions in the Company's securities.
(2) In the event that we utilize NASD registered brokers and dealers for the sale of our shares, we may be expected to pay commissions of up to 10% of the gross proceeds of the offering. For the purposes of the tables, we have assumed that all Shares are sold through broker-dealers.

The actual amount for net proceeds we spend on particular use will depend on many factors including:

  our future revenues and revenue growth;
  additional financing resources;
  our future capital expenditures; and
  the amount of cash generated by or used in our operations.

Pending use of the net proceeds, we intend to invest these proceeds in short-term, investment grade and interest-bearing securities. Based upon our current plans, we believe that the net proceeds from this offering, together with the interest thereon, together with our anticipated revenues from operations, will satisfy our capital requirements for at least twelve months from the completion of this offering.

ITEM 5. DETERMINATION OF OFFERING PRICE.

In determining our offering price of $9.00, the Company compared itself to other companies in the encryption technology industry, evaluating the historic assets, earnings and revenues of such other entities. We also considered present and anticipated factors and market conditions in the investment community:

Factors Considered:
Assets
Future Orders
General and Administrative expenses as a percent of sales
Projected growth rate of sales and earnings
Debt -Long Term and Short Term
Profit margins

The Company used the Forward Revenue Multiple Approach to determine the offering price of $9.00. This method is commonly used for valuing a development stage business without current revenues. The multiple is determined by the industry average which we estimate to be between 5 and 8 times revenues per share. We have estimated our revenues for fiscal 2003 at $50,000,000. This estimate is based upon the Company's ability to successfully enter into the competitive encryption and security software market, establish its brand name, and achieve purchase orders. There can be no assurance that this estimate is accurate or that the Company will be successful. The forward revenue multiple of approximately 6.7 (between 5 and 8) times $1.32 (the estimated annual revenues of $50,000,000 divided by 37,731,345 issued and outstanding Shares assuming completion of the maximum offering) results in the offering price of $9.00 per Share.

We believe that our potential revenues should be used to determine the offering price per Share. While underwriters generally develop a range of value for an IPO based upon due diligence review, pro-forma sales per share and the price/earnings multiples of similar publicly traded companies, we do not have an underwriter nor has there been any third party due diligence or valuation. Our estimate of 2003 revenues and our projected offering price of $9.00 may not be accurate. The estimated offering price of $9.00 may be subject to change based upon the interest of potential purchasers of our Shares.

ITEM 6. DILUTION.

If you invest in our Shares, your interest will be diluted to the extent of the difference between the public offering price per Share and the pro forma as adjusted net tangible book value per Share after this offering. Our net tangible book value as of June 30, 2002 was $(385,368), or $(0.011) per share. The net tangible book value per Share represents the amount of our total tangible assets less total liabilities, divided by the number of Shares outstanding. Dilution in pro forma net tangible book value per Share represents the difference between the amount per share paid by purchasers of Shares in this offering and the net tangible book value per share immediately after the completion of this offering.

The following table illustrates the dilution per Share based on a maximum primary offering of 1,500,000 Shares and a minimum primary offering of 500,000 Shares and an offering price of $9.00 per share.

After giving effect to the sale of 500,000 Shares in this offering at an assumed public offering price of $9.00 per share, before commissions and estimated offering expenses, our pro forma net tangible book value as of June 30, 2002 would have been $4,114,632 or approximately $0.11 per Share. This represents an immediate increase in net tangible book value of $0.12 per Share to existing shareholders and an immediate dilution in net tangible book value of $8.89 per Share to new investors.

After giving effect to the sale of 1,500,000 Shares in this offering at an assumed public offering price of $9.00 per share, before commissions and estimated offering expenses, our pro forma net tangible book value as of June 30, 2002 would have been $13,114,632 or approximately $0.35 per Share. This represents an immediate increase in net tangible book value of $0.36 per Share to existing shareholders and an immediate dilution in net tangible book value of $8.65 per Share to new investors.

		Maximum Offering		Minimum Offering
Assumed public offering price per share		$9.00		$9.00
Net tangible book value per share before this offering as of June 30, 2002	$(0.01)		$(0.01)
Increase attributable to sale of common stock in this offering.	$0.36		$0.12
Pro forma net tangible book value per share after this offering.		$0.35		$0.11
Dilution of net tangible book value per share to new investors.		$8.65		$8.89

The offering related to the sale of Shares by Selling Shareholders will not result in any dilution to the net tangible book value per Share of the common stock of the Company before and after the sales. Prospective investors should be aware, however, that the market price of Shares being sold might not bear any rational relationship to net tangible book value per share.

The following table below shows, on a pro forma basis as of June 30, 2002 and after giving effect to the minimum primary offering, the differences between the existing holders of common stock and the new investors with respect to the minimum number of Shares of common stock purchased from us, the total consideration paid to us and the average price per Share paid (based on an assumed initial public offering price of $9.00 per Share, before deducting the estimated commissions and estimated offering expenses):

	Minimum Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	36,231,345	98.64%	$6,498,894	59.09%	$0.18
New investors	500,000	1.36%	$4,500,000	40.91%	$9.00
Total	36,731,345	100.00%	10,998,894	100.00%

The discussion and table above is based on actual Shares outstanding on June 30, 2002, after giving effect to a one for three reverse share recapitalization on June 1, 2002. The foregoing discussion assumes no exercise of any warrants or stock options outstanding as of June 30, 2002, as of which date the Company had granted warrants to purchase 1,208,542 common stock and 858,958 options at a discount of from 10% to 75% from the market price of our Shares at the date of exercise of the options/warrants, after a trading market commences with respect to our Shares. To the extent any of the outstanding options/warrants are exercised, there will be further dilution to investors. See Note M to the Notes to the Financial Statements.

ITEM 7. SELLING SHAREHOLDERS.

The following table lists: (a) the names of the Selling Shareholders; (b) the number of Shares beneficially owned by each Selling Shareholder prior to the offering; (c) the number of Shares being offered under this prospectus by such Selling Shareholders; and (d) the number of Shares beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all Shares they are offering under this prospectus, and that the Selling Shareholders will not acquire additional Shares prior to completion of this primary and concurrent secondary offering. The Shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such Shares for resale from time to time, but only after the Company completes the minimum offering of 500,000 Shares in the primary offering and the Shares either become subject to quotation or become listed on a national exchange. See "Plan of Distribution". To date, there is no trading market in the Company's Shares. None of the Selling Shareholders currently has open short positions in our Shares.

Name of Selling Shareholders [1]	Number of Shares Owned [2]	Shares to Be Offered	Shares to Be Owned After Offering	Percentage to Be Owned After Offering [3] [4]
Robert Templeton	33,334	16,667	16,667	-
William Krause	13,334	6,667	6,667	-
Alan G. Katz	25,834	12,917	12,917	-
Barry G. Saretsky	13,334	6,667	6,667	-
Salvatore & Marjorie C. Arena	26,667	13,333	13,334	-
Donald & Maureen Singer	16,667	8,333	8,334	-
Owen Mark Sanderson	16,667	8,333	8,334	-
David & Fran Diseroad	50,000	25,000	25,000	-
William & Donna Buzard	33,334	16,667	16,667	-
Jody Tulotta	14,718	7,359	7,359	-
John T. Dean	66,250	33,125	33,125	-
Richard A. Guarino MD	9,167	4,583	4,584	-
Tom F. Staudinger	4,500	2,250	2,250	-
John & I Staudinger	21,933	10,966	10,967	-
John Staudinger	8,334	4,167	4,167	-
Susan T. Rupert	4,167	2,083	2,084	-
Noah Tenenbaum	8,334	4,167	4,167	-
Barry & Carol Sziklay	12,500	6,250	6,250	-
Joshua M. Palmet	5,000	2,500	2,500	-
Dean Whetherell	8,334	4,167	4,167	-
Joel Glass	4,167	2,083	2,083	-
Stuart A. Jamieson	16,667	8,333	8,333	-
Michael E. Friedman	4,167	2,083	2,083	-
David & Joan Dubov	6,667	3,333	3,334	-
470 Prospect Ave. Investment, LLP [5]	16,667	8,333	8,334	-
Val Fiorita	6,667	3,333	3,334	-
Charles Morin	66,667	33,333	33,334	-
Jerome S. & Christopher Morici	3,334	1,667	1,667	-
Jerome S. & Christian Morici	1,667	833	834	-
Thaddeus L. Gliwa	12,500	6,250	6,250	-
Joseph C. Duwan	33,334	16,667	16,667	-
Nick Tselepis	13,334	6,667	6,667	-
John J. Jenkins	6,667	3,333	3,334	-
Jerald M. Berkowitz	4,167	2,083	2,084	-
Steven Berkowitz	4,167	2,083	2,084	-
Barbara Berkowitz	4,167	2,083	2,084	-
Edmund M. Berkowitz	8,334	4,167	4,167	-
Kathryn Gilbert	10,000	5,000	5,000	-
Bruce Ravdin	10,000	5,000	5,000	-
Michael & Mary Cleary	16,667	8,333	8,334	-
Lisa Kriwinsky	20,000	10,000	10,000	-
J. Joseph Grandmaison	33,334	16,667	16,667	-
Michael E. Friedman	4,167	2,083	2,084	-
Louis B. Bertoni	43,334	21,667	21,667	-
Ian Creighton	6,667	3,333	3,334	-
Robert M. Richter	10,000	5,000	5,000	-
Joseph & Cathy Fragola	16,667	8,333	8,334	-
Robert Naletko	3,334	1,667	1,667	-
Anthony L. Taglieri	4,000	2,000	2,000	-
Dominick & Gloria Chirichillo	20,000	10,000	10,000	-
Robert W. Taylor	3,334	1,667	1,667	-
Kathryn C. Vecellio	16,667	8,333	8,334	-
Leo A. Vecellio Jr.	16,667	8,333	8,334	-
Jerome S. Morici	20,000	10,000	10,000	-
Stone Industries Pension Plan [6]	277,778	138,889	138,889	-
Charles Tomasino	20,000	10,000	10,000	-
H. & L. Zucker, JTIE	30,000	15,000	15,000	-
Samuel Katz	20,000	10,000	10,000	-
Mark Hollander	30,000	15,000	15,000	-
Sullivan Group Financial LLP [7]	160,000	80,000	80,000	-
Terry Teachout	20,000	10,000	10,000	-
Robert A. Demell	36,000	18,000	18,000	-
Eventus Capital LP [8]	60,000	30,000	30,000	-
John R. Haynie, Jr.	50,000	25,000	25,000	-
Edward Cusato	50,000	25,000	25,000	-
Dr. Barry H. Galison Rev. Trust	20,000	10,000	10,000	-
Gene Gromberg	10,000	5,000	5,000	-
J. & S. Leeds	150,000	75,000	75,000	-
Anthony J. Pope	50,000	25,000	25,000	-
Tom F. Staudinger	2,667	1,333	1,334	-
David Levitt	10,000	5,000	5,000	-
S. & E. Ernest-Jones	16,667	8,333	8,334	-
J. Grandmaison	27,000	13,500	13,500	-
Richard L. Polo	25,000	12,500	12,500	-
Linda M. Butler	4,167	2,083	2,084	-
S. & F. Gittleson	13,334	6,667	6,667	-
Melissa Lopat	20,000	10,000	10,000	-
Total	1,963,199	981,586	981,613
[1] Except as set forth herein, all securities are directly owned and the person named holds the sole investment and voting power. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the date of this prospectus.
[2] Does not include warrants and Shares underlying options granted under stock option agreements.
[3] Based upon 35,089,799 Shares issued and outstanding at the date of this prospectus. Each beneficial owner's percentage is determined by assuming that all such exercisable warrants or Options that are held by such person (but not those held by any other person) have been exercised.
[4] The percentage of the total issued and outstanding Shares to be owned by Selling Shareholders after the offering is less than 1%.
[5] 470 Prospect Avenue Investment, LLP, is controlled by its general partners, Michael McDevitt and Robert Zan.
[6] D. Stone Industries Pension Fund is controlled by Mr. Dan Stone. His wife,  Mrs. Susan Stone, is a director of the Company and is the administrator of the pension fund. Mrs. Stone disclaims beneficial ownership of the Shares owned by the pension fund or owned by Dan Stone individually.
[7] Martin R. Sullivan has the dispositive and voting power of the shares held by Sullivan Group Financial LP.
[8] R. Fisher and E. Rubenstein have the dispositive and voting power of the shares held by Eventus Capital LP.

ITEM 8. PLAN OF DISTRIBUTION

Selling Shareholders

The Selling Shareholders have advised us that they intend to sell all or a portion of their Shares offered by this prospectus from time to time. These sales may only be made pursuant to the prospectus delivery requirements, including any supplements. The Selling Shareholders may only commence the sale of Shares pursuant to the concurrent secondary offering only following the effective date of the registration statement and only after the successful completion by the Company of the primary offering of at least the minimum of 500,000 Shares and the Shares becoming subject to quotation or listed on a national exchange. The Selling Shareholders may conduct their sale of Shares, as follows:

- on the over-the-counter market;
- to purchasers directly;
- in ordinary brokerage transactions in which the broker solicits purchasers;
- through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the Shares for whom they may act as agent;
- through the pledge of Shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the Shares or other interests in the Shares;
- through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
- through block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;
- in any combination of one or more of these methods; or
- in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Act. Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by a Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above. Any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under that Rule rather than pursuant to this Prospectus. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders. All of the foregoing may affect the marketability of the Shares. We will pay substantially all expenses incident to this offering of Shares by the Selling Shareholders, other than the Selling Shareholders’ brokerage and selling fees. The Selling Shareholders will also pay all applicable stock transfer taxes, transfer fees and brokerage commissions or other discounts. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act. In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain

(1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller;
(2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller; and
(3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the Shares is required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any Shares from or through such a broker-dealer.

Plan of Distribution of Shares in Primary Offering

Our primary offering is self-underwritten, with a 1,500,000 Share maximum and 500,000 Share minimum. There is a minimum of 100 Shares purchase requirement per investor. There can be no assurance that any of the Shares offered by the Company in the primary offering will be sold. The gross proceeds to us will be $13,500,000 at an offering price of $9.00 per Share if all 1,500,000 Shares being offered by the Company are sold. If only the minimum of 500,000 Shares are sold, our gross proceeds will be $4,500,000 at an offering price of $9.00. No commissions or other fees will be paid, directly or indirectly, to any of our officers, directors or employees in connection with solicitation of sales of the Shares. However, in the event that we utilize the services of a broker-dealer in connection with the solicitation of sales of the Shares offered by us, it may be expected that we will pay a commission of up to 10% on such sales. In the event that we engage a broker-dealer or underwriter, this prospectus will be amended to provide the nature of any engagement and the fees payable to the broker-dealer or underwriter. We will not receive any proceeds from any sale of Shares by the Selling Shareholders.

Conduct of the Offering

Our Chairman, CEO and President, Robert H. Barron, and our Executive Vice President of Operations and a director, Walter Brannock, with the assistance of two designated employees who will report to Mr. Barron and Mr. Brannock, shall distribute prospectuses related to the offering. We estimate that they will jointly distribute approximately 500 or more prospectuses, to business associates, friends, existing shareholders and persons that are referred to us and who may have expressed indications of interest in the Company and this offering. The Company may use a preliminary prospectus, which prospectus is not an offer to sell our Shares and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Our securities may not be sold until our registration statement filed with the SEC is declared effective. This offering will close not later than 180 days after the Commission declares the registration statement effective.

While Mr. Barron and Mr. Brannock, both executive officers and directors, and two designated employees, shall conduct the offering of the Shares on our behalf and are considered "associated persons" as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be brokers or dealers. Our named executive officers/directors and the two designated employees will not be paid any commissions or other remuneration based either directly or indirectly on transactions in our Shares. As of the date of the prospectuses, we have not retained any underwriting firm or broker-dealer to sell the Shares. In the event we retain an underwriter or broker-dealer who may be deemed an underwriter, we will file an amendment to the registration statement with the SEC.

Method of Subscribing

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a subscription agreement that will contain, among other provisions, representations as to the investor's ability to evaluate and bear the risks of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the subscription agreement is accepted by us, such subscriber will be a shareholder in the Company.

Promptly upon receipt of subscription documents by us, we will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. Our present intention is to not accept subscriptions for less than 100 Shares from any subscriber. Subscribers must pay the offering price of $9.00 per Share in cash, wire transfer, or by check, bank draft or postal express money order payable in U.S. dollars to "Securit-e-Doc, Inc.". We may reject any subscriber's subscription in whole or in part, for any reason. Subscriptions will be rejected for failure to conform to the requirements of the prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, or such other reasons that we determine to be in our best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the U.S. mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

ITEM 9. LEGAL PROCEEDINGS

From time to time, we may be involved in litigation that arises in the normal course of our business operations. We are presently not a party to any litigation that could have a material adverse impact on our operations. We have determined not to proceed and have canceled an agreement for a proposed equity line with a third party. The agreement had contemplated that the Company grant warrants to purchase 500,000 Shares in the event of cancellation. The warrant exercise price was $3.00 per Share. The Company does not believe that it has any obligation to issue or grant the third party any warrants or options, and believes that the third party neither performed nor could have performed its obligations under the initial agreement. However, in the event that we had to grant warrants or options under the canceled agreement, we do not believe that we would be materially adversely affected. In addition, we had a dispute with two former employees, Deborah Hoskins and Raymond Sattaur, regarding claims for salary and their entitlement to 500,000 Shares, after adjustment for the one for three reverse share split, that had been previously issued to these former employees. The Company believes that the 500,000 Shares previously issued are subject to cancellation because of the actions of the former employees both during and after the termination of their employment. The value of the Shares previously issued to the former employees was less than $3,500, based upon determination of the board of directors at the date of the issuance. The employees recently dismissed their claims against the Company without prejudice. We further believe that we have meritorious defenses and have our own claims against the former employees for breach of contract, violation of their non-competition/non-circumvention agreement, among other claims, both state and federal. We believe that we would not be materially adversely affected by the outcome of any possible claims by its former employees. The Company, on August 19, 2002, commenced its own legal action in the Circuit Court, 15th Judicial Circuit of Florida, against the former employees for breach of the their employee-protective agreements with the Company and for intentional acts against the Company's computer network. The Company's action against the former employees seeks declaratory relief for the cancellation of the Shares issued to the former employees and an injunction against the employees.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The current management of the Company consists of the following executive officers, directors and key employees:

Name	Age	Title
Robert H. Barron	45	Chairman, President and Chief Executive Officer
Walter Brannock	41	Executive Vice President of Operations and Director
Helen M. Barron	56	Executive Vice President and Director
Steven O’Leary	40	Vice President, Global Channels and Alliances
Dean W. Turpin	56	Executive Vice President of Finance and Director
Thomas J. Talleur	53	Chief Security Strategist
Brent Ravdin	41	Chief Information Officer
John J. Polo	49	Chief Operating Officer
David A. Kleiman	35	Chief Security Officer
Jerald Berkowitz	45	Director of Marketing
Anthony J. Catanese	59	Director
Susan J. Stone	58	Director
Stephan G. Sullivan	52	Director

Each of our directors currently holds office until his or her successor is elected and qualified. At present, our bylaws provide for not less than one director with the exact members of directors to be determined from time to time by the board of directors or the shareholders. Currently, we have seven directors. Our bylaws permit our board of directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is selected and qualified. Officers serve at the discretion of our board of directors, except that Mr. Barron and Mr. Polo have rights under separate employment agreements with the Company as described under "Executive Compensation" below.

Brief biographies of our executive officers, directors and key personnel are as follows:

Robert H. Barron, Chairman, President and Chief Executive Officer: Robert H. Barron founded the Company in March 2000. Mr.Barron has 27 years of experience in developing and implementing advanced system and software technologies for select industries to the computerized print market. In April 1996, Mr. Barron founded Desktop Output & Copy Centre, a digital, printing-solution entity, utilizing digital laser media reproduction with cross-platform software integration and direct Internet access. Mr. Barron held the position of Chief Executive Officer of Desktop Output & Copy Centre from April, 1996 until July, 2002. The Company was organized in March 2000 to develop software to securely transport large graphic files for printing output without costly third parties. Mr.Barron developed software and technologies for numerous companies in the media management, credit union/banking, international air freight, hotel management, manufacturing and retail operations industries. Mr. Barron has not held any position with any other public company. Mr. Barron completed his studies at Rutgers University in Computer Science and Accounting, specializing in computer system design and application software development.

Walter Brannock, Executive Vice President of Operations and Director: Walter Brannock joined the Company at its inception in March, 2000.  Mr. Brannock has over 20 years of experience in business operations and finance, and is responsible for operations and long-term operating strategy of the Company. Mr. Brannock was Branch Manager/Vice President of the John Galt Mortgage Company from August 1998 until March 2000. For 10 years prior to August 1998, Mr. Brannock was a successful loan officer, generating sales related to real estate transactions for $50,000,000 annually for several companies.  Mr. Brannock was a loan officer for CFI Mortgage Corporation, a NASDAQ listed mortgage banker, from March 1995 through August 1998, during which period CFI completed its IPO. Mr. Brannock has studied at the University of Maryland and Florida Atlantic University with a diverse educational background that includes genetics, finance and international studies. Mr. Brannock has not held any position with any other public company.

Thomas J. Talleur, Chief Security Strategist, joined the company in October 2002 devoting approximately 50% of his business time to the company as a managing consultant. With more than 30 years of combined public and private sector experience in the forensic and security disciplines spanning all industry categories, he brings relevant insight, judgment, executive skills coupled with expertise in the cyber crime, advanced technology forensic, national security infrastructure defense, and a host of related disciplines to firm operations. From January 2000 up to December 2002, he created and managed Forensic Technology Services for KPMG Forensic as Managing Director. In December 1999, he completed a 31-year career as a federal investigator by serving as the executive in charge of the Network & Advanced Technology Crimes Division in the Office of Criminal Investigations in the NASA Office of Inspector General (OIG), a group that investigates cyber attacks on NASA's communication systems and the theft or exploitation of advanced technologies. He served as the NASA OIG representative to the Scientific and Intelligence Working Group to the U.S. intelligence community and sponsored or served on a variety of U.S. Attorney General and OIG community training and public policy development initiatives about cyber crime matters. He is the recipient of awards from the White House and the U.S. Attorney General for his work in the computer crime field. A graduate of the U.S. Naval War College and the Federal Executive Institute, he is a keynote speaker before a variety of public and private sector organizations around the world and serves as a cyber crime and security analyst for television, radio, and print media.

Helen M. Barron, Executive Vice President Marketing and Director: Helen Barron, wife of Robert H. Barron, joined the Company at its inception and has been with Securit-e-Doc, Inc., since it began in March 2000. Prior to joining the Company, Mrs. Barron was a co-founder and officer of Desktop Copy and Output Centre from April, 1996 through July, 2002. Mrs. Barron has a significant background in marketing and public relations and served as a licensed real estate and mortgage broker in New York City for over 22 years, owning and operating several real estate companies. Her charitable work with The Arthritis Foundation has been recognized by New York Tri-State Telethon. Mrs. Barron studied at Hofstra University, and has a B.A. in Marketing and Public Relations. Since moving to Florida, she has been associated with the Palm Beach County Chamber of Commerce as one of its Ambassadors. She is a former President of the Florida Motion Picture Television Association and founding member of The Florida Motion Picture and TV Underwriter's Society. Mrs. Barron has not held any position with any other public company.

Steven O’Leary, Vice President, Global Channels and Alliances: Mr. O’Leary joined the Company in March of 2002. Steven O’Leary is responsible for both international and domestic reseller programs, including partner selection, training and sales management. Mr. O’Leary’s responsibilities also include our plan for licensing our products, as well as licensing Securit-e-Doc® and SITT® through strategic alliances with other service providers and product development companies. Mr. O’Leary has over 12 years experience in solution sales, combining software, hardware, and business applications and consulting services with international reseller programs for several companies. From December, 2000 until March, 2002, Mr. O’Leary was director of international sales and business development for WIZNET, a leader in content services. He was director of international sales for Lancast, a manufacturer of fiber optic networking hardware, from September, 1999 until November, 2000. His international channel development experience includes heading international channels and alliances for CyberTrust, a GTE company, from May, 1998 to August ,1999, where he developed alliances to sell and integrate PKI and Secure-Extranet technology. Prior to this position he was international managing director for Keyfile, a document management/workflow/E-Commerce software developer, where he advanced from customer services manager to director of professional services from January, 1990 to May, 1998. Mr. O’Leary also held hardware and software engineering positions after completing many professional courses in his areas of expertise. Mr. O’Leary has not held any position with any other public company.

Dean W. Turpin, Executive Vice President of Finance and Director: Mr. Turpin joined the Company in April, 2000. Mr. Turpin was AW Supervisor of Tech/Auid International from April, 1998 to April, 2000. From March, 1997 to April, 1998, Mr. Turpin was the President and CFO of Stuart South Medical Center, Inc. Dean Turpin's extensive business experience includes consulting for industries that include primary and regional brokers/dealers, international banking conglomerates, Fortune 500 corporations and registered investment advisors. Mr. Turpin specialized in foreign exchange markets, management and derivative product sales and marketing. Mr. Turpin's experience includes the integration of products with the cash distribution of corporate, mortgage-backed, and private placement securities. Mr. Turpin also developed technology platforms to evaluate investment portfolios based on quantitative and qualitative factors. He is a graduate of Georgia State University with a BS in Finance. Mr. Turpin has not held any position with any other public company.

Brent Ravdin, Chief Information Officer: Mr. Ravdin joined the Company in December 2001. From December, 1995 until December, 2001, Mr. Ravdin served as Chief Technology Officer for Nextmed Systems, a national healthcare application service provider, during which he  designed a scaleable, high-performance e-healthcare related ASP portal. Mr. Ravdin has more than twenty years of customer-focused enterprise and IT management experience, specifically in designing and implementing secure enterprise wide area networks and information technology solutions. Mr. Radvin was a contractor for NASA from 1989 to 1995 and has also worked on  CAD-CAM network designs and acted as systems security advisor. Mr. Ravdin has not held any position with any other public company.

John J. Polo, Chief Operating Officer and Managing Consultant joined the Company in September 2002 and shall devote approximately 60% of his business time to the Company. Mr. Polo also has been serving as the Chief Operating Officer/Managing Consultant for Intechfinity, Inc. and devotes approximately 40% of his time to Intechfinity. For the past four years, Mr. Polo has been a senior IT management consultant, bringing structured growth and technology business development programs to companies such as Intechfinity (January, 2002 to date), NetSurf Tech (September 2001 – January 2002), Plenar, Inc. (January 2000 – October 2001), E-Sync Networks October 2000 – April 2001), Howard Systems (January 1999 – May 2000) and Charles River Consultants (March 1998 – January 1999). Prior to 1998, Mr. Polo was Vice President, Business Strategy at Gartner Group’s Real Decisions, recognized as Gartner's benchmark measurement services company (June 1995 – July 1997). Additionally, Mr. Polo served as Senior Development Manager, Corporate Marketing, Sales Systems and LAN Technology, providing services prior to the merger of General Foods and Kraft Foods (April 1990 – May 1995). Mr. Polo holds an AS in Computer Science and BS in Business Management from the University of Connecticut. He has 28 years of IT and senior management experience having had positions in the IT management, manufacturing and consumer product industries, and was instrumental in bringing the Software Engineering Institute/Capability Maturity Model (SEI/CMM) management processes to prior employers and entities for which he consulted. Mr. Polo has not held any position with any other public company.

David Kleiman, Chief Security Officer: Prior to joining Securit-e-Doc, Inc. in March, 2001, Mr. Kleiman was vice president of technical operations with Intelliswitch Inc./Citywalk.net, from February 2000 to March 2001, supervising the development and maintenance of VOIP networks over satellite and long-haul backbones. This experience includes integration of a proprietary VOIP systems with Dialogic, CISCO and other telecommunication systems. From December 1997 until January 2000, David served as IT Manager for Suffolk Construction. Mr. Kleiman has more than 12 years of professional experience in information systems management, and specializes in VPNs and firewalls, having written several secure installation procedures and configuration guides. Since joining the Company, he has developed a Windows NT/W2000 security lockdown tool that we believe surpasses both National Security Agency and NIST guidelines. A former security analyst with the Palm Beach County Sheriff's Office (June 1994 - December 1997) Mr. Kleiman continues to own and operate an outside network consulting company specializing in designing perimeter security and network security architectures. Mr. Kleiman is a Microsoft Certified System Engineer and a Cisco Certified Network Associate. He was educated at the Palm Beach Community College and Emery Ridell University, where he majored in Computer Science. Mr. Kleiman has not held any position with any other public company.

Jerald Berkowitz, Director of Marketing: Mr. Berkowitz joined Securit-e-Doc, Inc. in February 2002. Prior to joining the Company, he was Director of Strategy and Branding for RCI, a human resource solutions company, from February 1997 until February 2002. Prior to that, Mr. Berkowitz was director of marketing at Video Jukebox Network, and vice president, sales and marketing for Parham-Santana, the brand and creative firm in New York City. Mr. Berkowitz has been engaged in the business of brand and product development for more than fifteen years. His achievements include developing the brand identity for The V Foundation for Cancer Research and winning Billboard Magazine’s prestigious Billie Award for Best Cable Trade Advertisement for The BOX, the interactive, on-air service of Video Jukebox Network. Mr. Berkowitz will utilize his experience in branding and marketing to our products, and will help develop and drive our brands, products and services throughout the world. Mr. Berkowitz has not held any position with any other public company.

Dr. Anthony James Catanese has been on the Securit-e-Doc, Inc. Board of Directors since May, 2000. In July, 2002, Dr. Anthony James Catanese became the President of Florida Institute of Technology, in Melbourne, Florida. Florida Institute of Technology is known for its quality undergraduate and graduate programs in engineering, science, technology, business, humanities, psychology, communication and aviation. Florida Institute of Technology was named as one of just two Florida universities in Peterson’s guide of Top Colleges for Science. Prior to joining Florida Tech, Dr. Anthony James Catanese served for twelve years as President of Florida Atlantic University, located in Boca Raton, FL. FAU serves 23,000 regular students, and is a comprehensive research institution with emphasis in architecture, business, engineering science, teacher education and public and urban affairs. Dr. Catanese has served in business and civic organizations including: a Presidential appointment by Jimmy Carter to the National Urban Policy Task Force; the Boards of Directors of the Governor's Commission for Sustainable Florida; AvMed (South Florida); Seaside Institute; Orange Bowl Committee; Wachovia Florida; and the Florida Association of Colleges and Universities. In addition, Dr. Catanese is currently a Professor of Finance and Real Estate in the College of Business and has authored thirteen books. Dr. Catanese received his Ph.D. from the University of Wisconsin-Madison in Planning and Land Economics, a Master's Degree in Planning and Public Administration from New York University, and a Bachelor's Degree in Planning and Civil Engineering from Rutgers University.

Susan Stone has been on the Securit-e-Doc, Inc. Board of Directors since June 2000. Susan Stone joined our board after 35 years of international business experience. Since April, 1999, Mrs. Stone has been the chief executive officer of D. Stone Inc., a multi-million dollar import company with 10 offices, 30 factories and 2000 employees worldwide, whose customers include Fortune 500 companies and many national retail chains. During Mrs. Stone’s career, she led trade missions to negotiate terms of trade between U.S.-based companies and governments in Hong Kong, Taiwan, Korea and the Philippines. Mrs. Stone was appointed by the president of K-Mart to act as liaison between foreign suppliers and company buyers across all product lines. Upon moving to Florida in 1995, Mrs. Stone was a partner in several successful development projects including the Admiral's Cove, in cooperation with The Frankel Organization in Jupiter, Florida, and The Estates of Sims Creek, also in Jupiter, which she developed with her husband.

Stephen G. Sullivan, Sr. has been on the Securit-e-Doc, Inc. Board of Directors since December 2001. In April of 1999, Mr. Sullivan founded AdvantEdge Healthcare Solutions and Performance Systems, Inc., and is currently serving as Chief Executive Officer. AdvantEdge is a provider of practical software solutions in the healthcare market. From March of 1997 to April of 1999, Mr. Sullivan was CEO of PSI Communications, and spent several years providing a full range of professional and operational consulting services, focusing on the medical, pharmaceutical and telecommunications industries. Mr. Sullivan has over 34 years of experience in information systems, system design, development, programming, sales, finance, marketing and product management, and has spent the last 26 years in healthcare information systems and services. Mr. Sullivan has a commanding knowledge of the healthcare IS market, and an innate ability to "sense" the market's dynamic demands for computer applications that serve the industry. Mr. Sullivan founded Administrative Information Systems Corporation, which was sold in 1991 and was a leading provider of software system solutions and services to healthcare providers for over 26 years.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

At June 30, 2002, there were 35,089,799 Shares issued and outstanding. As of June 30, 2002, the security ownership of the following persons and entities, who were either executive officers, directors of the Company or were known to the Company to own more than five percent (5%) of the Company's outstanding voting securities was as follows:

Title of Class (1)	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (a)
Common Stock	Robert H. Barron (b) 515 North Flagler, P#400 West Palm Beach, FL 33401	20,062,500	55.37%
Common Stock	Walter Brannock (c) 515 North Flagler, P#400 West Palm Beach, FL 33401	619,500	1.71%
Common Stock	Dean W. Turpin (d) 515 North Flagler, P#400 West Palm Beach, FL 33401	416,667	1.15%
Common Stock	Helen M. Barron (e) 515 North Flagler, P#400 West Palm Beach, FL 33401	250,000	0.69%
Common Stock	Stephen Sullivan (f) 515 North Flagler, P#400 West Palm Beach, FL 33401	333,334	0.92%
Common Stock	Anthony J. Catanese (g) 515 North Flagler, P#400 West Palm Beach, FL 33401	41,667	0.11%
Common Stock	Susan J. Stone (h) 515 North Flagler, P#400 West Palm Beach, FL 33401	1,833,334	5.06%
Common Stock	Thomas J. Talleur (i) 515 North Flagler, P#400 West Palm Beach, FL 33401	100,000	0.28%
Common Stock	John J. Polo (j) 515 North Flagler, P#400 West Palm Beach, FL 33401	0	0
Common Stock	All officers and directors as a group (8 persons)	23,657,002	65.02%
(a) Based upon 36,231,345 Shares issued and outstanding as of June 30, 2002, which reflects the one for three-share recapitalization.
(b) Mr. Barron is the Company's President, CEO and Chairman.
(c) Mr. Brannock is an Executive Vice President and Director of the Company. He owns 203,000 Shares jointly with his wife and has a beneficial interest in 50% of the 833,000 Shares owned of record by Chandler Marie LLC.
(d) Mr. Turpin is an Executive Vice President and a Director of the Company.
(e) Mrs. Barron is an Officer and Director of the Company and is the wife of Robert H. Barron.
(f) Mr. Sullivan is a Director of the Company. He received the Shares by gift from Mr. Barron.
(g) Dr. Anthony J. Catanese is a Director of the Company.
(h) Mrs. Stone is a Director of the Company and owns beneficially 1,833,334 Shares. Her husband, Dan Stone, is the beneficial owner of 1,833,334 Shares and Mrs. Stone disclaims beneficial ownership of the Shares owned by her husband. An additional 277,778 Shares are beneficially owned by a pension fund administered by Mrs. Stone. Mr. Stone is the sole beneficiary of the pension fund. Mrs. Stone disclaims beneficial ownership of the Shares owned by the pension fund. A total of 50% of the 277,778 Shares owned by the pension fund are being registered for sale in this registration statement.
(i) Mr. Talleur joined the Company in October 2002 as Chief Security Strategist and devotes approximately 50% of his business time to the Company. The Company and Mr. Talleur agreed upon a compensation of 400,000 Shares of which 100,000 Shares vested as of November 10, 2002, 100,000 additional Shares will vest on December 31, 2002, and 200,000 Shares will vest in 2003 or subject to terms of a future employment agreement. This agreement is cancelable upon 10 days notice prior to December 31, 2002.
(j) Mr. Polo became the Company's Chief Operation Officer in September 2002.

ITEM 12. DESCRIPTION OF SECURITIES.

The following summary description of the securities is not complete and is qualified in its entirety by reference to our restated and amended articles of incorporation and bylaws which are exhibits to this registration statement.

The authorized capital stock of the Company consists of 100,000,000 Shares of common stock, par value $.0001 per share, of which 35,089,799 Shares are issued and outstanding as of June 1, 2002. The Company is also authorized to issue 25,000,000 Shares of preferred stock, par value $.0001 per share, none of which are issued and outstanding. The following statements relating to the capital stock set forth the material terms of our authorized securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to our Articles of Incorporation, as amended and to our By-laws, which are filed as exhibits to this registration statement. On December 4, 2001 the holders of the previously authorized 2,611,670 shares of non-voting Class B common stock were converted into an equal number of Shares of Class A common stock. All references to Shares hereunder refer to our Shares of Class A voting common stock.

Common Stock

The Articles of Amendment to the Articles of Incorporation authorizes 100,000,000 Shares of common stock, par value $.0001. The holders of our Shares are entitled to one vote for each share on all matters to be voted on by the shareholders. There are no cumulative voting rights with respect to our Shares. Our shareholders are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, our shareholders are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding Shares are fully paid and non-assessable. Our shareholders have no preemptive rights to purchase any additional Shares. There are no conversion or redemption rights or sinking fund provisions with respect to our Shares.

Redeemable Warrants

As of June 30, 2002, the Company had outstanding redeemable warrants to purchase 1,541,875 Shares. The redeemable warrants have been issued to 17 persons, all of whom are present or former employees, or private investors, of the Company. The redeemable warrants provide for an exercise price equal to a discount of 10-75% discount from the primary offering price prior to the completion of the minimum primary offering, or after completion of the minimum offering  and the commencement of listing or quotation of our Shares, based upon the prevailing market price of our Shares from time to time, based upon the date of exercise. To date, there is no public market in the Company's Shares.  Reference is also made Item 26, Recent Sales of Unregistered Securities", and Item 27, Exhibits, and specifically exhibits 10(iv) and 10(v)(1-15) and 10(vi)(1-10) regarding redeemable warrant and option agreements.

Undesignated Preferred Stock

The Articles of Amendment to the Articles of Incorporation authorizes 25,000,000 Shares of preferred stock, par value $.0001 (the "Preferred Stock") and vest in the Company’s board of directors the authority to establish one or more series of Preferred Stock by the designations, preferences, limitations and relative rights, including voting rights, of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation. In order to establish a series, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation.

The Board of Directors is authorized, without further action by our shareholders, to provide for the issuance of Preferred Stock and any Preferred Stock so issued would have priority over the Shares of common stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of common stock.

Series A Convertible Preferred Stock

Our Board of Directors authorized the issuance of 3,000,000 shares a 5% Series A Convertible Preferred Stock, par value $.0001, which has the following designation: This is established as a separate series of Preferred Stock designated as the 5% Series A Convertible Preferred Stock (the “Series A Preferred Stock”). To date, none of the shares of 5% Series A Preferred Stock, which shares shall be convertible into an equal number of Shares of our common stock on and after one-year from any issuance and sale of any shares of Series A Preferred Stock. The Series A Preferred Stock shall have an annual cash dividend of 5%. Except as set forth in the Articles of Incorporation, all shares of Series A Preferred Stock shall, to the fullest extent permitted by law, be identical in all respects, shall vote together as a single class and shall entitle the holders thereof to the same rights, privileges and preferences and shall be subject to the same qualifications, limitations and restrictions. See Exhibit 4(i) Certificate of Designation of Convertible Preferred Stock.

Registration Rights

The Company is registering for sale pursuant to this primary offering a total of 1,500,000 Shares, and in a concurrent secondary offering this registration statement includes 1,218,669 Shares for resale by Selling Shareholders.The primary offering by the Company and the concurrent secondary offering by the Selling Shareholders are not dependent upon one another. However, Selling Shareholders may not commence selling any Shares registered hereunder unless and until the Company successfully completes at least the minimum offering of 500,000 Shares and the Shares have become subject to quotation or shall be listed on an exchange. If we use an underwriter for this offering, the underwriter may negotiate to have the right to limit the number of Shares to be included in the registration statement by Selling Shareholders or to place other restrictions on the rights of Selling Shareholders, including the timing of any sales under the registration statement. In addition, an underwriter may demand, as a condition to participation in any underwriting of this offering, the right to exclude certain Shares held by certain Selling Shareholders with registration rights.

Expenses of registration. We will pay all expenses relating to any demand or piggyback registration. However, Selling Shareholders we will be required to pay for any commissions associated with their sale of any Shares being offered hereby.

Expiration of registration rights. The registration rights will terminate if a Selling Shareholder can resell all of their Shares pursuant to Rule 144 of the Act or have available the right under Rule 144(k) of the Act to have the legend removed with respect to such Shares.

Potential Anti-Takeover Effect of Authorized "Blank Check" Preferred Stock

Our articles of incorporation, as amended, allow our board of directors to issue 25,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that the board of directors designates one or more series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition   by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our Shares. This could have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

Shareholder Meetings

Under our amended and restated articles of incorporation and bylaws, our board of directors or holders of 10% or more of our Shares may call special meetings of shareholders. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's board of directors. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends in the near future.

Transfer Agent

Our transfer agent for our Shares of common stock is Florida Atlantic Stock Transfer Co., 7130 Nob Hill Road, Tamarac, FL 33321.

Listing or Quotation

Following this registration statement being declared effective by the SEC, and the completion of at least the minimum offering, we plan to become subject to quotation on the OTC:BB under the symbol "SDOC". If we are successful in completing the sale of approximately 50% of the maximum primary offering (750,000 Shares), at an offering price of $9.00, we believe that we will satisfy the Stockholders' Equity and Market Value requirements in order to qualify for listing on the NASDAQ Small Cap and the American Stock Exchange. This assumption includes Shares owned by Selling Shareholders and Shares held by non-affiliates who have satisfied the holding period required by Rule 144(k). However, there can be no assurance that we will successfully complete the sale of at least 750,000 Shares in the primary offering, that the market price of our Shares will, in fact be $9.00 or more, or that the market price will be sustained at the minimum bid price of either the NASDAQ Small Cap or the AMEX. The following are the listing requirements for such exchanges:

Listing Requirements	NASDAQ Small Cap	AMEX
Entry Fee	$47,500	$55,000
Annual Fee	$8,000	$22,500
Stockholders’ Equity	$5,000,000	$4,000,000
Shares in Public Float	1,000,000	1,000,000
Operating History	1 year	2 years
Market Value of Public Float	$5,000,000	$15,000,000
Minimum Bid Price	$4.00	$3.00
Round Lot Holders	300	400
Market Makers	3	1 specialist
Corporate Governance	Yes	Yes

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.

Experts

Wieseneck, Andres & Company, P.A., our independent auditors, have audited the consolidated financial statements in this registration statement for the years ended December 31, 2001 and 2000. Our independent auditors, Wieseneck, Andres & Company, P.A., have no interest including securities, options, warrants or rights received or to be received.

Counsel

Our attorney, Thomas J. Craft, Jr., P.A., West Palm Beach, FL, will pass upon the validity of the issuance of the Shares of common stock offered hereby and certain other legal matters. Thomas J. Craft, Jr. is shareholder of the Company and is a principal of CR Capital Services Inc., a corporate securities consultant to the Company. Mr. Craft is the owner of 166,667 restricted Shares and was granted warrants to purchase 40,000 restricted Shares per year for the next three years. The options/warrants expire five years from March 19, 2002. The warrants to purchase initial 40,000 Shares have vested and are exercisable at a price equal to a 75% discount from the average closing bid price of the Shares during the five day period prior to date of exercise. The warrants to purchase 40,000 Shares that vest on January 2, 2003 and 2004, respectively, are exercisable at a 25% discount from the closing bid price of the Shares on January 2, 2003 and 2004, respectively.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

The articles of incorporation, as amended, provide as follows with respect to indemnification:

To the maximum extent permitted by the Florida Business Corporation Act, the Corporation shall:

(a) indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

(c) Expenses incurred by an officer or director in defending a civil or criminal preceding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation.

(d) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement vote of shareholders or disinterested directors, or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS.

Reference is made to the disclosure set forth in Item 19, "Certain Relationships and Related Transactions", below.

ITEM 16. DESCRIPTION OF BUSINESS.

Overview and Business Background

Securit-e-Doc, Inc. was incorporated in March 2000 as a Delaware corporation and changed its domicile to Florida in October 2000. The Company's plan is to sell secure encryption software, known as Securit-e-DOC®  or S-DOC™. Securit-e-DOC® was originally developed by The Netsurfers Corporation, a Florida corporation ("Netsurfers"), wholly-owned by Robert H. Barron, the Company’s chairman, CEO, president and principal shareholder. On April 7, 2000, the Company purchased all right, title and interest in and to Securit-e-DOC® and SITT® from Netsurfers for $500,000 in a note payable with interest at 9.5% per annum. The note was repaid by the Company during 2000 and 2001. See Item 19, "Certain Relationships and Related Transactions".

The Company is in the development stage and has not generated any revenues to date.

We have developed and are presently marketing our encryption software and services to businesses and organizations, including governmental agencies for secure transmission of data and other information over the Internet or other open networks.

We have completed the development and have a utility patent pending for our Secure Information Transport Technology ("SITT®"), which is the platform of our encryption software. SITT® is an automated, customizable, server-generated delivery encryption process. This encryption process has been incorporated into our software application enabling the secure transmission of electronic files or other electronic information over the Internet or other open networks. We believe that our encryption software can be applied in all areas where digital information needs to be securely stored, transported, and delivered using the Internet or open networks.

Our encryption software solution (S-DOC™) is based on an Internet (Web Browser) client interface and our Secure Information Transport Technology ("SITT®"). We believe that our technology has advantages to other data protection and encryption technologies because it is a server-based technology and needs only a standard client browser program, such as the Microsoft Internet Explorer or Netscape, to allow the secure encryption, transport and/or storage of any type of electronic document. See "Advantages of Our Encryption Software" below.

Our S-DOC™ software solution requires no client-side software and allows any authorized user access to files and/or documents from any web browser on any computer connected to the Internet or other open networks. This provides users with secure global access and highly protected point-to-point communications solutions, as well as a secure data store.

The key feature that differentiates our security software solution from other competitors is the implementation of our SITT® encryption/compression delivery system. This powerful encryption system eliminates the need to implement a complex PKI ("Public Key Infrastructure") solution to protect data. It eliminates the need for information security dependent on third parties. In addition, it eliminates the need to manage and inventory "private keys". It eliminates the need for VPN’s ("Virtual Private Network") to insure the security of transporting data over an open network. It eliminates the need to install complicated and costly client-side software in order to enable secure communication over the Internet or intranets. In addition, since the entire file system is fully encrypted (not just the data), our solution eliminates dependency on a firewall to keep unauthorized users out of a data-store. Even if an unauthorized administrator gained access to a server operating our secure encryption software, the entire file system remains encrypted and unreadable.

We believe that our encryption software reduces the costs associated with security breaches, including losses related to obtaining confidential documents by unauthorized third parties.

We intend to form strategic alliances to assist us in obtaining broad application and platform support for our encryption software product and services. We believe that our S-DOC™ software solution combined with our planned strategic alliances provide a complete solution to address the rapidly growing Internet security software and services market.

Security Software Market in Overview

The security software market is composed of four major sectors: anti-virus, firewalls, encryption, and security authentication/authorization/administration. Our software product is positioned in two of the four sectors: encryption sector and authentication/ authorization/ administration sector. We expect and These sectors are expected to grow significantly.

Within the security software market, entry into the anti-virus and firewall markets is considered difficult, given the high entry barriers such as research and development costs, marketing expense and intense competition. Entry into encryption and authentication/authorization/administration sectors, however, is considered by our management to be a viable proposition given our highly advanced encryption software application.

Key Trends in Security Software

The Company believes that within the next five years, communication networks are expected to migrate from private networks to public networks/infrastructures such as the Internet. We expect this development to increase the demand for security products generally and for our encryption software. The Company believes that end-to-end client solutions will become the prevailing standard. Smaller providers of security software are expected to use their core technological capabilities and distribution channels and pursue arrangements with leading security software companies to compete in the security software market.

Business Objective

We believe we have a cost-effective encryption software solution that can be easily integrated into web browser-based communication networks. Our software solution will only be installed on network-servers connected to the Internet or other open networks. To utilize our encryption software, authorized users will access our software application over the Internet or other open networks from a web browser. While the majority of organizations still use paper-based delivery of their information, we believe that the market for secure information delivery and accessibility will grow significantly within the next five years. The Health Information Portability and Accountability Act ("HIPAA") and other government regulations are increasingly requiring Internet or other open network based on-line security solutions in areas such as healthcare, government and financial services. We believe that with our encryption software solution, we are well-positioned to benefit from this development. We have recently organized a subsidiary, Securit-e-Health, Inc., for the purpose of pursuing our opportunities in the healthcare industry. Our business plan includes entering into joint ventures or other arrangements with strategic partners through the formation of new subsidiaries in order to exploit new markets  as they develop.

Advantages of Our Encryption Software

We believe that our encryption software has the following advantages:

- High Security - Our encryption software combines simplicity, flexibility, compression and powerful encryption. Our software does not require the use of special encryption keys and it is fully automated.
- Global Accessibility - Our encryption software is server-based and eliminates the need for client-side software. As a result, it can be accessed and utilized globally via any standard Internet web browser.
- Data Transport - Our encryption software solution does not have any file size restrictions which are generally applicable to other information delivery systems.
- Shared File Storage - A secure, fully encrypted, storage repository managed by our software gives authorized users remote access to sensitive company information.
- Secure Messaging - Our software solution enables instant point-to-point secure messaging between authorized users.
- Granular Permission - Our software allows organizations to take control of digital rights in a simple group fashion. Individual users are granted authorization according to a desired company hierarchy.
- Simple Installation - Our encryption software is server-based. No client-side software needs to be installed.

Therefore, we believe that utilizing our software, our potential customers and their authorized users benefit greatly with this highly secure, reliable and cost-effective solution for delivering, sharing and storing digital documents or files.

Business Strategy

Our goal is to become a leading provider of encryption software to businesses, government agencies in the US and other organizations. To achieve our goal, we shall depend upon the successful completion of at least the minimum primary offering and must implement a business strategy in order to accomplish the following:

Building our core business by:
- obtaining sufficient financing to increase our resources to grow the business;
- developing a strong brand and reputation in the markets in which we operate; and
- attracting and retaining clients that are leaders in their respective fields.

Increasing and diversifying our revenue streams by:
- establishing our encryption software as the leading software solution for secure file transmission;
- increasing recurring transaction-based revenue; and
- creating a revenue sharing program for ASP’s.

Entering into strategic relationships for:
- developing new strategic partnerships and alliances;
- increasing the number of qualified members on our sales and marketing team; and
- developing new products and technologies.
- pursuing licensing agreements with other software manufacturers who specialize in developing secure information management solutions

Our Competitive Position in the Security Software Market and Key Differentiation Factors

The market for encryption software is highly competitive. Few solution providers have been in the market for more than five years, and new entrants continue to emerge on a regular basis.

We believe that the following four key factors differentiate us from our competitors in the encryption technology market:

1.    Digital Encryption Security: Our encryption software provides high levels of digital security, using standards such as SSL, multiple selections of  encryption algorithms, permission-based access controls, and user-controlled password systems. Additionally, we own the SITT®, a utility patent pending encryption delivery system. SITT® produces a hardware or software-generated random-based encryption and compression technology, excluding any human factor from the process. During server installation, our clients will be able to choose from a selection of proven standard encryption algorithms. There is no need to install client-side software.

2.    Deployment Architecture: Most encryption software solutions require customers to load or install software applications on each user computer. This approach may require revisiting every company computer on which the software application is loaded, if future software upgrades need to be installed. More advanced forms of upgrading application software use the Internet for client software downloads. Our approach delivers these functions using only our encryption software and a properly configured web browser.

3.    Collaborative Functionality: Collaborative features of our software facilitate the sharing, communication and transport of information between users. Basic functionality enables data transfer from a sender to a recipient. We have advanced features including sharing and storage of group or personal files that can be accessed anywhere with appropriate authorization and enhanced features such as instant messaging, bulletin boards, chat rooms, interactive viewers and calendars, among others.

4.    Ease-of-Ownership: Organizations that install software solutions are often concerned with the combined financial and technological impact and cost of any newly introduced solution. High-cost solutions force the customer to purchase hardware, software, and human resources to install and maintain the product. Application service providers (ASPs) provide an alternate cost structure that utilizes specific technical knowledge and overhead in one firm that then sells its services to its customers. Our product is a complete in-house software solution, utilizing and capitalizing on a customer’s existing hardware infrastructure and human resources to maintain the features of the product. We believe that by our design, administration and maintenance, ease of use of our software will be relatively simple. We offer a cost-effective and easily deployable in-house solution, eliminating the dependency and trust in third parties.

Competition in the Security Software Market

Our competitors are within three groupings using the four differentiating factors as discussed above (i.e., digital security, deployment architecture, collaboration functionality, and cost-of-ownership):

Potential new entrants – Companies in this competitive segment focus specifically on security software and hardware, data management/storage or data transfer. However, we believe that none of these firms combine security with basic data storage or transfer features. As a result, we do not consider these firms to be our direct competitors. However, it is possible that any one of these firms could forge alliances or otherwise develop the capabilities to offer digital "content assurance" solutions and become a more direct competitor of ours.

Indirect Competitors – Indirect competitors offer combinations of basic digital security and rudimentary document collaboration functionality such as data transfer. However, these competitors fail to fully combine key elements of all four key factors into an integrated solution set.

Direct Competitors – Direct competitors provide solutions that utilize all four differentiating factors in varying degrees. Companies that directly compete with us by utilizing all four factors shall present are most serious competition. However, we believe that our unique combination of features, and our client-owned, server-based software solution, will enable us to compete effectively in the marketplace.

The market for secure online communication solutions is new, rapidly evolving and highly competitive. The level of competition is likely to increase as current direct competitors improve their offerings and as new competitors enter the market for security software solutions. Many of our direct, indirect and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of our competitors may be able to enter into these strategic or commercial relationships on more favorable terms. Additionally, these competitors have research and development capabilities that may allow them to develop new or improved products that may compete with our software product line. New technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition may have a negative impact on our profit margins. We may be unable to compete successfully against current and future competitors, and competitive pressures faced by us could harm our business and prospects.

Methods of Competition

With the successful completion of the primary offering, assuming the we are successful in completing the maximum offering, we plan to pursue the rapid expansion of our target market for encryption software. If we complete only the minimum offering, then our expansion will be delayed and certain uses of proceeds will be reduced. See "Use of Proceeds" above.

Positioning and target customer: Our encryption software will be positioned as a secure encryption communication platform. Marketing will emphasize features such as high security, simple deployment, customer-ownership and control of the technology and the data, easy customization, global accessibility of the data, and relatively low cost. Marketing efforts will focus on the expert security community and the reseller channels to build up our reputation in the industry and attract customers including resellers/solution providers and corporations, governmental agencies and other organizations.

Pricing: The pricing policy will have two guiding elements: (1) price reasonably to increase penetration into the reseller and customer channels; and (2) provide solution providers with competitive margins. Pricing for enterprises requiring more than 25,000 seats and for OEM licensing will be determined based upon the scope and requirements of the specific relationship.

Availability of our Products

With the successful completion of this offering, we project that we will be able to meet expected future demand for our software solutions.

Customer Base and Principal Markets

We currently have only 10 clients that are conducting pilot programs of our security software under license agreements and there can be no assurance that we will obtain any additional clients in the near future or otherwise.

To date, we have licensed our software product for piloting to the following clients:
- Department of Treasury, Office of the Inspector General, Washington, D.C.
- National Aeronautics and Space, Administration Headquarters, Washington, D.C.
- North-Shore Long Island Jewish Health System, 125 Community Drive, Great Neck, NY 11201

We received a pilot program request, which was dependent upon the FIPS approval, from the following governmental organizations:
- The US Treasury Department of Veterans Affairs, Washington, D.C.
- The United States Treasury, Department of US Customs Service, Washington, D.C.
- United States Government, Law Enforcement Secret Service, Washington, D.C.

To the extent that we obtain additional clients, we believe that at least initially a limited number will account for a high percentage of our revenues. Further, the loss of one or more of our potential clients may materially and adversely affect our business, financial condition and results of operations.

Our main target customers for our security software are corporations, agencies or organizations that require the security of their digital information under their own control. We believe that such customers will be the most likely to place purchase orders for our encryption software. We have identified the following target customer groups for marketing our software:

Legal Services – Legal organizations such as law firms and their clients clearly value the confidentiality of their information.

IT Services – Within information technology (IT) services, computer systems design, computer facilities management and software development firms.

Financial Services – Depository institutions (e.g., commercial banks, savings institutions and credit unions), non-depository credit institutions (e.g., federally sponsored credit agencies, business and personal credit institutions and mortgage bankers and brokers) and security broker/dealers.

Management Services – Accounting, auditing, consulting and public relations services manage and create sensitive client information on a regular basis and communicate with their clients using email and the Internet. Companies in this sector are currently in the process of developing their Internet-based communications and collaboration solutions.

Health Services – Physicians, hospitals, and HMO’s manage their patients’ private information on a daily basis. In addition to basic doctor-patient privilege and confidentiality, the Health Insurance Portability and Accountability Act of 1996 (HIPAA) mandates that the new security standards will be geared toward protecting patient records, while permitting appropriate access by healthcare providers and others who need it.

Government Agencies – Federal and state inter/intra communications, tax collections, voting, and newly established federal and state security agencies must manage highly confidential data on a regular basis.

Our Sales and Distribution Methods

We intend to pursue distribution relationships with entities that share a common market approach in two key areas:

  Focus on Business Customers – Companies who market their products or services to the business sector are most likely to adopt our products and, in turn, market our products through their existing customer relationships.
  Need Secure Information Management solutions – Companies who sell or provide applications for the management of electronic information and require additional security or information management features will benefit from our products.

Technology resellers (solution providers) and OEM’s meet both of these criteria.

Resellers: Resellers have existing relationships with organizations in the selected vertical markets and therefore resellers will be able to market the Company’s product solution, because of their intrinsic interest in having security software solutions for to their customers. We will focus specifically on systems integrators and solution providers/VAR’s. System integrators are resellers who combine different software and hardware solutions to fulfill a specific customer requirement. Solution provider and VAR’s provide their business customers with both integration and consulting and we believe that both should provide a ready customer base and a fertile ground for future business development, as these resellers discover new solutions for our products and technologies. To date, we have agreements with the following solution providers and Value Added Resellers, which agreements are attached as exhibit 10 (vii) hereto:

- ADS Infotech, LLC
- Computing Concepts, Inc.
- DISEC Inc.
- Engineering and Professional Services Incorporated
- Encryption Information, Inc.
- EuroUScom GmbH
- PC Services, LLC
- Global e-Strategies, Inc.
- Savvydata, Inc.
- Suricata
- Transglobal Security Systems, Inc.
- E-Business-Plus, Ltd.

Original Equipment Manufacturers: We also intend to pursue relationships with strategic partners who will provide a platform for further extending the core functionality of our products. Agreements with OEM’s, we believe, should generate significant licensing revenues. However, to date we have not entered into any agreements or received any purchase orders from any OEM's nor have we generated any revenues from OEM's or any other sources. Our cross-platform capable software architecture lends itself to installation and operation on a variety of server operating systems (e.g. Microsoft, Sun, Unix, Linux, etc.). This capability should open many markets for our encryption software. If and when the market for our products and technology matures, of which there can be no assurance, we may choose to develop and use a direct sales force and offer our products through an on-line application service provider model as well as consider marketing opportunities through product wholesalers.

Advertising: Advertising will be designed to generate sales from customers served by resellers. Our advertising shall also be directed to recruit resellers and solution providers. Industry trade magazines and websites will be utilized to achieve corporate recognition and brand awareness for us and our products.

In the future, direct mail will be used in addition to our print and online advertising to target customers and maintain ongoing relationships with existing firms to enhance customer retention and market awareness. Our website will be used to support the advertising and sales effort with additional information. The website is designed to generate sales, provide information to customers and resellers, promote the corporate image and convey messages consistent with our mission. It is our intention that our website will become an information resource and technical support vehicle for both the resellers and end-users. Traffic to the website will be initiated primarily through listing on search engines, banners on portals and security or vertical industry websites and content sponsorships.

Public Relations: Public relations will become an important strategic marketing tool for us in the future. We believe that as part of our marketing program and in order to develop relationships with a significant number of resellers and software OEMs, potential customers will need to be presented with authentication and endorsement of our products and technologies. Public relations will be focused on achieving such a result by targeting thought leaders such as technology magazine editors and published security experts whose opinions are heavily considered when evaluating security solutions. Information about our products and us will be offered in a media kit format to relevant publications. Public relations will also forge and maintain relationships with the publications and editors to ensure positive and recurring coverage about the Company, new developments and successes.

Trade shows: Trade shows targeted to the reseller community will constitute an important forum for increasing our visibility and furthering market education. We expect to use trade shows for demonstrations, technical discussions, and recruitment purposes.

The level of our sales and marketing efforts will be dependent upon the proceeds of our primary offering. See "Use of Proceeds" above.

Employees

Our management believes that our relations with our 31 full-time employees including our full-time executive officers is excellent. We are not a party to any collective bargaining agreements, nor are we aware of any pending union petitions related to any of our employees. We intend to hire additional personnel upon the successful completion of this primary offering. There can be no assurance that we will be able to hire and retain qualified personnel to fulfill our business plan.

Patents, Copyrights and Trademarks

We have registered trademarks for Securit-e-Doc® and SITT®. As our business develops, of which there can be no assurance, we intend to register additional trademarks and other rights with respect to our business and products, including patents. We were issued the following trademarks or await assignment of trademarks:

S-DOC™, Pending;
SECURIT-E™, Pending;
SECURIT-E-Lok™, Pending;
SECURIT-E-Vault™, Pending
TSEM™, Pending; and
IHTML™, Pending.

We also filed the following patent application and amendments:
Method for Secure Data Transport, filed in March 2000, Pending, and
Method, Apparatus, and System for Secure Data Transport, filed in March 2001, Pending.

We were granted copyrights for our Securit-E-Doc software product, and have a copyright application pending for Securit-E-Lok.

There can be no assurance that our trademarks and patents, among other rights, will protect us from competition or that if any patent is granted that it will not be able to be successfully challenged by present or future competitors or other third parties.

Government Regulation

As of January 14, 2000, the U.S. government relaxed regulatory policies on the export of encryption technology that had previously been in place. The revised U.S. encryption policy provides that exporting parties must have government permission to sell encryption technologies to any foreign government or military organization and give notification of any electronic export via electronic transmission of publicly available cryptography. The new policy is designed to allow greater flexibility to export encryption software. As a result, U.S. companies are freer to compete in international markets while the U.S. maintains some preventative measures regarding the export of such software to terrorist governments and organizations. The U.S. Commerce Department has stated that it will liberalize export controls as necessary to maintain competitiveness.

The original policy, announced on September 16, 1999, required a technical review of all encryption products in advance of sale, a streamlined post-export system, and a government review of exports to foreign governments. The policy was designed to uphold law enforcement and national security, protect privacy, and promote electronic commerce. However, many encryption software companies found the policy too restrictive and were unable to compete adequately in the global marketplace.

The revised policy still upholds the U.S. government ideals of law enforcement and security while allowing greater access to international markets. Targeted terrorist countries that have been defined to include Cuba, Iran, Iraq, Libya, North Korea, and others, will not be eligible to receive encryption exports from the U.S.. However, the U.S. in the aftermath of the September 11, 2001 attacks and the announced war on terrorism is likely to carefully consider any notification of export.

When determining whether a product can be exported, the new regulations consider details such as bit size and retail and non-retail exports to determine final export decisions for each product. More specifically, encryption retail products may be exported to any end-user (except to the prohibited countries). Retail products have been identified as those that are:

    designed for individual consumer use
    are sold through independent retailers
    are sold to the public in large volume
    do not require substantial technical support
    do not allow users to easily change the functionality
    are not customized to a customer’s specifications
    and are not "high-volume" network infrastructure products.

Export licenses are still required for exports of non-retail products.

U.S. exporters can export and re-export all encryption items, except cryptoanalytic products and their related technology, immediately to the 15 EU member states, and Australia, Czech Republic, Hungary, Japan, New Zealand, Norway, Poland and Switzerland without a license (i.e., under a license exception). Exports to worldwide offices of firms, organizations and governments headquartered in these nations and Canada are also permitted. U.S. exporters can ship their products under this new policy immediately after submitting a Commodity Classification request to BXA, rather than waiting for the review and classification to be completed. Commodity Classification was filed with the BXA in April of 2001 and license for export was granted under export control classification number 5D002, license exception ENC, for country charts NS1 and AT1. Our management therefore believes that we will be able to effectively compete in a number of global markets in addition to our domestic market.

Recent Developments and Status of Our New Products or Service

Federal Compliance under Federal Information Protection Standards (FIPS 140-1). We have completed documentation and testing by a National Institute of Standards and Technology approved laboratory. The SITT® encryption system was evaluated for performance and compliance under FIPS 140-1. Validation, which was granted on October 30, 2002, certifies compliance with Federal Standards for our SITT® encryption system and enables federal agencies to purchase our S-DOC™ 3.0 Software Product. In July 2002, we have become a Government Service Agency vendor (GS-35F-0639M), which enables us to sell our software product to several federal agencies. We have finished Securit-e-Lok, a software program that enhances server security, and begun distribution and marketing through our resellers.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The following discussion should be read in conjunction with the financial statements and notes thereto and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

As of the date of this prospectus, we have not generated any revenues, and there can be no assurance that we will generate revenues. However, if we do generate revenues, those revenues will likely consist of software licensing fees, consulting fees and support and maintenance fees.

Plan of Operation and Marketing Plan

We have completed development of our SITT® encryption delivery software. We expect our proprietary software to be applied in all areas where digital information needs to be securely stored, transported, and delivered over the Internet or intranet networks.

While the majority of businesses today still rely on paper-based delivery of their information, we believe that the market for secure information delivery software is poised for significant growth within the next five years. Health Insurance Portability and Accountability Act ("HIPAA") and other government regulations are increasingly requiring demanding on-line security solutions in industries such as healthcare, government and financial services, which further drives the development of security solutions.

Our goal is to become a leading provider of secure encryption software products to businesses and government agencies in the United States and subsequently in other countries throughout the world. In order to achieve our goal, we must implement our business strategy as described under "Description of Business" above and successfully complete at least the minimum primary offering.

There are several options to bring new software products to the market. We have chosen to focus mainly on solution providers and software OEM relationships to help us achieve rapid market penetration. However, our management does recognize that the market for software products is subject to constant and rapid changes. Initially, we will pursue resellers and software OEM’s. To date, we have entered into agreements with 8 solution provider and 4 value-added distributors for the distribution and sale of our encryption software. See exhibits 10(vii) 1-8 and (viii) 1-4. As the market matures and our products gain acceptance, we will consider expanding our efforts to add relationships with non-competing and complementary on-line service providers (e.g., idrive.com, sales.com, among others), potentially becoming a component of server hardware OEM’s such as Dell and IBM, as well as marketing our products and technology in co-branded private label arrangements with other firms. If and when the market for our products matures, of which timing there can be no assurance, we may choose to develop and use a direct sales force and offer our products through an on-line application service provider model as well as consider marketing opportunities through product wholesalers.

We plan to use advertising, public relations and trade shows as important mediums for increasing our visibility in the market. We expect to use trade shows for demonstrations, technical discussions, and recruitment purposes.

Liquidity, Capital Resources and Cash Requirements for the Next Twelve Months

The capital resources required to fund our plan of operation and fund our current operations has exceeded our operating cash flow. This negative cash flow from operations in the amount of $1,559,383 for the six-month period ended June 30, 2002, is principally due to to costs associated with salaries and rent of our office facilities. The salaries to our employees is principally for our continued software development.  We expect to continue recording negative cash flow from operations for at least the next twelve-month period because of our continuing operating expenses as we continue to develop our software product and fund our marketing activities. To date, we have not generated any revenues from the sale or license of our software product. There can be no assurance that we will attain break-even cash flow from operations in subsequent periods. Until sufficient cash flow from operations is generated, we will need to use our current and future capital resources to meet our cash flow requirements and may be required to issue additional debt and/or equity securities.

We expect our available cash and the proceeds of the issuance of Series A convertible preferred stock, if any, and proceeds from completion of at least the minimum primary offering as well as future cash flow from operations should be adequate to fund our operations and planned capital expenditures for the twelve month period following the effective date of this registration statement. We cannot be certain that we will be successful in completing the minimum primary offering. If at least the minimum primary offering is not successful or if future cash flow from operations is not sufficient, management intends to consider alternate forms of financing or to delay or modify some of our expansion plans. See "Use of Proceeds" above. We may also be required to borrow funds from our executive officers and directors. However, we have no written commitments from our executive officers or directors for any future loans and there can be no assurance that funding will be available at terms and conditions satisfactory to the Company, if at all. Depending on market conditions, we may raise additional capital at any time. However, we cannot assure you that we will be successful in raising additional debt or equity financing on terms acceptable to us, if at all. The terms of our Series A convertible preferred stock impose no restrictions upon our ability to incur additional debt or issue additional preferred stock. To date, we have not raised any proceeds from the sale of any preferred stock.

We believe that we will be able to meet the expenses related to being a public company, including increased accounting and legal fees, if we successfully complete at least the minimum offering. Our professional fees for the six-month period ended June 30, 2002, were approximately $41,000, which we funded through the issuance of common stock and loans from our CEO. The rent for our office facilities in West Palm Beach, FL, which is leased from an unaffiliated party, is $30,000 per month . We are dependent upon the successful completion of at least the minimum primary offering, to continue operating at our present level, which includes operating expenses of approximately $250,000 per month. If we are not successful in completing at least the minimum primary offering, there can be no assurance that we will be able to raise either debt or equity capital at acceptable terms, if at all, and continue operations at present levels of expense. Based upon our present funding resources of approximately $1,000,000, we can continue operating at present levels for 4 months. If we are not successful in completing at lease the minimum primary offering, we may be required to withdraw this offering, following which we would contemplate the possibility of raising capital through the private sale of our Shares and other securities. There can be no assurance that we will be successful in conducting future private sales of Shares if we withdraw this offering.

As of this date, we have effectuated none of our business strategies and there can be no assurance that any of our business strategies will be effectuated in the near future or at all. The successful implementation of our business strategies is subject to a number of risks. There are Industry Risks, Company Risks and Investment Risks. Industry Risks include "Highly Competitive and Rapidly Changing Industry", "Market for our Products may not Develop", "Dependency on Proprietary Rights"; Company Risks include "Limited Operating History", "No Revenues", "Only Limited Client Base"; Investment Risks include "No Trading Market for our Shares" and "Significant Control by Management". Potential investors should carefully read the disclosure under "Risk Factors".

Summary of our Product Research and Development

Our Research and Development will consist of three distinct areas. Our current product line S-DOC™ 3.0 is in the process of being re-engineered to operate on several operating system platforms such as Linux, Unix and Solaris. We intend to incorporate additional functionality and features to the upcoming releases of our S-DOC™,  Securit-e-Vault™ and Securit-e-Lok™ software products to respond to the needs of commercial users of our software products. We are in the process of developing customized applications that enable secure web access to a number of verticals markets such as Health Care Management and Content Management. In addition, we also focus on the development of our SITT® crypto-system, which encryption process could be used in any area where increased security, ease of use and no client side software is valued. These areas include credit card transactions, stock trades and on-line banking among others.

Expected Purchase of Assets

In connection with hiring new employees, the Company expects to spend approximately $3,500 per new employee for computer equipment and associated costs. The Company intents to purchase additional computer server and operating systems to adequately test additional products on multiple software and hardware configurations.

Changes in the Number of Employees

We currently have 31 full-time employees including our executive officers and management personnel. In order to develop our operations, we estimate that we will hire an 25 additional employees within the next twelve (12) months following the successful completion of the offering. There is intense competition for qualified personnel in the in our industry. We may not be able to attract and retain the personnel we need, and there is no assurance that we will be able to hire required qualified individuals that we believe are necessary to fulfill our plan of operation.

Results of Operations

The following table sets forth, for the periods indicated, selected items in our financial statements of operations.

	Year Ended December 31, 2000	Year Ended December 31, 2001	Period ended June 30, 2002 (Unaudited)
Statements of Operations and Net Loss Data:
Revenues	$ -	$ -	$ -
Cost of sales	-	-	-
Depreciation and amortization expenses	(22,092)	(31,038)	(21,850)
Total operating expenses	(2,971,400)	(4,156,669)	(1,915,243)
Loss from operations	(2,971,400)	(4,156,669)	(1,915,243)
Interest expense	(50,639)	(50,639)	(15,890)
Income tax	-	-	-
Net loss	$(3,020,752)	$(4,204,772)	$(1,930,732)
Basic and diluted net loss per share	$(0.10)	$(0.14)	$(0.05)
Shares used in computing basic and diluted net loss per share	30,226,427	29,351,514	35,833,721
EBITDA	$(2,948,021)	$(4,123,095)	$(1,892,992)

The row entitled "EBITDA" reflects net income or loss plus depreciation, amortization, net interest expense, income taxes and other non-cash charges. EBITDA is a measure often used by analysts and investors as an indicator of operating cash flow because it excludes the impact of movements in working capital items, non-cash charges and financing costs. However, EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for other financial measures of performance.

Accounting Pronouncements

In 2000 and 1999, the Company was subject to the provisions of Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131 ("SAFA 131"), "Disclosures about Segments of an Enterprise and Related Information." Neither statement had any impact on the Company's financial statements as the Company does not have any "comprehensive income" type earnings (losses) and its financial statements reflect how the "key operating decisions maker" views the business. The Company will continue to review these statements over time, in particular SFAS 131, to determine if any additional disclosures are necessary based on evolving circumstances. At the date of this report, we have no operations.

In June 1998, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). The new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Under FAS 133, gains or losses resulting from changes in the values of derivatives are to be reported in the statement of operations or as a deferred item, depending on the use of the derivatives and whether they qualify for hedge accounting. The key criterion for hedge accounting is that the derivative must be highly effective in achieving offsetting changes in fair value or cash flows of the hedged items during the term of the hedge. The Company is required to adopt FAS 133 in the first quarter of 2001. To date, the Company has not engaged in any foreign currency or interest hedging activities and does not expect adoption of this new standard to have a significant impact on the Company.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, or SAB 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the Commission. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The implementation of SAB 101 did not have a material effect on our financial position or results of operations.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" an interpretation of APB Opinion No. 25 ("FIN 44"). This Interpretation clarifies the definition of "employee" for purposes of applying Accounting Practice Board Opinion No. 25, "Accounting for Stock Issued to Employees" (‘APB 25'), the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. Management believes that the impact of FIN 44 will not have a material effect on the financial position or results of operations of the Company.

Effects of Inflation

Although we cannot accurately anticipate the effect of inflation on our operations, we do not believe that inflation has had, or is likely in the future to have, a material effect on our operating results or financial condition.

Subsequent Events

We have recently organized a subsidiary Securit-e-Health, Inc. to pursue the healthcare market that is developing for our products. We may determine to have strategic partners participate with us in the subsidiary, if we determine that this will help in our sales and marketing efforts and further the development of the market for our products.

ITEM 18. DESCRIPTION OF PROPERTY

The Company maintains its executive offices in approximately 14,000 sq. ft of office space located at 515 N. Flagler Dr., Suite 400-P, West Palm Beach, Florida, 33401, pursuant to a three-year lease with Gadeke Landers Holdings, LTD. The Company is currently in its second year of the lease at cost of $28,909.06 per month with annual escalations of less than 5%. The leased facilities are adequate for our operations through December 2002; we may need additional leased space in order to continue our growth under our business plan. We believe that the above facilities will be sufficient for the foreseeable future. The leased properties are covered adequately by insurance.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During the last two fiscal years, we had the following transactions, or proposed transactions, to which the Company was or is to be a party, in which any of the Company's director, executive officer, nominee for election as a director, any 5% shareholder and had or is to have a direct or indirect material interest:

Name of Person	Relationship to Company	Nature of interest in the transaction	Amount of such interest
Netsurfers Corporation (d.b.a. Desktop)	Netsurfers Corporation ("Netsurfers") is 100% owned by Robert H. Barron, our CEO and Chairman. Netsurfers is a Barron affiliate.

In the first quarter of 2000, we purchased all proprietary rights in the SITT® technology from Netsurfers Corporation and we issued a $500,000 note with interest at 9.50% p.a. to Netsurfers Corporation.

$500,000 plus interest of $15,646 was paid back to Netsurfers Corporation in 2000 and 2001.
Netsurfers	Netsurfers, a Barron affiliate	Netsurfers provided services valued at $55,852 to us in 2000.	$55,852 was repaid to Netsurfers in 2000 and 2001.
Robert H. Barron	CEO/Chairman	Mr. Barron loaned $51,000 with 14.65% p.a. interest for working capital in 2000.	$51,000 plus interest of $2,845 was repaid to Mr. Barron in 2000 and 2001.
Netsurfers	Netsurfers, a Barron affiliate	Netsurfers loaned us $7,000 without interest for working in 2000.	$7,000 was repaid to Netsurfers in 2000 and 2001.
Susan Stone	Director	Mrs. Stone loaned us $263,702 with interest at 14.65% p.a. in 2001 for working capital.	$263,702 plus interest of $20,747 was repaid to Mrs. Stone during 2001 through June 30, 2002.

In May 2002, we organized Securit-e-Health, Inc., under the laws of Florida, as a subsidiary. Mr. Barron, our CEO/Chairman, is also an executive officer and director of our subsidiary, Securit-e-Health. The Company may determine, based upon growth generated from marketing our products to the health care industry to enter into agreements with third parties to acquire an equity interest in Securit-e-Health. We may also form new subsidiaries and enter into other arrangements with third parties to exploit other markets for our present and potential new products.

Transactions with Officers, Directors and Affiliates of the Company

During fiscal year 2000 and 2001, the Company entered into the following transactions or a series of similar transactions with promoters and affiliates that exceed $60,000:

- Netsurfers SITT® Transaction: In the first quarter of 2000, we purchased all proprietary rights in the SITT® technology from Netsurfers Corporation, a corporation 100% owned by Mr. Barron, our CEO and Chairman. The underlying SITT® technology of the acquired asset is instrumental part of our secure encryption software Securit-e-Doc®. The valuation of the asset purchased was based on the time and costs of Netsurfers of employing software engineers to develop the SITT® software during the twelve-month period prior to the asset sale to the Company. We issued a $500,000 note with interest of 9.50% to Netsurfers Corporation. The interest rate of 9.5% was 0.75 % above the prime rate at the time of the transaction, which the Company believes was fair and at least as favorable to the Company as from other third parties.
- Netsurfers Services provided to the Company: During fiscal year 2000, we received services mainly consisting of printing services for marketing material valued at $55,852. The value of the services provided by Netsurfers was based on than prevailing market prices for such services. While the Company does not have a practice to seek competitive bidding on the costs of printing services, the Company believes that the prices for services from Netsurfers are as favorable as those available from third parties.

- Robert H. Barron Loan - Mr. Barron provided the Company with a $51,000 unsecured loan with an interest rate of 14.65%. The prime rate at the time of the transaction was 9.5% p.a. The Company believes that the 5.15% above prime rate was fair and at least as favorable to the Company as from other third parties at the time of the loan.

- Netsurfer Loan: Netsurfer loaned the Company $7,000 without interest, which amount was repaid in installments during 2001 and 2000. The Company has an arrangement with Netsurfers to provide printing services on a as-needed basis at prevailing market prices. The Company has no consulting agreement with Netsurfers, nor does it have any written loan commitments, or any understandings or arrangements with related parties.

- Reference is made to Item 21, Executive Compensation, with respect to employment agreement between the Company and Robert H. Barron.

- Director Loan: Susan Stone, who became a director of the Company in June 2000, provided the Company with a $263,702 unsecured loan  with an interest rate of 14.65% in 2001. The principal and interest was repaid in installments during 2001 and through June 30, 2002. The Company believes that premium of 5.15% above the prime rate was fair and at least as favorable to the Company as any loan that may have been available from other third parties at the time of the loan.

The Company has adopted a policy with respect to any future transactions with affiliated parties, including officers, directors, and 5% shareholders. The policy requires that any proposed future transactions that are material must be fully disclosed to the board of directors, that the transaction is subject to consideration by the full board of directors and approved in advance by disinterested directors, with the affiliated party abstaining in any vote of the board of directors. The decision of the board of directors shall consider and be made on the basis of what the non-affiliated board members believe is in the best interest of the Company and its non-affiliated shareholders.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

This is a primary offering by the Company of a maximum of 1,500,000 Shares and a minimum of 500,000 Shares on a self-underwritten basis. Concurrently, as a secondary offering, Selling Shareholders identified in this prospectus are offering to sell 1,218,669 Shares. The completion of the primary offering and the concurrent offering by Selling Shareholders are not dependent upon one another. All subscription proceeds for the primary offering will be held in the special account pending the completion of the minimum offering of 500,000 Shares and no funds shall be released to the Company until such a time as the minimum proceeds are raised. See "Plan of Distribution." The offering shall terminate on the earlier of (i) the date when the sale of the maximum 1,500,000 shares is completed or (ii) six months from the date the registration statement is declared effective. However, the Company may determine in its sole discretion to terminate the offering earlier. If the minimum offering of 500,000 Shares is not completed during the offering period, all proceeds will be refunded to subscribers without deduction or interest.

Until the Company successfully completes at least the minimum offering of 500,000 Shares, the Company does not intend to have its Shares subject to quotation or be listed on any national securities exchange. Selling Shareholders will not be able to sell any Shares in the secondary offering unless and until the minimum offering is completed during the offering period and the Shares becoming subject to quotation or become listed on a national exchange. Thereafter, Selling Shareholders will be able to sell their Shares in the market based upon the prevailing market price for the Shares. The concurrent secondary offering of Shares by the Selling Shareholders at the same time as the Company is conducting the primary offering could adversely affect the Company's ability to successfully complete the minimum offering, or may otherwise delay or impair the Company's ability to sell additional Shares above the minimum offering, and could also adversely affect the price of our Shares.

There can be no assurance that a trading market will ever develop or will be sustained. The offering price of $9.00 for our Shares may not be the same as any market price that might develop for our Shares after the offering.

We are filing this Form SB-2, our first registration statement under Act, for the purpose of registering Shares for the Company for its primary offering and for Selling Shareholders in a concurrent secondary offering. If we successfully complete the minimum offering during the offering period, our intention is to select a market maker to make application with the NASD in order to commence quotation of our Shares following the effective date of the registration statement on the OTC:BB. If we successfully complete more than the minimum offering, we may satisfy the listing requirements of the NASD Small Cap and indeed may satisfy the listing requirements of the American Stock Exchange. As of September 30, 2002, there were approximately 500 holders of the Company's Shares, which includes holders who are family members and were gifted Shares by the Company's founders, officers and/or directors. We have never paid a dividend and do not anticipate that any dividends will be paid in the near future.

If we are successful in completing the sale of approximately 50% of the maximum primary offering (750,000 Shares), at an offering price of $9.00, we will satisfy the Stockholders' Equity and Market Value requirements to qualify for listing on the NASDAQ Small Cap and the American Stock Exchange. This assumption includes Shares owned by Selling Shareholders and Shares held by non-affiliates who have satisfied the holding period required by Rule 144(k). However, there can be no assurance that we will successfully complete the sale of at least 750,000 Shares in the primary offering, that the market price of our Shares will, in fact be $9.00 or more, or that the market price will be sustained at the minimum bid price of either the NASDAQ Small Cap or the AMEX. The following are the listing requirements for such exchanges:

Listing Requirements	NASDAQ Small Cap	AMEX
Entry Fee	$47,500	$55,000
Annual Fee	$8,000	$22,500
Stockholders’ Equity	$5,000,000	$4,000,000
Shares in Public Float	1,000,000	1,000,000
Operating History	1 year	2 years
Market Value of Public Float	$5,000,000	$15,000,000
Minimum Bid Price	$4.00	$3.00
Round Lot Holders	300	400
Market Makers	3	1 specialist
Corporate Governance	Yes	Yes

Shares subject to outstanding options or warrants

There are 2,066,392 Shares of common stock issuable upon exercise of options and warrants. The options are exercisable at an average price of 75% discount to the market price of our common stock at the day of exercise and expire February 2005. The warrants are exercisable at an average price of 75% discount to the market price of our common stock at the day of exercise and have exercise periods from 36 to 84 months.

Shares Eligible for Future Sale

Immediately prior to this offering, there was no public market for our Shares. Future sales of substantial number of Shares in the public market by Selling Shareholders could adversely affect the market price of our Shares if and when a trading market develops and could impair our ability to sell additional Shares beyond the minimum offering. There can be no assurance that a trading market will develop, or if such trading market shall develop, that such trading market shall be sustained. Upon completion of this offering, based on Shares outstanding as of June 30, 2002, we will have outstanding 37,731,345 Shares, assuming (1) the sale of all of the 1,500,000 Shares in this offering; and (2) no exercise of options or warrants after June 1, 2002. All of the Shares sold in this offering by the Company will be freely tradable without restriction or further registration under the Act. Sales of Shares by Selling Shareholders hereunder will be subject to the prospectus delivery requirements under the Act. However, the sale of any of these Shares if purchased by "affiliates", as that term is defined in Rule 144, are subject to certain resale limitations and restrictions that are described below.

Our Shares were issued and sold by us prior to this offering in reliance on exemption provided in Section 4(2) of the Act. This includes Shares issued to founders, employees, officers, directors, accredited and non-accredited sophisticated investors. These Shares are "restricted" Shares as that term is defined in Rule 144 and therefore may not be sold publicly unless they are registered under the Act or are sold pursuant to provisions and limitations contained in Rule 144 or another exemption from registration shall be available.

Shares Eligible for Future Sale under Rule 144

In general, under Rule 144, following the effective date of this registration statement, a person who has beneficially owned Shares for at least one year would be entitled to sell, within any three-month period, a number of Shares that does not exceed the greater of: 1% of the number of Shares of common stock then issued and outstanding, which will equal 37,731,345 Shares immediately after this offering; or the average weekly trading volume of the Shares on the NASD OTC:BB or such exchange as our Shares may be listed, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain other requirements regarding the manner of sale, notice filing and the availability of current public information about us. As of the date of this prospectus, a total of 1,360,748 Shares have been held by non-affiliates in excess of the one-year holding period provided in Rule 144.

Shares Eligible for Future Sale under Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a sale, and who has beneficially owned the Shares proposed to be sold for at least two years, generally which includes the holding period of any person who has gifted the Shares to a non-affiliate, is entitled to sell such Shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "Rule 144(k) Shares" may be sold immediately upon the completion of this offering. As of the date of this prospectus, a total of 2,456,417 Shares have been held by non-affiliates for in excess of the two-year holding period.

Shares Eligible for Future Sale under Rule 701

In general, under Rule 701, an individual (natural person) who is or was an employee, consultant or advisor and who provided bona fide services, not in connection with the offer and sale of securities in a capital-raising transaction, or who directly or indirectly promote or maintain a market for the issuer’s securities, who was issued or the issuer agreed to issue Shares whether in connection with a compensatory stock or option plan or other written agreement prior to the effective date of a registration statement, will be eligible to receive Shares pursuant to Rule 701. Shares issued pursuant to Rule 701 may be resold by persons who are not affiliates, as defined in Rule 144, ninety days after the issuer becomes subject to the reporting requirements of the Exchange Act, without compliance with paragraphs (c), (d), (e), and (h) of Rule 144, which includes the holding period required by Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the Shares acquired upon exercise of such options (including exercises after the date of this prospectus) and Shares issued for services. As of the date of this prospectus, a total of 416,667 Shares and 100,000 Warrants were granted pursuant to Rule 701 to CR Capital Services, Inc., which firm has rendered securities compliance services to the Company and specifically in connection with legal and compliance services related to the preparation and filing of this registration statement under the Act and other corporate securities services, not related to any capital raising.

ITEM 21. EXECUTIVE COMPENSATION

The information set forth below concerns the compensation to the named executive officers of the Company for the last fiscal year ended December 31, 2001 and 2000. No executive officer of the Company, except Mr. Barron, has an employment agreement with the Company and the three executive officers serve at the discretion of the Board of Directors.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Option/SAR’s (#)	LTIP Payouts(s)	All other Compensation ($)
Robert H. Barron CEO, President and Chairman	2001	252,083(1)	0	0	0	0	0	0
Robert H. Barron CEO, President and Chairman	2000	103,124(1)	0	0	0	0	0	0
Walter Brannock Executive V-P and Director	2001	128,374(2)	0	0	0	0	0	0
Walter Brannock Executive V-P and Director	2000	37,500	10,000	0	0	0	0	0
Dean T. Turpin, Executive V-P and Director	2001	146,281(3)	0	0	0	0	0	0
Dean T. Turpin Executive V-P and Director	2000	8,333	0	0	0	0	0	0
Helen Barron Executive V-P Marketing and Director	2001	88,700(4)	0	0	0	0	0	0
Helen Barron Executive V-P and Director	2000	10,001	0	0	0	0	0	0
(1) Accrued salary of which $22,917 was paid during 2001 and $57,292 in 2000. The Company issued 277,084 warrants at 75% discount to the market price of the Company's Shares at the date of exercise for $229,166 in lieu of salary owed to Mr. Barron in 2001 and $45,832 salary owed in 2000. To date, there is no public market for the Company's Shares.
(2) Accrued salary of which $22,917 was paid during 2001. The Company issued 166,250 warrants at 75% discount to the market price of the Company's Shares at the date of exercise for $105,457 in lieu of salary owed to Mr. Brannock. To date, there is no public market for the Company's Shares.
(3) Accrued salary of which $15,136 was paid during 2001. The Company issued 210,584 warrants at 75% discount to the market price of the Company's Shares at the date of exercise for $131,145 in lieu of salary owed to Mr. Turpin. To date, there is no public market for the Company's Shares.
(4) Accrued salary of which $16,300 was paid during 2001. The Company issued 107,834 warrants at 75% discount to the market price of the Company's Shares at the date of exercise for $105,457 in lieu of salary owed to Mrs. Barron. To date, there is no public market for the Company's Shares.

The Company has not granted any options nor freestanding appreciation rights to its executive officers during fiscal year ended December 31, 2001.

Employment Agreement with our Chief Executive Officer

In April 2001, we entered into a five-year employment agreement with Robert H. Barron as our CEO and President at a salary of $275,000 per year and an annual bonus of 1% of the Company's net sales revenues during the fiscal year.
In addition to the annual salary, the employment agreement contains the following benefits:
- Health insurance and dental insurance for Mr. Barron, his spouse and children; and all other employee benefits made available to other executives of the Company including any pension, profit-sharing, bonus, or stock option plan, life, and any vacation or fringe benefit plans or programs, whether now existing or later established.
- An automobile (including automobile insurance) allowance of $1,500 per month; moving allowance and closing costs on the sale of executive’s home, if the Board of Directors decides to move the principal office of the Company during the term hereof.
- Premiums on a $1,750,000 key man life insurance policy currently issued on the life of executive. The Company shall be the beneficiary of $1,750,000 of the policy.
-  Three (3) weeks of paid vacation annually (taken consecutively or in segments). Vacation time that is not used in a year will be carried over to the subsequent year.

Employment/Consulting Agreement with New Chief Operating Officer/Consultant

In September 2002, we entered into a one-year agreement with John J. Polo to serve as our COO. This agreement provides for Mr. Polo to devote approximately 60% of his professional time to the business of the Company, with the contemplation that he will provide the Company with his full-time services at a base salary of $160,000 per annum. During his period of part-time service, Mr. Polo shall be paid at the rate of $2,000 per day, fifty (50%) percent of which shall be payable in restricted Shares based upon the last private placement price of $1.50 per Share. Upon the date that Mr.Polo shall become full-time COO, Mr. Polo shall have vested 50,000 Shares and on the first anniversary of such date an additional 50,000 Shares shall be vested. Mr. Polo shall also be reimbursed for expenses related to travel from his home in Connecticut to Florida.

Compensation of Directors

The Company pays its directors $500 per board meeting. The Company reimburses independent directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors or committees of the board. The Company issued 41,667 Shares to Mr. Anthony Catanese for serving as a director to the Company. To date, the Company has not entered into any arrangement, including consulting contracts, with any of its board members, other than the employment agreement with Robert H. Barron, Chairman, CEO and President, in connection with his services as an executive officer.

ITEM 22. FINANCIAL STATEMENTS.

Securit-e-Doc, Inc.
(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2002

Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. Highway 1, Suite 100
North Palm Beach, Florida 33408
(561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                                                                                                                                                                  FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Securit-e-Doc, Inc.
West Palm Beach, Florida

We have reviewed the accompanying balance sheet of Securit-e-Doc, Inc. (a development stage company) as of June 30, 2002, the related statements of operations, changes in stockholders’ equity, and cash flows for the three-month and six-month periods ended June 30, 2002 and for the period from inception, March 9, 2000, to June 30, 2002. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note U to the financial statements, the Company’s current liabilities exceed current assets by approximately $1 million and the Company has incurred net operating losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note U. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wieseneck, Andres & Company, P.A.
September 9, 2002

SECURIT-e-DOC, INC.
(A Development Stage Company)
BALANCE SHEET
June 30, 2002

June 30, 2002
ASSETS
Current Assets
Cash	$40,994
Prepaid expenses	3,593
Employees advances	85
Total Current Assets	44,672

Property and Equipment, net of accumulated depreciation of $26,845

144,320

Other Assets

Deferred expenses	433,750
Intangible assets, net of accumulated amortization of $26,042	473,958
Deposits	42,740
Total Other Assets	950,448

Total Assets	$1,139,440

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Bank overdraft	$30,758
Accounts payable	567,668
Accounts payable-related party	12,060
Accrued wages and payroll taxes payable	386,084
Accrued interest payable	16,000
Current portion of long-term debt	38,280
Total Current Liabilities	1,050,850

Long-Term Debt, Net

-

Total Liabilities	1,050,850

Commitments

-

Stockholders’ Equity (Deficit)

Common stock, $.0001 par value, 100,000,000 Shares authorized,
36,231,345 Shares issued and outstanding.	3,622
Preferred stock, $.0001 par value, 25,000,000 Shares authorized,
No Shares outstanding	-
Additional paid-in capital	6,495,272
Deficit accumulated during the development stage	(6,410,304)
Total Stockholders’ Deficit	88,590
Total Liabilities and Stockholders’ Deficit	$1,139,440
See accompanying notes and accountants’ report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE
For the Three and Six Month Periods Ended June 30, 2002 and for the Period from Inception, March 9, 2000, to June 30, 2002

	Three Month	Six Month	March 9, 2000
	Period Ended	Period Ended	(inception) to
	June 30, 2002	June 30, 2002	June 30, 2002
Revenues	$-	$-	$-

Operating Expenses
Research and development	246,221	456,812	1,466,218
General and administrative expenses
inclusive of stock based compensation
of $0, $940,023 and $1,793,911 respectively	712,658	1,458,431	4,880,093

Total Operating Expenses	958,879	1,915,243	6,346,311

Loss From Operations	(958,879)	(1,915,243)	(6,346,311)

Other Income (Expense)
Interest income	-	401	2,536
Interest expense	(9,913)	(15,890)	(66,529)
Net Other Expense	(9,913)	(15,489)	(63,993)

Loss Prior to Provision For Income Taxes	(968,792)	(1,930,732)	(6,410,304)
Provision for income taxes	-	-	-

Net Loss	$(968,792)	$(1,930,732)	$(6,410,304)

Loss Per Share
Basic and diluted net loss	$(0.03)	$(0.05)	$(0.21)

Weighted Average Common Shares Outstanding	36,621,178	35,833,721	30,729,000
See accompanying notes accountants’ report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Period from Inception, March 9, 2000 to June 30, 2002

	Common Stock
	Number	At	Additional	Accumu-	Total Stock-
	of	Par Value	Paid In	lated	holders’
	Shares	$001	Capital	Deficit	Deficit
Balance, At Inception	-	$-	$-	$-	$-
Sale of Common Stock-Founders Shares	3,583,083	358	849,342	-	849,700
Shares issued to CEO-Founders Shares ($.0006)	25,000,000	2,500	12,500	-	15,000
Net Loss	-	-	-	(1,184,020)	(1,184,020)
Balance, December 31, 2000	28,583,083	2,858	861,842	(1,184,020)	(319,320)

Warrants issued to employees - compensation	-	-	438,888	-	438,888
Warrants exercised - reduction of debt	439,209	44	131,719	-	131,763
Sale of Common Stock (net of expenses of $59,298)	871,667	87	956,615	-	956,702
Employees class B Shares converted
to common stock	3,028,333	303	108	-	411
Common shares issued to employees - bonus	333,333	33	399,967	-	400,000
Common shares issued for services
and purchase of equipment	988,989	99	137,212	-	137,311
Warrants issued to vendors - professional services	-	-	228,000	-	228,000
Warrants issued for professional services	-	-	400,000	-	400,000
Net Loss	-	-	-	(3,495,552)	(3,295,552)
Balance, December 31, 2001	34,244,614	$3,424	$3,554,351	$(4,679,572)	$(921,797)

Sale of common stock (net of expenses of $70,177)	1,020,278	102	1,191,457	-	1,191,559
Shares issued for services	115,334	12	159,026	-	159,038
Common stock issued to employees - bonus	150,000	15	179,985	-	180,000
Options exercised (Note N)	1,108	-	399	-	399
Options issued for reduction of accr. salaries (Note N)	-	-	760,023	-	760,023
Stock issued to professionals-public offering (Note N)	333,333	33	(33)	-	-
Warrants issued for services rendered - public offering	-	-	33,750	-	33,750
Net Loss	-	-	-	(961,940)	(961,940)
Balance, March 31, 2002	35,864,667	$3,586	$5,878,958	$(5,641,512)	$241,032

Sale of Common Stock	362,711	36	610,364	-	610,400
Issuance of common stock, reduction of accounts payable	3,967	-	5,950	-	5,950
Net Loss				(968,792)	(968,792)
Balance, June 30, 2002	36,231,345	$3,622	$6,495,272	$(6,410,304)	$88,590
See accompanying notes and accountants’ report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Three and Six Month Periods Ended June 30, 2002 and for the Period from Inception, March 9, 2000, to June 30, 2002

	Three-Month	Six-Month	March 9, 2000
	Period Ended	Period Ended	(inception) to
	June 30, 2002	June 30, 2002	June 30, 2002
Cash Flows From Operating Activities
Cash received from customers	$-	$-	$-
Interest income	401	401	2,937
Cash paid to employees and suppliers of goods and services	(785,708)	(1,545,353)	(3,029,247)
Interest paid	(2,652)	(14,431)	(50,529)
Income taxes paid	-	-	-
Net Cash Flows Used in Operating Activities	(787,959)	(1,559,383)	(3,076,839)

Cash Flows From Investing Activities
Purchase of intangible assets	-	-	(500,000)
Purchase of equipment	(15,176)	(38,881)	(162,041)
Net Cash Flows Used in Investing Activities	(15,176)	(38,881)	(662,041)

Cash Flows From Financing Activities
Proceeds from sale of stock	610,060	1,802,018	3,608,831
Proceeds of loans or notes	-	18,500	932,250
Repayment of loans or notes	(6,182)	(181,505)	(761,207)
Net Cash Flows Provided By Financing Activities	603,878	1,639,013	3,779,874

Net Increase in Cash	(199,257)	40,749	40,994
Cash and Cash Equivalents at Beginning of Period	240,251	245	-
Cash and Cash Equivalents at End of Period	$40,994	$240,251	$240,251

Supplemental Schedule of Non-Cash Financing Activities
Non-cash transactions
Stock issued for payment of note payable	$-	$-	$131,763
Stock issued for payment of services	$-	$159,038	$287,224
Warrants issued to employees at a discount - compensation	$-	$-	$438,888
Stock issued to employees - bonus	$-	$180,000	$580,000
Warrants issued to vendors at a discount	$-	$-	$228,000
Stock and options issued - reduction of accrued wages	$-	$760,023	$775,023
Warrants issued to vendor for professional services	$-	$-	$200,000
	$5,950	$-	$5,950

Supplemental Schedule of Non-Cash Investing Activities
Non-cash transaction
Stock issued for purchase of fixed assets	$-	$-	$9,125
Warrants issued to professionals - public offering	$-	$33,750	$233,750
See accompanying notes and accountants’ report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Three and Six Month Periods Ended June 30, 2002 and for the Period from Inception, March 9, 2000, to June 30, 2002

	Three-Month	Six-Month	March 9, 2000
	Period Ended	Period Ended	(inception) to
	June 30, 2002	June 30, 2002	June 30, 2002
Reconciliation of Net Loss to Net Cash Flows Used in
Operating Activities:
Net Loss	$(968,972)	$(1,930,732)	$(6,410,304)
Depreciation and amortization	13,725	21,850	52,888
Expenses paid by issuing stock	-	159,377	887,363
Expenses paid by issuing stock at a discount	-	-	666,888
Cash was increased by:
Decrease in prepaid assets	2,608	5,265	8,410
Increase in accounts payable	-	-	790,361
Increase in accrued wages and payroll taxes payable	205,076	316,746	1,340,307
Increase in other current liabilities	-	1,459	10,198
Cash was decreased by:
Increase in prepaid assets	-	-	(6,286)
Increase in other assets	-	-	(242,740)
Decrease in accounts payable	(40,576)	(133,348)	(173,924)
Net Cash Flows Used in Operating Activities	$(787,959)	$(1,559,383)	$(3,076,839)
See accompanying notes and accountants’ report.

SECURIT-E-DOC, INC.
(A Development Stage Company)

Notes to Financial Statements

Note A – Nature of Operations

Securit-e-Doc, Inc. (the "Company") was incorporated in the State of Delaware in March 2000 to develop software that enables the secure transport of digital files and documents via the Internet or an intranet and the additional protection of that data while stored on a connected web server. The Securit-e-Doc® system provides a server-based communication system, similar in capacity to a virtual e-mail system. The system can function as a secure augment to your current architecture.

The Securit-e-Doc® system is a secure point-to-point method to deliver and store data files of unlimited size, with absolute confidence that only the intended recipient or group will have access to the information.

Securit-e-Doc® insures that critical data stored on a server remains protected at all times using powerful encryption.

Securit-e-Doc® allows only authorized users access to data. Individuals can collaborate with complete privacy. Additionally, all system transactions are logged for audit purposes, allowing for proof of access to specific information. The Securit-e-Doc® system is both a cost-effective and viable communications protocol for the Federal Bureau of Investigation’s Criminal Justice Information Services Advisory Policy Board (CJIS), making it a compliant software solution.

In October 2000 Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging Securit-e-Doc, Inc. , the Delaware Corporation, (merging corporation) into Securit-E-Doc Reincorporation, Inc., the Florida Corporation (surviving corporation). The merger became effective upon the filing of the Agreement with the Secretary of State of Delaware and filing the Articles of Merger with the Secretary of State of Florida.

The stockholders of the merged corporation received five (5) shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note B – Summary of Significant Accounting Polices

Basis of Presentation, Use of Estimates – The balance sheet as of June 30, 2002, and the related statement of income for the three-month and six-month periods ended June 30, 2002, and the statement of cash flows for the three-month and six-month periods ended June 30, 2002, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. The adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year. The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purposes of the Statement of Cash Flows, the Company has defined cash equivalents as highly liquid investments with original maturities of less than ninety days that are not held for sale in the ordinary course of business.

Depreciation – Property and equipment is recorded at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Management reviews long-lived assets annually for impairment.

The useful lives assigned to property and equipment to compute depreciation are:

Computer hardware	5 years
Furniture, fixtures and equipment	7 years
Leasehold improvements	5 years

Revenue Recognition – The Company’s revenue recognition policy is consistent with Statement of Position No. 97-2, Software Revenue Recognition, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees will be recognized when an agreement has been signed, delivery of the product has occurred, the fee is fixed or determinable, and collectability is probable. Other service revenue is derived from related maintenance and support contracts. The revenue from maintenance contracts is to be recognized on a straight-line basis over the life of the related agreement.

Earnings (Loss) Per Share – In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of (1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common shares such as outstanding common stock options; and (2) basic earnings per share which includes the effect of outstanding common shares but excludes dilutive potential common shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common shares are included in the computation of any diluted per share amount when a loss from continuing operations exists. The number of potential dilutive shares excluded from the Company’s calculation of diluted earnings per share based on their anti-dilutive effect was 1,630,650 for the six-month period ending June 30, 2002 and the period from inception, March 9, 2000, to June 30, 2002. In 2002, the board of directors authorized a one for three reverse stock split effective June 1, 2002. The number of shares of common stock, warrants and options outstanding has been restated in the financial statements to reflect the reverse split. The par value of the common stock remained at $.0001.

	Loss (Numerator)	Shares (Denominator)	Per Share Amount
For the six-month period ending June 30, 2002: Basic earnings per share
Loss applied to common stockholders	$1,930,732	35,833,721	$(0.05)

For the period from inception, March 8, 2000, to June 30, 2002:
Basic earnings per share
Loss applied to common stockholders	$6,410,304	30,729,000	$(0.21)

Income Taxes – The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Note C – Business Combination

Securit-e-Doc, Inc. (merged corporation) was incorporated in the State of Delaware in March 2000. In October 2000, Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging the assets and liabilities of Securit-e-Doc, Inc. (the Delaware corporation). The stockholders of the merged corporation received five (5) shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note D – Prepaid Expenses

Prepaid expenses consist of insurance premiums paid in advance.

Note E – Property and Equipment

Property and equipment at June 30, 2002, consisted of the following:

Computer hardware	$43,855
Furniture, fixtures and equipment	114,255
Leasehold improvements	13,056
Total Cost	171,166
Accumulated depreciation	(26,845)
Net Property and Equipment	$144,321

Depreciation expense for the six-month period ended June 30, 2002 and for the period from inception, March 9, 2000 to June 30, 2002 is $15,599 and $26,845 respectively.

In accordance with SFAS 144, management has determined that no impairment has incurred to any of its long-lived assets through June 30, 2002.

Note F – Intangible Asset

Intellectual property, acquired at a cost of $500,000, consists of the software and encryption developed to provide secure transport of digital files and documents via the intranet and the additional protection afforded data storage on a connected web server. The intellectual property was acquired in April 2000 from a company wholly owned by the Chief Executive Officer (CEO) of the Company. Management has determined that the intangible asset has a finite useful life of forty years and is, therefore, amortizing the cost of the asset on a straight-line basis over forty years in accordance with SFAS 142, Goodwill and Other Intangible Assets. Amortization expense for the six-month period ended June 30, 2002 is $6,250. Management has determined that no impairment has incurred to the intangible property through the quarter ended June 30, 2002. Management will continued to test the assets for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired in accordance with Statement of Financial Accounting Standards (SFAS) 142.

Note G – Deposits

Deposits at June 30, 2002 consist of the following:

Utility deposits	$2,390
Security deposit – office lease	26,900
Last months rent – office lease	13,450
$42,740

Note H – Deferred Expenses

Deferred expenses represent incremental costs directly attributed to the proposed offering and will be charged against the gross proceeds of the offering.

Note I – Life Insurance

The Company owns a yearly renewable term life insurance policy on the Chief Executive Officer of the Company with a face value in the amount of $1.75 million. The annual premium on the key man life insurance policy in 2001 was $6,070. The life insurance premium for 2002 is $6,875 and is payable in monthly installments.

The annual premiums for the term life insurance policy for the following five years are:

2003	$7,575
2004	$8,363
2005	$9,168
2006	$10,218
2007	$11,110

Note J – Accounts Payable Related Party

At June 30, 2002, the Company does not owe any amounts to entities wholly owned by the Chief Executive Officer (CEO) of the Company. The Company owes approximately $5,500 to five members of the board of directors for reimbursement of expenses.

Note K – Accrued Wages and Payroll Taxes Payable

Certain employees agreed to accept options in lieu of payroll for wages earned in the years 2000 and 2001. Salaries and the related payroll taxes in the amounts of $166,412 and $842,949 are accrued in the years 2000 and 2001 respectively. In the three-month period ended March 31, 2002, the Board of Directors authorized the issuance of 858,958 options as payment for $760,023 of accrued salaries payable. The employees accepted the options as payment in lieu of wages. In addition, in the three-month period ended March 31, 2002, 33,333 shares were also issued to pay a former employee for accrued wages of $37,500.

In the year 2000, 25,000,000 shares of common stock were issued as founders shares to the Chief Executive Officer (CEO). The cost of this stock was offset in 2000 by reducing the accrued wages for the CEO by $15,000 ($.0006 per share).

Note L – Other Current Liabilities

Other current liabilities at June 30, 2002 consists of accrued interest of $16,000.

Note M – Long – Term Debt

Long-term debt and notes payable to employees and relatives of employees at June 30, 2002 consist of:

2002
Four non-collateralized notes payable to Company employees or relatives of employees with interest ranging from 14.65% to 18%. Monthly payments of principal and interest range from $372 to $720. The notes mature on June 30, 2002. The Company issued 488,542 warrants in 2001 to the holder of various notes that could be purchased at a 75% discount from fair market value when exercised and applied as principal reduction. 435,158 warrants were exercised and principal was reduced $130,763. An additional 1,384 warrants were exercised at fair market value ($1.20) reducing debt by $1,000 and accrued interest by $661. Interest accrued on the notes through June 30, 2002 was $16,000.	38,280
Total Long-Term Debt	38,280
Less Current Portion	38,280
Net Long-Term Debt	$-

The long-term notes payable mature as follows:

June 30
2002	38,280
$38,280

Note N – Warrants

The Board of Directors authorized the grant of 1,508,542 and 33,333 warrants to various employees and vendors in 2001 and in the quarter ended March 31, 2002. The fair value of each option on the grant date was equal to the sales price of a share of common stock to unrelated investors during the same period, $1.20. The compensation and services recorded at the date of grant equaled the number of warrants granted times the underlying value of a common share of stock ($1.20) times the discount given. The following schedule shows the number of warrants issued, the discount from the fair value of the exercise price, term of the warrant, and the amount of compensation or services recorded at the date of exercise through June 30, 2002.

2001	Warrants Issued	Discount Price	Terms in Months	Compensation and Services Recorded
Employees	155,209	75%	36	$138,888
Directors	333,333	75%	36	300,000
CR Capital Services	333,334	0%	60	400,000
Swartz LLC	500,000	10%	84	60,000
Other Vendors	186,666	75%	36	168,000
Subtotal	1,508,542			1,066,888
2002
CR Capital Services	33,333	75%	36	33,750
Total	1,541,875			$1,100,638

The following schedule shows the number of warrants exercised through June 30, 2002. The 25% of the exercise price represents the amount of debt that was reduced in lieu of cash received from employees through June 30, 2002.

2001	Warrants Exercised	25% Cash Reduction of Debt
Employees	103,209	$31,763
Directors	333,333	100,000
Total	436,542	131,763

A summary of the status of the Company's warrants outstanding at June 30, 2002 is presented below.

January 1, 2001	0
Granted	1,541,875
Exercised	(436,542)
Forfeited/Expired	0
Canceled	(333,334)
June 30, 2002	$771,999

The warrants granted, exercised and outstanding have been adjusted for a 1 for 3 stock split authorized by the Board of Directors on June 1, 2002.

The Company and CR Capital amended their original agreement in March 2002. The agreement cancelled the 333,334 warrants issued in 2001, and issued 333,334 shares of common stock for their services rendered. Since the value of the warrants were recorded at the fair value of the underlying common stock at the date of issuance in 2001 when the services were performed, no additional adjustment was necessary for the issuance of the 333,334 common shares in the three-month period ended March 31, 2002.

Options

The Board of Directors authorized the issuance of 858,958 options on January 18, 2002 to certain employee as full payment for $760,023 of wages that had been accrued but remained unpaid form the years 2000 and 2001. The fair value of each option on the grant date, approximately $1.20, was equal to the sales price of a share of common stock to unrelated investors during the same time period. The options are fully vested at the grant date, January 18, 2002, and the options maximum term is 36 months. Accrued salaries were reduced by and paid in capital was increased by $760,023 at the date of grant. All options exercised in the six-month period ending June 30, 2002, were exercised on the date of grant.

A summary of the status of the Company’s stock option outstanding at June 30, 2002 and the changes during the six-month period ended June 30, 2002 is presented below:

January 1, 2002	0
Granted	858,958
Exercised	(1,108)
Forfeited/Expired	0
June 30, 2002	857,850

Exercisable at June 30, 2002	857,850
Fair value of options granted during the period	$1.20

The options granted, exercised and outstanding have been adjusted for a 1 for 3 stock split authorized by the Board of Directors on June 1, 2002.

Note O – Income Taxes

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

December 31, 2001 (000) omitted
Loss carry forward for tax purposes	$6,136,000
Deferred tax asset (34%)	$2,186,000
Valuation allowance	$(2,186,000)
Net deferred tax asset	$-

At December 31, 2001, the Company had federal income tax net operating loss carry forward of approximately $4,680,000 which will expire through the year 2022.

Year of Expiration	Amount
2021	1,184,000
2022	3,496,000

Note P - Common Stock Issued For Services/Compensation

Management places the same value per share on the common shares issued for payment for professional and consulting services and acquisition of equipment at the value per share of common stock that was being sold to investors during the approximate same period of time. The value of the services rendered and the equipment acquired approximated the sum of the value of shares issued times the value per share of common stock being sold to investors. In 2001 and 2002, shares of common stock were sold at approximately $1.20 per share.

Note Q – Effects of Inflation

To date, inflation has not had a material impact on the Company’s consolidated financial results.

Note R – Related Party Transactions

The Company acquired its intellectual property, as more fully described in Note F, from a company wholly owned by the Chief Executive Officer (CEO) of the Company.

At June 30, 2002, the Company does not owe any amounts to entities wholly owned by the Chief Executive Officer (CEO) of the Company.

The Company owes approximately $5,500 to five members of the board of directors for reimbursement of expenses.

The notes payable described in Note M are from employees, their relatives or others affiliated with the Company.

Note S – Research and Development

Estimated research and development costs relating to the improvement and upgrading of intellectual property charged to expense in the quarters ending June 30, 2002 and March 30, 2002 are $246,000 and $211,000 respectively.

Note T – Recent Accounting Pronouncements

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the Staff’s views in applying fenerally accepted accounting principles to revenue recognition in financial statements. We adopted SAB 101 in our fiscal quarter beginning July 1, 2001. The adoption of SAB 101 had no impact to our operating results and financial position.

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 138). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge accounting criteria are met. We adopted SFAS No. 133 in our fiscal quarter beginning July 1, 2001. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities.

In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, among other things, eliminate the pooling of interests method of accounting for future acquisitions and require that goodwill no longer be amortized, but instead be subject to impairment testing at lease annually. SFAS No. 142 must be adopted in fiscal years beginning after December 31, 2001 as of the beginning of the fiscal year. Companies with fiscal years beginning after March 15, 2001 may early adopt provided they have not yet issued their first quarter financial statements. Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre-SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No. 142, intangible assets with definite useful lives will be amortized to their estimable residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The Company’s current yearly amortization of intangible assets is approximately $12,500. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company’s consolidated financial statements as of the date of this report.

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore, assets will be increased; and depreciation and accretion expense will be higher in the later years of an assets life than in earlier years. The Company adopted SFAS No. 143 at January 31, 2002. The adoption of SFAS No. 143 had no impact on the Company’s operating results or financial position.

The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived assets. An impairment loss is recognized if the carrying amount of a long-lived group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group. Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that its carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets hat are not amortized. The Company adopted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company’s operating results or financial position.

Notes U – Recoverability of Assets and Going Concern

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show that the current liabilities exceed current assets by approximately $1,000,000 at June 30, 2002 and that the Company has incurred net operating losses since inception. It has not established revenues sufficient to cover operating costs and to allow it to continue as a going concern.

Management intends to raise working capital in the near future through the equity markets in the form of an initial public offering. In addition, management expects to begin sales in mid 2002. In order to fund operations in the short-term, management intends to raise capital from additional loans from officers and directors of the Company. In the mid to long-term, management intends to raise capital through revenue from sales, deposits on contracts from customers, and the sale of equity under a separate class of preferred stock.

Note V – Commitments and Contingencies

The Company leases office facilities under an operating lease that expires on February 15, 2004. The lease provides one year and three year renewal options provided that the Company is not in default and provides 180 days written notification of intent to renew. Future minimum lease payments including sales tax as of June 30, 2002 are:

Years ending	Amount
June 30, 2003	$200,163
June 30, 2004	207,595
June 30, 2005	215,045
June 30, 2006	222,486
June 30, 2007	116,789
Total Minimum Lease Payments	$962,078

Rent expense on office facilities for the six-month period ended June 30, 2002 and for the period March 9, 2000 (date of inception) to June 30, 2002 is $164,862 and $314,561 respectively.

The Company leases a copy machine under an operating lease that expires on October 31, 2004. Future minimum lease payments including sales tax as of June 30, 2002 are:

Years ending	Amount
June 30, 2003	$15,124
June 30, 2004	15,124
June 30, 2005	10,492
Total Minimum Lease Payments	$40,740

Rent expense for related office equipment for the six-month period ended June 30, 2002 and for the period March 9, 2000 (date of inception) to June 30, 2002 is $4,080 and $10,532 respectively.

The Company has had a dispute with two former employees regarding claims for salary and their entitlement to certain shares that had been issued to these former employees. The Company believes that the 375,000 shares previously issued are subject to cancellation because of the actions of the former employees both during and after the termination of their employment. The value of the shares previously issued to the former employees was less than $3,500, based upon determination of the board of directors at the date of the issuance. The former employees recently dismissed their claims without prejudice. The Company further believes that it has meritorious defenses and has its own claims for breach of contract, violation of non-competition/non-circumvention agreement, among other claims, both state and federal, against the former employees. The Company believes that it would not be materially adversely affected by the outcome of any possible proceeding with its former employees. The Company earmarked 875,000 shares of its common stock to settle any further disputes, if any, that may arise from this matter. On August 20, 2002, the Company filed suit against the two former employees for actual and consequential damages and for an injunction enjoining the former employees from the disclosure, use or other disposition of any and all information obtained from the company through unauthorized means, including but not limited to, financial records and information, company developed source code and company developed object code and for court costs. In addition, the Company seeks a declaration of rights to affirm the cancellation of stock, or to cancel stock certificates issued to the former employees shortly after their employment in consideration of their anticipated future services to the Company on the grounds that breaches of their fiduciary obligations render the stock issuance voidable for inequitable conduct and without adequate consideration. Alternatively, the Company seeks cancellation of the stock certificates in satisfaction of damages incurred as a consequence of the former employees actions.

Securit-e-Doc, Inc.
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2001

Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. Highway 1, Suite 100
North Palm Beach, Florida 33408
(561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                                                                                                                                                      FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Securit-e-Doc, Inc.
West Palm Beach, Florida

We have audited the accompanying balance sheets of Securit-e-Doc, Inc., (a development stage company) as of December 31, 2001 and 2000 and the related statements of operations, and cash flows for the year ended December 31, 2001, and for the periods from inception, March 9, 2000, through December 31, 2001 and 2000 and the statement of changes in stockholders’ deficit from inception, March 9, 2000 through December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Securit-e-Doc, Inc. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the year ended December 31, 2001 and for the period from inception, March 9, 2000, to December 31, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note V to the financial statements, the Company’s current liabilities exceed current assets by approximately $1.9 million and the Company has incurred net operating losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note V. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wieseneck, Andres & Company, P.A.
April 14, 2002

SECURIT-e-DOC, INC.
(A Development Stage Company"
BALANCE SHEETS
December 31, 2001 and 2000
	2001	2000
ASSETS
Current Assets
Cash	$245	$991
Prepaid expenses	8,858	6,162
Employees advances	85	-
Total Current Assets	9,188	7,153

Property and Equipment, net

	121,039	21,659

Other Assets

Deferred expenses	200,000
Intangible assets, net of accumulated amortization of $19,792 and $7,292	480,208	492,708
Deposits	42,740	-
Total Other Assets	722,948	492,708

Total Assets	$853,175	$521,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	$689,664	$431,860
Accounts payable-related party	60,121	11,495
Accrued wages and payroll taxes payable	1,009,361	166,412
Other current liabilities	14,541	5,895
Loans payable	-	41,000
Current portion of long-term debt	201,285	142,089
Total Current Liabilities	1,974,972	798,751

Long-Term Debt, Net

	-	42,089

Total Liabilities	1,974,972	840,840

Stockholders’ Equity (Deficit)

Common stock, $.0001 par value, 100,000,000 Shares authorized,
34,244,614 Shares issued and outstanding.	3,424	2,858
Preferred stock, $.0001 par value, 25,000,000 Shares authorized,
No Shares outstanding	-	-
Additional paid-in capital	3,554,351	861,842
Deficit accumulated during the development stage	(4,679,572)	(1,184,020)
Total Stockholders’ Deficit	(1,121,797)	(319,320)
Total Liabilities and Stockholders’ Deficit	$853,175	$521,520
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE
For the Years Ended December 31, 2001 and for the Period from Inception, March 9, 2000, to December 31, 2000

	Year Ended	March 9, 2000 Inception to
	December 31,	December 31	December 31
	2001	2001	2000
Revenues	$-	$-	$-

Operating Expenses
Research and development	336,000	173,000	2,673,860
General and administrative expenses inclusive of
stock based compensation of $1,598,911 and $0 for the respective periods	3,110,200	1,012,269	4,122,469

Total Operating Expenses	3,446,200	1,185,269	4,631,469

Loss From Operations	(3,446,200)	(1,185,269)	(4,631,469)

Other Income (Expense)
Interest income	1,287	1,249	2,536
Interest expense	(50,639)	-	(50,639)
Net Other Expense	(49,352)	1,249	(48,103)

Loss Prior to Provision For Income Taxes	(3,020,752)	(1,184,020)	(4,679,572)
Provision for income taxes	-		-

Net Loss	$(3,020,752)	$(1,184,020)	$(4,679,572)

Loss Per Share
Basic and diluted net loss	$(0.12)	$(0.04)	$(0.16)

Weighted Average Common Shares Outstanding	30,226,427	$28,184,963	29,351,514
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Period from Inception, March 9, 2000 to December 31, 2001

	Common Stock
	Number	At	Additional	Accumu-	Total Stock-
	of	Par Value	Paid In	lated	holders’
	Shares	$0.0001	Capital	Deficit	Deficit
Balance, At Inception	-	$-	$-	$-	$-
Sale of Common Stock - Founders Shares	3,583,083	358	849,342	-	849,700
Shares issued to CEO Founders Shares ($.0006)	25,000,000	2,500	12,500	-	15,000
Net Loss	-	-	-	(1,184,020)	(1,184,020)
Balance, December 31, 2000	28,583,083	2,858	861,842	(1,184,020)	(319,320)

Warrants issued to employees - compensation	-	-	438,888	-	438,888
Warrants exercised - reduction of debt	439,209	44	131,719	-	131,763
Sale of Common Stock (net of expenses of $59,298)	871,667	87	956,615	-	956,702
Employees class B Shares converted
to common stock	3,028,333	303	108	-	411
Common shares issued to employees - bonus	333,333	33	399,967	-	400,000
Common shares issued for services
and purchase of equipment	988,989	99	137,212	-	137,311
Warrants issued to vendors - professional services	-	-	228,000	-	228,000
Warrants issued for professional services	-	-	400,000	-	400,000
Net Loss	-	-	-	(3,495,552)	(3,495,552)
Balance, December 31, 2001	34,244,614	$3,424	$3,554,351	$(4,679,572)	$(1,121,797)
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Year Ended December 31, 2001 and for the Period from Inception, March 9, 2000, to December 31, 2001 and 2000

	Year Ended	March 9, 2000 (inception) to
	December 31,	December 31,	December 31,
	2001	2000	2001
Cash Flows From Operating Activities
Cash received from customers	$-	-	$-
Interest income	1,287	1,249	2,536
Cash paid to employees and suppliers of goods and services	(932,071)	(551,823)	(1,483,894)
Interest paid	(36,098)	-	(36,098)
Income taxes paid	-	-	-
Net Cash Flows Used in Operating Activities	(966,882)	(550,574)	(1,517,456)

Cash Flows From Investing Activities
Purchase of intangible assets	-	(500,000)	(500,000)
Purchase of equipment	(99,847)	(23,313)	(123,160)
Net Cash Flows Used in Operating Activities	(99,847)	(523,313)	(623,160)

Cash Flows From Financing Activities
Proceeds from sale of stock	957,113	849,700	1,806,813
Proceeds of loans or notes	288,200	625,550	913,750
Repayment of loans or notes	(179,330)	(400,372)	(579,702)
Net Cash Flows Provided By Financing Activities	1,065,983	1,074,878	2,140,861

Net Increase (Decrease) in Cash	(746)	991	245
Cash and Cash Equivalents at Beginning of Period	991	-	-
Cash and Cash Equivalents at End of Period	$245	$991	$245

Supplemental Schedule of Non-Cash Financing Activities
Non-cash transactions
Stock issued for payment of note payable	$131,963	$-	$131,963
Stock issued for payment of services	$128,186	$-	$128,186
Stock issued to employees - bonus	$400,000	$-	$400,000
Warrants issued to employees at a discount - compensation	$438,888	$-	$438,888
Warrants issued to vendors at a discount	$228,000	$-	$228,000
Stock and options issued - reduction of accrued wages	$-	$15,000	$15,000
Warrants issued to vendor for professional services	$200,000	$-	$200,000

Supplemental Schedule of Non-Cash Investing Activities
Non-cash transaction
Stock issued for purchase of fixed assets	$9,125		$9,125
Warrants issued to vendor for costs attributable to the proposed offering	$200,000		$200,000
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-e-DOC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOW
For the Year Ended December 31, 2001 and for the Period from Inception, March 9, 2000, to December 31, 2001 and 2000

	Year Ended	March 9, 2000 Inception to
	December 31,	December 31,	December 31,
	2001	2000	2001
Reconciliation of Net Loss to Net Cash Flows Used in
Operating Activities:
Net Loss	$(3,495,552)	$(1,184,020)	$(4,879,572)
Add items not requiring outlay of cash:
Depreciation and amortization	22,092	8,946	31,038
Expenses paid by issuing stock	727,986	-	527,986
Expenses paid by issuing stock at a discount	666,888	-	392,088
Cash was increased by:
Increase in accounts payable	306,430	443,355	749,785
Increase in accrued wages and payroll taxes payable	842,149	181,412	1,023,561
Increase in other current liabilities	8,646	5,895	14,541
Cash was decreased by:
Increase in prepaid assets	(2,781)	(6,162)	(8,943)
Increase in other assets	(42,740)	-	(42,740)
Net Cash Flows Used in Operating Activities	$(966,882)	$(550,574)	$(1,517,456)
See accompanying summary of accounting policies, notes to financial statements and independent accountants’ review report.

SECURIT-E-DOC, INC.
(A Development Stage Company)

Notes To Financial Statements

Note A – Nature of Operations

Securit-e-Doc, Inc. (the "Company") was incorporated in the State of Delaware in March 2000 to develop software that enables the secure transport of digital files and documents via the Internet or an intranet and the additional protection of that data while stored on a connected web server. The Securit-e-Doc® system provides a server-based communication system, similar in capacity to a virtual e-mail system. The system can function as a secure augment to your current architecture.

The Securit-e-Doc® system is a secure point-to-point method to deliver and store data files of unlimited size, with absolute confidence that only the intended recipient or group will have access to the information.

Securit-e-Doc® insures that critical data stored on a server remains protected at all times using powerful encryption.

Securit-e-Doc® allows only authorized users access to data. Individuals can collaborate with complete privacy. Additionally, all system transactions are logged, for audit purposes, allowing for proof of access to specific information. The Securit-e-Doc® system is both a cost-effective and viable communications protocol for the Federal Bureau of Investigation’s Criminal Justice Information Services Advisory Policy Board (CJIS), making it a compliant software solution.

In October 2000 Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging Securit-e-Doc, Inc. , the Delaware Corporation, (merging corporation) into Securit-E-Doc Reincorporation, Inc., the Florida Corporation (surviving corporation). The merger became effective upon the filing of the Agreement with the Secretary of State of Delaware and filing the Articles of Merger with the Secretary of State of Florida.

The stockholders of the merged corporation received five (5) Shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note B – Summary of Significant Accounting Policies

Basis of Presentation, Use of Estimates – The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purposes of the Statement of Cash Flows, the Company has defined cash equivalents as highly liquid investments, with original maturities of less than ninety days, that are not held for sale in the ordinary course of business.

Depreciation – Property and equipment is recorded at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Management reviews long-lived assets annually for impairment.

The useful lives assigned to property and equipment to compute depreciation are:

Computer hardware	5 years
Furniture, fixtures and equipment	7 years
Leasehold improvements	5 years

Revenue Recognition – The Company’s revenue recognition policy is consistent with Statement of Position No. 97-2, Software Revenue Recognition, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees will be recognized when an agreement has been signed, delivery of the product has occurred, the fee is fixed or determinable, and collectibility is probable. Other service revenue is derived from related maintenance and support contracts. The revenue from maintenance contracts is to be recognized on a straight-line basis over the life of the related agreement.

Earnings (Loss) Per Share – In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of (1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common Shares such as outstanding common stock options; and (2) basic earnings per share which includes the effect of outstanding common Shares but excludes dilutive potential common Shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common Shares are included in the computation of any diluted per share amount when a loss from continuing operations exists. The number of potential dilutive Shares excluded from the Company’s calculation of diluted earnings per share based on their anti-dilutive effect was 1,069,333 and 1,069,333 respectively for the year ended December 31, 2001 and the period from inception, March 9, 2000, to December 31, 2001. In 2002, the board of directors authorized a one for three reverse stock split effective June 1, 2002. The number of Shares of common stock, warrants and options outstanding has been restated in the financial statements to reflect the reverse split. The par value of the common stock remained at $.0001.

	Loss (Numerator)	Shares (Denominator)	Per Share Amount
For the year ended December 31, 2001: Basic earnings per share
Loss applied to common stockholders	$(3,495,552)	30,226,427	$(0.12)
For the period from inception, March 8, 2000, to December 31, 2001:
Basic earnings per share
Loss applied to common stockholders	$(4,679,572)	29,351,514	$(0.16)

Income Taxes – The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realization of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Note C – Business Combination

Securit-e-Doc, Inc. (merged corporation) was incorporated in the State of Delaware in March 2000. In October 2000, Securit-e-Doc Reincorporation, Inc. was incorporated in the State of Florida for the purpose of merging the assets and liabilities of Securit-e-Doc, Inc. (the Delaware corporation)

The stockholders of the merged corporation received five (5) Shares of common stock of the surviving corporation for each share of stock they held in the merged company. In accordance with the Adoption of Agreement of Plan of Merger, Securit-e-Doc, Inc. ceases to exist and all of the estate, property, rights, privileges, powers, and franchises that the company was vested in and held and enjoyed inure to the benefit of Securit-e-Doc Reincorporation, Inc. (surviving corporation). The surviving company assumed all of the obligations of the merged company. Securit-e-Doc Reincorporation, Inc. filed Articles of Merger with the State of Florida in October 2000 to change its name to Securit-e-Doc, Inc. The transaction was accounted for as a pooling of interest.

Note D – Prepaid Expenses

Prepaid expenses consist of insurance premiums paid in advance.

Note E – Property and Equipment

Property and equipment at December 31, 2001 and 2000, consisted of the following:

	December 31, 2001	December 31, 2000
Computer hardware	$ 33,376	$ 14,449
Furniture, fixtures and equipment	87,977	8,864
Leasehold improvements	10,932	-
Total Cost	132,285	23,313
Accumulated depreciation	(11,246)	(1,654)
Net Property and Equipment	$121,039	$ 21,659

Depreciation expense for the year ended December 31, 2001 and for the period from inception, March 9, 2000 to December 31, 2001 is $9,592 and $11,246 respectively.

Note F – Intangible Asset

Intellectual property, acquired at a cost of $500,000, consists of the software and encryption developed to provide secure transport of digital files and documents via the intranet and the additional protection afforded data storage on a connected web server. The intellectual property was acquired in April 2000 from a company wholly owned by the Chief Executive Officer of the Company. The cost of the intellectual property, for the periods presented, is being amortized using the straight-line basis over 40 years in accordance with Accounting Principal Board Opinion (APBO) 17. Amortization expensed in 2001 is $12,500. In the year beginning January 1, 2002, the asset will be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired in accordance with Statement of Financial Accounting Standards (SFAS) 142.

Note G – Deposits

Deposits at December 31, 2001 consist of the following:

Utility deposits	$ 2,390
Security deposit – office lease	26,900
Last months rent – office lease	13,450
$42,740

Note H - Deferred Expenses

Deferred expenses represent incremental costs directly attributed to the proposed offering and will be charged against the gross proceeds of the offering.

Note I – Life Insurance

The Company owns a yearly renewable term life insurance policy on the Chief Executive Officer of the Company with a face value in the amount of $1.75 million. The annual premium on the key man life insurance policy in 2001 was $6,070.

The annual premiums for the term life insurance policy for the following five years are:

2002	$ 6,875
2003	$ 7,575
2004	$ 8,363
2005	$ 9,168
2006	$10,218

Note J - Accounts Payable Related Party

The Company owes approximately $56,000 at December 31, 2001 to entities wholly owned by the Chief Executive Officer of the Company. The Company conducted approximately $85,000 worth of business with these companies in 2001. In addition, the Company owes approximately $4,000 to two members of the board of directors for reimbursement of expenses.

Note K – Accrued Wages and Payroll Taxes Payable

The Company was unable to meet payroll for certain employees in the year 2000 and 2001. Salaries and the related payroll taxes in the amounts of $166,412 and $842,949 are accrued in the years 2000 and 2001 respectively. In the year 2000, 25,000,000 Shares of common stock were issued as founders’ Shares to the Chief Executive Officer. The cost of this stock was offset in 2000 by reducing the accrued wages for Chief Executive Officer by $15,000 ($.0006 per share).

Note L – Other Current Liabilities

Other current liabilities at December 31, 2001 and 2000 consisted of the following:

	2001	2000
Accrued interest	$ 14,541	$ -
Insurance loan payable	-	5,895
	$ 14,541	$ 5,895

Note M – Loans Payable

Loans payable at December 31, 2000 consist of non-interest bearing, noncollateralized loans from the Chief Executive Officer or entities that are wholly owned by the Chief Executive Officer of the Company. The loans were repaid in 2001.

Note N – Long – Term Debt

Long-term debt and notes payable to employees and relatives of employees at December 31, 2001 and 2000 consist of:

	2001	2000
A 9.5% note payable dated March 9, 2000, with six monthly installments of $88,012 commencing June 1, 2000. The note was for the acquisition of intellectual property related to Securit-e-Doc® and SITT® proprietary technology. The note was paid in full in 2001. (See Note F)	$ -	$100,000

Four non-collateralized notes payable to Company employees or relatives with interest ranging from 14.65% to 18%. Monthly payments of principal and interest range from $372 to $720. The notes mature on June 30, 2002. The Company issued 483,209 warrants in 2001 to the holder of various notes that could be purchased at a 75% discount from fair market value when exercised and applied as principal reduction. 437,825 warrants were exercised and principal was reduced $130,763. An additional 1,384 warrants were exercised at fair market value ($1.20) reducing debt by $1,000 and accrued interest by $661. Interest accrued on the notes through December 31, 2001 was $12,000.	51,807	84,178
A non-collateralized note payable to a relative of a director of the Company dated April 26, 2001 with interest at 14.65%. The note calls for twelve monthly payments of principal and interest of $13,514. The note matures on November 30, 2002. Interest accrued at December 31, 2001 is $2,541.	149,478	-
Total Long-Term Debt	201,285	184,178
Less Current Portion	201,285	142,089
Net Long-Term Debt	$-	$42,089

The long-term notes payable mature as follows:

December 31
2001	$-	$142,089
2002	201,285	42,089
	$201,285	$184,178

Note O – Warrants

The Board of Directors authorized the grant of 1,508,542 warrants to various employees and vendors in 2001. The fair value of each option on the grant date was equal to the sales price of a share of common stock to unrelated investors during the same period, $1.20. The compensation and services recorded at the date of grant equaled the number of warrants granted times the underlying value of a common share of stock ($1.20) times the discount given. The following schedule shows the number of warrants issued, the discount from the fair value of the exercise price, term of the warrant, and the amount of compensation or services recorded at the date of exercise through December 31, 2001.

The Board of Directors authorized the grant of 1,508,542 warrants to various employees and vendors in 2001. The terms of the warrants issued were as follows:

2001	Warrants Issued	Discount Price	Terms in Months	Compensation and Services Recorded
Employees	155,209	75%	36	$138,888
Directors	333,333	75%	36	300,000
CR Capital Services	333,334	0%	60	400,000
Swartz LLC	500,000	10%	84	60,000
Other Vendors	186,666	75%	36	168,000
Total	1,508,542			$1,066,888

The following schedule shows the number of warrants exercised through December 31, 2001. The 25% of the exercise price represents the amount of debt that was reduced in lieu of cash received from employees through December 31, 2001.

2001	Warrants Exercised	25% Cash Reduction of Debt
Employees	103,209	$31,763
Directors	333,333	100,000
Total	436,542	131,763

A summary of the status of the Company's warrants outstanding at December 31, 2002 is presented below.

January 1, 2001	0
Granted	1,508,542
Exercised	(436,542)
Forfeited/Expired	0
December 31, 2001	$1,072,000

Paid in capital	$ 523,851
Reduction of debt	$ 131,763
Compensation	$ 392,088

A summary of the status of the Company’s warrants outstanding at December 31, 2001 is presented below.

Note P – Income Taxes

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

December 31, 2001 (000) omitted
Loss carry forward for tax purposes	$4,205
Deferred tax asset (34%)	$1,430
Valuation allowance	$(1,430)
Net deferred tax asset	$-

At December 31, 2001, the Company had federal income tax net operating loss carry forward of approximately $4,205,000 which will expire through the year 2022.

Year of Expiration	Amount
2021	1,184,000
2022	3,496,000

Note Q - Common Stock Issued for Services/Compensation

Management places the same value per share on the common shares issued for payment for professional and consulting services and acquisition of equipment at the value per share of common stock that was being sold to investors during the approximate same period of time. The value of the services rendered and the equipment acquired approximated the sum of the value of shares issued times the value per share of common stock being sold to investors. In 2001 and 2002, shares of common stock were sold at approximately $1.20 per share.

Note R – Effects of Inflation

Management places the same value per share on the common shares issued for payment for professional and consulting services and acquisition of equipment at the value per share of common stock that was being sold to investors during the approximate same period of time. The value of the services rendered and the equipment acquired approximated the sum of the value of shares issued times the value per share of common stock being sold to investors. In 2001 and 2002, shares of common stock were sold at approximately $1.20 per share.

Note S – Related Party Transactions

The Company acquired its intellectual property, as more fully described in Note F, from a company wholly owned by the Chief Executive Officer of the Company.

The Company owes approximately $56,000 at December 31, 2001 to entities wholly owned by the Chief Executive Officer of the Company. The Company conducted approximately $85,000 worth of business with these companies in 2001. The Company owes approximately $4,000 to two members of the board of directors for reimbursement of expenses.

The notes payable described in Note M are from employees, their relatives or others affiliated with the Company.

Note T – Research and Development

Estimated research and development costs relating to the improvement and upgrading of intellectual property charged to expense in 2001 and 2000 is $336,000 and $173,000 respectively.

Note U – Recent Accounting Pronouncements

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the Staff’s views in applying generally accepted accounting principles to revenue recognition in financial statements. We adopted SAB 101 in our fiscal quarter beginning July 1, 2001. The adoption of SAB 101 had no impact to our operating results and financial position.

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 138). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge accounting criteria are met. We adopted SFAS No. 133 in our fiscal quarter beginning July 1, 2001. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities.

In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, among other things, eliminate the pooling of interests method of accounting for future acquisitions and require that goodwill no longer be amortized, but instead be subject to impairment testing at least annually. SFAS No. 142 must be adopted in fiscal years beginning after December 31, 2001 as of the beginning of the fiscal year. Companies with fiscal years beginning after March 15, 2001 may early adopt provided they have not yet issued their first quarter financial statements. Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre-SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No. 142, intangible assets with definite useful lives will be amortized to their estimable residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The Company’s current yearly amortization of intangible assets is approximately $12,500. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company’s consolidated financial statements as of the date of this report.

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore, assets will be increased; and depreciation and accretion expense will be higher in the later years of an assets life than in earlier years. The Company adopted SFAS No. 143 at January 31, 2002. The adoption of SFAS No. 143 had no impact on the Company’s operating results or financial position.

The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived assets. An impairment loss is recognized if the carrying amount of a long-lived group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group. Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that its carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets that are not amortized. The Company adopted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company’s operating results or financial position.

Note V – Recoverability of Assets and Going Concern

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show that the current liabilities exceed current assets by approximately $1.9 million at December 31, 2001 and that the Company has incurred net operating losses since inception. It has not established revenues sufficient to cover operating costs and to allow it to continue as a going concern.

Management intends to raise working capital in the near future through the equity markets in the form of an initial public offering. In addition, management expects to begin sales in mid 2002. In order to fund operations in the short-term, management intends to raise capital from additional loans from officers and directors of the Company. In the mid to long-term, management intends to raise capital through revenue from sales, deposits on contracts from customers, and the sale of equity under a separate class of preferred stock.

Note W – Commitments and Contingencies

The Company leases office facilities under an operating lease that expires on February 15, 2004. The lease provides one year and three year renewal options provided that the Company is not in default and provides 180 days written notification of intent to renew. Future minimum lease payments including sales tax as of December 31, 2001 are:

Years ending	Amount
December 31, 2002	$ 200,163
December 31, 2003	207,595
December 31, 2004	215,045
December 31, 2005	222,486
December 31, 2006	229,929
Total Minimum Lease Payments	$1,075,218

Rent expense on office facilities for the year ended December 31, 2001 and for the period March 9, 2000 (date of inception) to December 31, 2001 is $125,198 and $149,699 respectively.

The Company leases a copy machine under an operating lease that expires on October 31, 2004. Future minimum lease payments including sales tax as of December 31, 2001 are:

Years ending	Amount
December 31, 2002	$ 15,124
December 31, 2003	15,124
December 31, 2004	12,603
Total Minimum Lease Payments	$ 42,851

Rent expense for related office equipment for the year ended December 31, 2001 and for the period March 9, 2000 (date of inception) to December 31, 2001 is $3,077 and $6,452 respectively.

The Company has had a dispute with two former employees regarding claims for salary and their entitlement to certain Shares that had been issued to these former employees. The Company believes that the 375,000 Shares previously issued are subject to cancellation because of the actions of the former employees both during and after the termination of their employment. The value of the Shares previously issued to the former employees was less than $3,500, based upon determination of the board of directors at the date of the issuance. The former employees recently dismissed their claims without prejudice. The Company further believes that it has meritorious defenses and has its own claims for breach of contract, violation of non-competition/non-circumvention agreement, among other claims, both state and federal, against the former employees. The Company believes that it would not be materially adversely affected by the outcome of any possible proceeding with its former employees. The Company earmarked 875,000 Shares of its common stock to settle any further disputes, if any, that may arise from this matter.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Chapter 607.0850 of the Florida Statute

Indemnification of officers, directors, employees, and agents.

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors whom were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;
(c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or
(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;
(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or
(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

(10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(11) For purposes of this section:

(a) The term "other enterprises" includes employee benefit plans;
(b) The term "expenses" includes counsel fees, including those for appeal;
(c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;
(d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;
(e) The term "agent" includes a volunteer;
(f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and
(g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

Our bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Commission Policy

Insofar as indemnification for liabilities under the Securities Act of 1033 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following sets forth the estimated expenses and costs in connection with the issuance and distribution of securities being registered hereby. All expenses related the registration of securities by selling shareholders will be borne by the Company.

SEC Registration Fee

$2,055

Offering Expenses(1)
$90,000
Accounting Fees and Expenses
$15,000
Legal Fees and Expenses
$20,000
Printing expenses (estimated)
$5,000
Trustees' and transfer agents' fees (estimated)
$3,000
Listing Fees for the NASD BBX (estimated)	$5,000
TOTAL

$140,055

(1)The Offering Expenses are the direct costs of the Company for two designated employees, who will report to Robert H. Barron and Walter Brannock. The costs for the two designated employees of $90,000 is fixed, is not based upon commissions, will not vary during the six months offering period, and will not be dependent, either directly or indirectly, on transactions in the Company's securities.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following information is given with regard to unregistered common stock sold by the Company during the past three years, including the dates and amounts of securities sold; the persons to whom we sold the securities; the consideration received in connection with such sales and if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. None of the selling shareholders currently have open positions in our Shares.

Date	Title	Amount	Persons	Cash or non-cash consideration
10/27/00	Common	25,000,000	Robert H. Barron (a)	Founders Shares valued at $.0002 (1) (2)
02/08/02	Common	333,334	Helen M. Barron (b)	Founders Shares valued at $.0002 (1) (2)
12/20/01	Common	1,166,668	Walter Brannock (c)	Founders Shares valued at $.0002 (1) (2)
02/05/01	Common	416,667	Dean Turpin	Founders Shares valued at $.0002 (1) (2)
02/05/01 to 12/07/01	Common	3,944,446	Susan J. Stone (d)	Private Sale to Director at $.825 (1); private sale to pension fund at $.99 (1) and options exercised at $.30
02/05/01	Common	41,667	Anthony Catanese	Services as a Director valued at $4,000 (2)
02/05/01	Common	833,334	John Linstroth	Founders Shares valued at $.0002 (1)
02/05/01	Common	8,334	Marilyn Scherf	Private Placement at $1.20 (1)
02/05/01	Common	41,667	The Shepard Family Trust	Private Placement at $1.20 (1)
02/05/01	Common	26,250	Congress Prof. Partners, L.L.P. (h)	Private Placement at $1.20 (1)
02/05/01- 03/16/01	Common	11,667	Ronald J. Pabor	Private Placement at $1.20 (1)
02/05/01- 04/11/01	Common	8,334	B. Oliver & K. Gordon	Private Placement at $1.20 (1)
02/05/01	Common	8,334	S. & J. Hoxter	Private Placement at $1.20 (1)
02/05/01	Common	8,334	G. & R. Holton, Jr.	Private Placement at $1.20 (1)
02/05/01- 12/31/01	Common	16,667	Donald Singer	Private Placement at $1.20 (1)
02/05/01 to 11/21/01	Common	8,334	D. Reynolds & R. Reeg	Private Placement at $1.20 (1)
02/05/01	Common	8,334	Steven Ernstein	Private Placement at $1.20 (1)
02/05/01	Common	8334	John & Judy Tulotta	Private Placement at $1.20
02/05/01	Common	8,334	Richard D. Schuler	Private Placement at $1.20 (1)
02/05/01	Common	16,667	Steve, Michael and Eric Pasin	Private Placement at $1.20 (1)
02/05/01 to 02/08/02	Common	31,385	Jody Tulotta (e)	Services as an employee valued at $5,000 (2) and Private Placement at $1.20 (1) and Options exercised at $.30
02/05/01	Common	8,334	R. Thompson & K. Delgado	Private Placement at $1.20 (1)
02/05/01	Common	11,000	B. Younie & P. Moore	Private Placement at $1.20 (1)
02/05/01	Common	12,500	Toni Hollis	Private Placement at $1.20 (1)
02/05/01	Common	16,667	Peter Russo	Private Placement at $1.20 (1)
03/16/01 to 12/31/01	Common	20,833	Ronald Wynne	Private Placement at $1.20 (1)
03/16/01- 04/26/02	Common	11,667	Kevin Landers	Private Placement at $1.20 and $1.50(1)
03/16/01	Common	10,000	D. & W. Potter	Private Placement at $1.20 (1)
03/16/01	Common	166,667	Thomas J. Craft, Jr.	Securities compliance services (3)
03/16/01	Common	166,667	Richard Rubin	Securities compliance services (3)
03/16/01	Common	83,334	Ivo Heiden	Securities compliance services (3)
05/08/02	Common	6,667	Jory Gaier	Private Placement at $1.50 (1)
04/30/02	Common	3334	Roman Fisher	Services as a Director valued at $4,000 (2)
04/11/01	Common	8,334	C. J. & P McCutcheon	Private Placement at $1.20 (1)
04/11/01	Common	8,334	Barbara Schwartz	Private Placement at $1.20 (1)
02/05/01- 02/25/02	Common	126,000, 65,876	Robert & Debra Stickler	Services as an employee valued at $3,700 (2) Private Placement at $1.20 (1) and Options exercised at $.30
06/18/01	Common	26,667	Vicki Klein (f)	Services as an employee (2), Options exercised at $.30
06/18/01- 09/20/01	Common	26,667	Juanita Reeg	Private Placement at $1.20 (1)
6/22/01- 01/08/02	Common	62,500	Equitex Trading Ltd.	Private Placement at $1.20 (1)
10/12/01	Common	25,000	Tammy M. Anderson	Private Placement at $1.20 (1)
10/22/01	Common	166,667	M. & K. Frank	Private Placement at $1.20 (1)
07/27/01- 02/5/02	Common	145,833	Lefcourt International	Private Placement at $1.20 (1)
10/08/01	Common	20,000	KPR Associates, Inc.	Services valued at $20,000 (2)
11/21/01- 03/12/02	Common	3,334 3,334	Robert W. Taylor	Private Placement at $1.20 (1) Private Placement at $1.50 (1)
11/21/01	Common	166,667	Todd A Morici	Private Placement at $1.20 (1)
11/21/01	Common	1,667	Ted Taylor	Services valued at $500 (2)
03/11/02	Common	25,000	Jerome Morici	Private Placement at $1.50 (2)
12/31/01	Common	7,605	Jesse Russell	Services valued at $9,500 (2)
01/09/02	Common	12,500	Liberty Capital	Private Placement at $1.20 (1)
04/16/02	Common	6,667	David Dubov	Private Placement at $1.50 (1)
03/01/02	Common	16,667	470 Prospect Ave. Investment L.L.P. (i)	Private Placement at $1.50 (1)
03/27/02	Common	66,667	Charles Morin	Private Placement at $1.50 (1)
03/14/02	Common	33,334	L. & K. Vecellio	Private Placement at $1.50 (1)
03/11/02	Common	10,000	Kathryn Gilbert	Private Placement at $1.50 (1)
03/08/02	Common	10,000	Bruce Ravdin	Private Placement at $1.50 (1)
03/11/02	Common	6,667	Ian Creighton	Private Placement at $1.50 (1)
03/07/02	Common	10,000	Robert M. Richter	Private Placement at $1.50 (1)
03/12/02	Common	16,667	J. & C. Fragola	Private Placement at $1.50 (1)
03/07/02	Common	3,334	Robert Naletko	Private Placement at $1.50 (1)
03/12/02	Common	20,000	D. & G. Chirichillo	Private Placement at $1.50 (1)
03/16/01	Common	10,000	D. & W. Potter	Private Placement at $1.20 (1)
03/22/02	Common	33,334	Robert Caruso	Private Placement at $1.50 (1)
03/05/02	Common	20,000	Lisa Kriwinsky	Private Placement at $1.50 (1)
02/22/02	Common	33,334	J. Joseph Grandmaison	Private Placement at $1.50 (1)
03/15/02	Common	43,334	Louis B. Bertoni	Private Placement at $1.50 (1)
03/21/02	Common	50,000	Kenji Higuchi	Private Placement at $1.50 (1)
01/14/02	Common	9,167	Richard A. Guarino	Private Placement at $1.50 (1)
01/16/02	Common	4,500	Tom F. Staudinger	Private Placement at $1.50 (1)
01/14/02- 04/23/02	Common	30,267 13,600	J & I. Staudinger	Private Placement at $1.20 (1) Private Placement at $1.50 (1)
05/06/02	Common	33,334	J.J. & A. Gaier	Private Placement at $1.50 (1)
02/07/02	Common	33,334	Joseph D. Duwan	Private Placement at $1.50 (1)
05/09/02	Common	3,334	Ivan Hoser	Private Placement at $1.50 (1)
02/23/02	Common	6,667	John T. Jenkins	Private Placement at $1.50 (1)
02/19/02	Common	4,834	Nicholas Tselepis	Private Placement at $1.50 (1)
05/03/02	Common	6,667	Charles Petersen	Private Placement at $1.50 (1)
05/09/02	Common	6,667	Thomas Schopler	Private Placement at $1.50 (1)
01/14/02	Common	4,167	Susan T. Rupert	Private Placement at $1.20 (1)
01/14/02	Common	8,334	Noah Tenenbaum	Private Placement at $1.20 (1)
01/14/02	Common	12,500	B. & C. Sziklay	Private Placement at $1.20 (1)
01/14/02	Common	16,667	James Hatch	Services provided valued at $20,000 (2)
01/14/02	Common	400,000	Hatchment Holdings, Inc.	Private Placement at $1.20 (1)
02/08/02	Common	33,334	Joseph C. Duwan	Private Placement at $1.20 (1)
03/11/02	Common	16,667	Alan Partis	Services as an employee valued at $20,000 (2)
02/08/02	Common	33,334	Brent Ravdin	Services as an employee valued at $40,000 (2)
02/08/02	Common	16,667	Mitchell Frank	Services as an employee valued at $20,000 (2)
02/08/02	Common	33,334	Dave Kleinman	Services as an employee valued at $30,000 (2)
02/08/02	Common	1,667	Sonny Blackburn	Services as an employee valued at $1,500 (2)
02/08/02	Common	4,443	June Hotchner	Services as an employee valued at $2,000 (2) and exercised options at $.36
02/08/02- 02/25/02	Common	8,333	Michael Juliano	Services as an employee valued at $5,000 (2)
04/11/01- 02/08/02	Common	48,334	Bo Griffin	Services as an employee valued at $32,600 (2)
02/08/02	Common	1,667	Jeff Brooke	Services as an employee valued at $1,500 (2)
02/08/02	Common	3,334	Tom Lockwick	Services as an employee valued at $2,000 (2)
02/08/02	Common	63,334	Akerman Senterfit, Edison PA	Services valued at $93,000 (2)
02/08/02- 02/05/01	Common	33,334 250,000	Charles Gaspari and G&G Sports, Inc.	Services valued at $35,000 (2)
05/08/02	Common	16,667	Jerald Berkowitz	Services as an employee valued at $20,000 (2)
02/25/02	Common	1,000	Vicki Klein	Services valued at $1,000 (2)
02/25/02	Common	6,667	John T. Jenkins	Private Placement at $1.20 (1)
02/05/01- 11/15/01	Common	333,334	Harley B. Fischel	Founders shares valued at $.0002 (1)(2)
02/05/01- 11/15/01	Common	333,334	Sean M. Labrie	Founders shares valued at $.0002 (1) (2)
02/05/01	Common	250,000	Raymond Sattaur (g)	Services as an employee (2)
02/05/01	Common	125,000	Debbie Hoskin (g)	Services as an employee (2)
02/05/01	Common	125,000	Timothy Johnson	Services as an employee valued at $1,200 (2)
02/05/01- 07/07/01	Common	125,000	Richard Backora	Services as an employee valued at $1,500 (2)
02/05/01	Common	14,334	John Balch	Services valued at $700 (2)
02/05/01	Common	11,001	Gregory Reynolds	Services valued at $550 (2)
02/05/01	Common	8,334	Darin C. Harris	Services valued at $400 (2)
02/05/01	Common	1,667	Jason Desilva	Services valued at $100 (2)
02/05/01	Common	1,667	Jonathon Younie	Services valued at $100 (2)
02/05/01	Common	8,334	Shawn Camp	Services valued at $400 (2)
02/05/01	Common	8,334	Heather Benjamin	Services as an employee valued at $400 (2)
05/17/02	Common	20,000	Charles Tomasino	Private Placement at $1.50 (1)
05/17/02	Common	30,000	H. & L. Zucker, JTIE	Private Placement at $1.50 (1)
05/17/02	Common	20,000	Samuel Katz	Private Placement at $1.50 (1)
05/17/02	Common	30,000	Mark Hollander	Private Placement at $1.50 (1)
05/23/02	Common	10,000	Robert Goldberg	Private Placement at $1.50 (1)
05/23/02	Common	160,000	Sullivan Group Financial, LP(4)	Private Placement at $1.50 (1)
05/23/02	Common	20,000	Terry Teachout	Private Placement at $1.50 (1)
05/23/02	Common	36,000	Robert A. Demell	Private Placement at $1.50 (1)
05/23/02	Common	60,000	Eventus Capital LP(5)	Private Placement at $1.50 (1)
05/23/02	Common	50,000	John R. Haynie, Jr.	Private Placement at $1.50 (1)
05/23/02	Common	50,000	Edward Cusato	Private Placement at $1.50 (1)
05/23/02	Common	20,000	Dr. Barry H. Galison Rev. Trust(6)	Private Placement at $1.50 (1)
05/23/02	Common	10,000	Gene Gromberg	Private Placement at $1.50 (1)
05/31/02	Common	150,000	J. & S. Leeds	Private Placement at $1.50 (1)
05/31/02	Common	50,000	Anthony J. Pope	Private Placement at $1.50 (1)
05/31/02	Common	10,000	Karl Schleelein	Services as an employee valued at $10,000(2)
06/05/02	Common	2,667	Tom F. Staudinger	Private Placement at $1.50 (1)
06/05/02	Common	10,000	David Levitt	Private Placement at $1.50 (1)
06/05/02	Common	16,667	S. & E. Ernest-Jones	Private Placement at $1.50 (1)
06/18/02	Common	20,000	Brent Ravdin	Services as an employee valued at $20,000(2)
07/01/02	Common	27,000	J. Grandmaison	Private Placement at $1.50 (1)
07/09/02	Common	13,334	S. & F. Gittleson	Private Placement at $1.50 (1)
07/19/02	Common	20,000	Melissa Lopat	Private Placement at $1.50 (1)
07/19/02	Common	10,000	Nolasco P. Novio	Services as an employee valued at $10,000 (2)
07/19/02	Common	166,667	Steven M. O'Leary	Services as an employee valued at $66,666 (2)

(a) Robert H. Barron, Founder, CEO, President and Chairman of the Board were issued 25,000,000 Shares as a founder. He gifted 4,783,334 Shares to immediate family members and other accredited investors for no consideration. He also sold 200,000 shares to accredited investors in a private sale for $1.20 per share. The Company believes that these transactions were exempt from registration pursuant to Section 4(1) of the Act as transactions by persons other than the issued and were private, isolated, non-recurring transactions not involving any public solicitation. The donee in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. All donees received adequate information about the Company and had access through relationships to the donor to such information.

(b) Helen M. Barron is the wife of Robert H. Barron. Mr. Barron disclaims beneficial ownership of these Shares.
(c) Includes 203,334 Shares owned of record and beneficially by Walter Brannock and his wife and 833,334 shares owned of record and beneficially by Chandler Marie, LLC, of which Mr. Brannock owns 50%. Mr. Brannock also gifted 130,000 Shares from his original founders Shares to immediate family members and other accredited investors for no consideration. The Company believes that these transactions were exempt from registration pursuant to Section 4(1) of the Act as transactions by persons other than the issuer and were private, isolated, non-recurring transactions not involving any public solicitation. The donee in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. All donees received adequate information about the Company and had access through relationships to the donor to such information.
(d) Mrs. Stone is a director of the Company and the administrator of the D. Stone Industries Pension Fund. Mrs. Stone purchased 3,333,334 Shares individually at $.825, adjusted for the June 1, 2002, recapitalization. Mrs. Stone exercised options to purchase 133,334 Shares at $.30 per Share. Mrs. Stone’s husband, Dan Stone, was granted options to purchase 200,000 Shares, which were exercised at $.30 per Share. 277,778 Shares were purchased by D. Stone Industries pension fund at $.99 per share. Mr. Stone has the dispositive and voting power of the shares held by D. Stone Industries Pension Fund, . Mrs. Stone disclaims beneficial ownership of the pension fund or the Shares owned by Dan Stone individually. In addition, Mrs. and Mr. Stone are "accredited investors" (as that term is defined in Rule 501(a)(3) promulgated under the Act).
(e) Judy Tulotta is an employee of the Company and was issued 8,334 Shares for services provided. 23,051 Shares purchased of which 8,334 was purchased in a Private Placement at $1.20 and 14,717 was purchased by exercising options at $.30.
(f) Includes 26,667 Shares acquired upon exercise of an option. Vicki Klein, an employee, was granted the options and the Shares underlying this option were jointly owned by Vicki Klein and here daughter, Kimberly Klein. Vicki Klein gifted the 26,667 Shares to her daughter Kimberly Klein. The Company believes that this transactions was exempt from registration pursuant to Section 4(1) of the Act as a transaction by persons other than the issuer and were private, isolated, non-recurring transaction not involving any public solicitation. The donee represented her intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legend was affixed to the certificates issued in such transaction. The donee received adequate information about the Company and had access through her relationship to the donor to such information. Mrs. Klein also was granted 9,334 options for services provided.
(g) The Company believes that these Shares issued to former employees are subject to cancellation. See the discussion regarding these former employees under "Legal Proceedings" above.
(h) Brian P. Vassallo and Joseph Billotta have the dispositive and voting power of the shares held by Congress Professional Partners L.L.P.
(i) Michael McDevitt and Robert Zan have the dispositive and voting power of the shares held by 470 Prospect Avenue Investment Group, L.L.P.
(1) The Company believes that these transactions were exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. All recipients received adequate information about the Company, had access to such information and were provided with the Company's private placement memorandum. In addition, the purchasers were "accredited investors" (as that term is defined in Rule 501(a)(3) promulgated under the Act). The investors represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the certificates issued in such transactions. As a result of our one-for three share recapitalization effective June 1, 2002, the adjusted price of the private placement at $.40 per Share was $1.20 per Share and the adjusted price of the private placement at $.50 per Share was $1.50 per Share. The number of Shares in the table above reflects the recapitalization.
(2) The Company believes that Shares issued for services at the values provided above were validly issued pursuant to an exemption from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. All of the recipients were either: (a) accredited investors due to their position with the Company as officers, directors or key employees; and (b) persons with specific knowledge of the Company and with expertise in financial and business matters that they were able to evaluate the merits and risks associated with acceptance of restricted Shares for services in lieu of cash or other compensation.
(3) The Shares issued to these individuals were pursuant to a Securities Compliance Services Agreement between the Company and CR Capital Services, Inc. for bona fide securities compliance services based upon an exemption from registration pursuant to Rule 701 and Section 4(2) promulgated under the Act. The agreement between the Company and CR Capital Services valued the services at $100,000. The individuals who were issued the Shares are accredited investors and/or are sophisticated persons with specific knowledge of the Company and with expertise in financial and business matters that they were able to evaluate the merits and risks associated with acceptance of Shares for services. The services rendered by CR Capital Services included legal services and corporate securities compliance services, including preparation of this registration statement and were not related to capital raising activities.
(4) Martin R. Sullivan has the dispositive and voting power of the shares held by Sullivan Group Financial LP.
(5) R. Fisher and E. Rubenstein have the dispositive and voting power of the shares held by Eventus Capital LP.
(6) Dr. Barry H. Galison has the dispositive and voting power of the shares held by Dr. Barry H. Galison Rev. Trust LP.

ITEM 27. EXHIBITS.

Certain of the following exhibits are filed as part of this Registration Statement. The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description	Page No.
3 (i)	Articles of Incorporation as amended, filed with the Company's Form SB-2 on June 10, 2002	*
3 (ii)	By-laws, filed with the Company's Form SB-2 on June 10, 2002	*
4 (i) 1	Certificate of Designation of Series A Convertible Preferred Stock
5	Opinion re: Legality
10 (i) 1	Employment Agreement with Robert H. Barron, CEO, President and Chairman	*
10 (i) 2	Employment/Consulting Agreement with John J. Polo, Chief Operating Officer
10 (ii) 1	Lease Agreement between the Company and with Gedake - Landers Holding Ltd.	**
10 (iii) 1	Asset Purchase Agreement with Netsurfers Corporation
10 (iv)	Securities Compliance Agreement with CR Capital Services, Inc.
10 (v) 1	Redeemable Warrant Agreement between the Company and Susan J. Stone
10 (v) 2	Redeemable Warrant Agreement between the Company and Kimberly Klein
10 (v) 3	Redeemable Warrant Agreement between the Company and Robert and Debra Stickler
10 (v) 4	Redeemable Warrant Agreement between the Company and Frances Brannock
10 (v) 5	Redeemable Warrant Agreement between the Company and Jody Tulotta
10 (v) 6	Redeemable Warrant Agreement between the Company and David S. Bauer
10 (v) 7	Redeemable Warrant Agreement between the Company and Peyser Associates
10 (v) 8	Redeemable Warrant Agreement between the Company and Daniel and Susan J. Stone
10 (v) 10	Redeemable Warrant Agreement between the Company and Mitchell S. Frank
10 (v) 11	Redeemable Warrant Agreement between the Company and Todd Morici
10 (v) 12	Redeemable Warrant Agreement between the Company and Davis S. Bauer
10 (v) 13	Redeemable Warrant Agreement between the Company and Hatchment Holdings LLC
10 (v) 14	Redeemable Warrant Agreement between the Company and Valis Associates
10 (v) 15	Redeemable Warrant Agreement between the Company and SKDG LLP
10 (v) 16	Redeemable Warrant Agreement between the Company and Bruce Radvin
10 (v) 17	Redeemable Warrant Agreement between the Company and Swartz Equity LLC	**
10 (vi) 1	Option Agreement with Dean Turpin
10 (vi) 2	Option Agreement with Helen Barron
10 (vi) 3	Option Agreement with Walter Brannock
10 (vi) 4	Option Agreement with Debbie Stickler
10 (vi) 5	Option Agreement with Vicki Klein
10 (vi) 6	Option Agreement with Dave Kleinman
10 (vi) 7	Option Agreement with Jody Tulotta
10 (vi) 8	Option Agreement with Bo Griffin
10 (vi) 9	Option Agreement with Robert Barron
10 (vi) 10	Option Agreement with Michael Juliano
10 (vi) 11	Option Agreement with June Hotchner
10 (vii) 1	Solution Provider Agreement with ADS Infotech, LLC
10 (vii) 2	Solution Provider Agreement with Engineering and Professional Services Incorporated
10 (vii) 3	Solution Provider Agreement with Encryption Information, Inc.
10 (vii) 4	Solution Provider Agreement with EuroUScom GmbH
10 (vii) 5	Solution Provider Agreement with PC Services, LLC
10 (vii) 6	Solution Provider Agreement with Savvydata.com, Inc.
10 (vii) 7	Solution Provider Agreement with Suricata
10 (vii) 8	Solution Provider Agreement with Computing Concepts, Inc.
10 (viii) 1	Value Added Distributor Agreement with DISEC Inc.
10 (viii) 2	Value Added Distributor Agreement with Transglobal Security Systems, Inc.
10 (viii) 3	Value Added Distributor Agreement with Global e-Health Solutions, Inc.
10 (viii) 4	Value Added Distributor Agreement with E-Business-Plus, Ltd.
23	Consent of Accountants
99 (i) 1	FIPS 140-1 Validation Certificate
* Filed with the Company's Registration Statement on Form SB-2 on June 10, 2002
** To be filed by Amendment

ITEM 28. UNDERTAKINGS.

The Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of November 2002.

SECURIT-E-DOC, INC.

By: /s/ Robert H. Barron

Robert H. Barron

Title: President, Chief Executive Officer and Chairman

Date: November 8, 2002

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Robert H. Barron	CEO, President and Chairman	November 8, 2002
/s/ Dean Turpin	Executive Vice President and Director	November 8, 2002
/s/ Helen Barron	Executive Vice President and Director	November 8, 2002